     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 20, 1995

                                                      REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                          ENVIRODYNE INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                            3089                           95-2677354
(State or other jurisdiction      (Primary Standard Industrial            (I.R.S. Employer
     of incorporation or             Classification Number)            Identification Number)
        organization)

                         ------------------------------

                      SEE TABLE OF ADDITIONAL REGISTRANTS
                         ------------------------------

                          ENVIRODYNE INDUSTRIES, INC.
                           701 HARGER ROAD, SUITE 190
                           OAK BROOK, ILLINOIS 60521
                                 (708) 571-8800
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              STEPHEN M. SCHUSTER
                 VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                          ENVIRODYNE INDUSTRIES, INC.
                           701 HARGER ROAD, SUITE 190
                           OAK BROOK, ILLINOIS 60521
                                 (708) 571-8800
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                    Copy to:

                               DENNIS V. OSIMITZ
                                SIDLEY & AUSTIN
                            ONE FIRST NATIONAL PLAZA
                            CHICAGO, ILLINOIS 60603
                                 (312) 853-7000
                         ------------------------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                         ------------------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box / /
                         ------------------------------

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SECTION 8(A) MAY DETERMINE.

                                      CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------
      TITLE OF EACH CLASS                           PROPOSED MAXIMUM PROPOSED MAXIMUM
        OF SECURITIES                  AMOUNT TO     OFFERING PRICE      AGGREGATE       AMOUNT OF
      TO BE REGISTERED               BE REGISTERED    PER SECURITY    OFFERING PRICE  REGISTRATION FEE
- ------------------------------------------------------------------------------------------------------
12% First Priority Senior Secured
  Notes due 2000, Series B........    $151,500,000        100%        $151,500,000(1)     $52,242
- ------------------------------------------------------------------------------------------------------
Floating Rate First Priority
  Senior Secured Notes due 2000,
  Series D........................     $8,500,000         100%         $8,500,000(1)       $2,932
- ------------------------------------------------------------------------------------------------------
Guarantees of Series B Notes and
  Series D Notes..................         --              --               --             --(2)
======================================================================================================

(1) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee.

(2) Pursuant to Rule 457(n) no registration fee is payable with respect to the
    Guarantees.
======================================================================================================

- --------------------------------------------------------------------------------
                        TABLE OF ADDITIONAL REGISTRANTS

- -------------------------------------------------------------------------------------------------
                                                         PRIMARY STANDARD          I.R.S.
                                         STATE OR           INDUSTRIAL            EMPLOYER
                                    OTHER JURISDICTION    CLASSIFICATION       IDENTIFICATION
NAME                                 OF INCORPORATION         NUMBER               NUMBER
- -------------------------------------------------------------------------------------------------
Clear Shield National, Inc. .......     California             3089              95-2744847
- -------------------------------------------------------------------------------------------------
Sandusky Plastics, Inc. ...........      Delaware              3089              36-2749566
- -------------------------------------------------------------------------------------------------
Sandusky Plastics of Delaware,
  Inc. ............................      Delaware              3089              13-3312508
- -------------------------------------------------------------------------------------------------
Viskase Corporation................    Pennsylvania            3081              23-1919506
- -------------------------------------------------------------------------------------------------
Viskase Holding Corporation........      Delaware              3081              95-2761341
- -------------------------------------------------------------------------------------------------
Viskase Sales Corporation..........      Delaware              3081              36-3415851
- -------------------------------------------------------------------------------------------------

                          ENVIRODYNE INDUSTRIES, INC.
                 CROSS REFERENCE SHEET PURSUANT TO ITEM 501(B)
              OF REGULATION S-K SHOWING LOCATION IN THE PROSPECTUS
                  OF INFORMATION REQUIRED BY ITEMS OF FORM S-4

    ITEM AND HEADING IN FORM S-4 REGISTRATION
                    STATEMENT                            LOCATION OR CAPTION IN PROSPECTUS
- -------------------------------------------------   --------------------------------------------
  1.   Forepart of Registration Statement and
       Outside Front Cover Page of Prospectus....   Outside Front Cover Page; Inside Front Cover
                                                    Page
  2.   Inside Front and Outside Back Cover Pages
       of Prospectus.............................   Inside Front Cover Page; Outside Back Cover
                                                    Page
  3.   Risk Factors, Ratio of Earnings to Fixed
       Charges and Other Information.............   Prospectus Summary; Risk Factors; The
                                                    Company; Selected Historical Consolidated
                                                    Financial Data
  4.   Terms of the Transaction..................   Prospectus Summary; The Exchange Offer;
                                                    Description of Notes; Certain Federal Income
                                                    Tax Considerations
  5.   Pro Forma Financial Information...........   Prospectus Summary; Unaudited Pro Forma
                                                    Consolidated Financial Data
  6.   Material Contacts with the Company Being
       Acquired..................................   N/A
  7.   Additional Information Required for
       Reoffering by Persons and Parties Deemed
       to be Underwriters........................   Plan of Distribution
  8.   Interests of Named Experts and Counsel....   Legal Matters; Experts
  9.   Disclosure of Commission Position on
       Indemnification of Securities Act
       Liabilities...............................   N/A
 10.   Information with Respect to S-3
       Registrants...............................   N/A
 11.   Incorporation of Certain Information by
       Reference.................................   N/A
 12.   Information with Respect to S-2 or S-3
       Registrants...............................   N/A
 13.   Incorporation of Certain Information by
       Reference.................................   N/A
 14.   Information with Respect to Registrants
       Other than S-3 or S-2 Registrants.........   Outside Front Cover Page; Available
                                                    Information; Prospectus Summary; Risk
                                                    Factors; The Company; The Subsidiary
                                                    Guarantors; Capitalization; Unaudited Pro
                                                    Forma Consolidated Financial Data; Selected
                                                    Historical Consolidated Financial Data;
                                                    Management's Discussion and Analysis of
                                                    Financial Condition and Results of
                                                    Operations; Business; Management; Certain
                                                    Transactions
 15.   Information with Respect to S-3
       Companies.................................   N/A
 16.   Information with Respect to S-2 or S-3
       Companies.................................   N/A
 17.   Information with Respect to Companies
       Other than S-2 or S-3 Companies...........   N/A
 18.   Information if Proxies, Consents or
       Authorizations are to be Solicited........   N/A
 19.   Information if Proxies, Consents or
       Authorizations are not to be solicited, or
       in an Exchange Offer......................   Prospectus Summary; Management; Certain
                                                    Transactions

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   Subject to Completion dated July 20, 1995

PROSPECTUS

                          ENVIRODYNE INDUSTRIES, INC.

OFFER TO EXCHANGE ITS 12% FIRST PRIORITY SENIOR SECURED NOTES DUE 2000, SERIES
      B, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT FOR ANY AND
ALL OF ITS OUTSTANDING 12% FIRST PRIORITY SENIOR SECURED NOTES DUE 2000, SERIES A, AND ITS FLOATING RATE FIRST PRIORITY SENIOR SECURED NOTES DUE 2000, SERIES D,
  WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT FOR ANY AND ALL OF ITS
   OUTSTANDING FLOATING RATE FIRST PRIORITY SENIOR SECURED NOTES DUE 2000,
                                    SERIES C
                         ------------------------------

     The Exchange Offer will expire at 5:00 p.m., New York City time on
               , 1995, unless extended.

     Envirodyne Industries, Inc., a Delaware corporation ("Envirodyne" or the "Company"), hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange
(i) $1,000 principal amount of its new 12% First Priority Senior Secured Notes due 2000, Series B (the "New Series B Notes"), for each $1,000 principal amount of its outstanding 12% First Priority Senior Secured Notes due 2000, Series A (the "Old Series A Notes"), of which $151,500,000 aggregate principal amount is outstanding, and (ii) $1,000 principal amount of its new Floating Rate First Priority Senior Secured Notes due 2000, Series D (the "New Series D Notes" and collectively with the New Series B Notes, the "New Notes"), for each $1,000 principal amount of its outstanding Floating Rate First Priority Senior Secured Notes due 2000, Series C (the "Old Series C Notes" and collectively with the Old Series A Notes, the "Old Notes"), of which $8,500,000 aggregate principal amount is outstanding. The form and terms of the New Notes are the same as the form and terms of the Old Notes, except that the New Notes will have been registered under the Securities Act of 1933, as amended (the "Securities Act"). The New Notes will evidence the same debt as the Old Notes (which they replace) and will be issued under, and entitled to benefits of, the indenture governing the Old Notes dated as of June 20, 1995 (the "Indenture"). All references herein to the "Notes" shall be references to the Old Notes and/or the New Notes, whichever was, is or will be outstanding in the particular context. See "The Exchange Offer" and "Description of Notes."

     The Company will accept for exchange any and all Old Notes validly tendered
and not withdrawn prior to 5:00 p.m., New York City time, on               ,
1995, unless extended by the Company in its sole discretion (the "Expiration Date"). Tenders of Old Notes may be withdrawn at any time prior to the Expiration Date. The Exchange Offer is subject to certain customary conditions. See "The Exchange Offer." Old Notes may be tendered only in integral multiples of $1,000 principal amount.

     The Old Notes were sold on June 20, 1995 in a transaction not registered under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act. The New Notes are being offered to satisfy the obligations of the Company under the Exchange and Registration Rights Agreement relating to the Old Notes. See "The Exchange Offer -- Purpose and Effect of the Exchange Offer." New Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for resale, resold or otherwise transferred by the holders thereof (other than any holder which is an affiliate of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such New Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "The Exchange Offer -- Purpose and Effect of the Exchange Offer" and "Plan of Distribution."

     The Notes constitute securities for which there is no established trading market. Any Old Notes not tendered and accepted in the Exchange Offer will remain outstanding. The Company does not currently intend to list the New Notes on any securities exchange. To the extent that any Old Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Notes could be adversely affected. No assurances can be given as to the liquidity of the trading market for either the Old Notes or the New Notes.

     Interest on the New Notes shall accrue from the last June 15 or December 15 (an "Interest Payment Date") on which interest was paid on the Old Notes so surrendered, or, if no interest has been paid on such Old Notes, from June 20, 1995.

      SEE "RISK FACTORS" FOR A DESCRIPTION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE EXCHANGE OFFER AND AN INVESTMENT IN THE NEW NOTES OFFERED HEREBY.
                         ------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
         PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
           OFFENSE.

              The date of this Prospectus is                , 1995

     NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY EXCHANGE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

     Until           , 1995 (90 days after commencement of this offering), all
dealers effecting transactions in the New Notes, whether or not participating in this offering, may be required to deliver a Prospectus.

                               ------------------

                             AVAILABLE INFORMATION

     The Company and the Subsidiary Guarantors (as defined) have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 under the Securities Act for the registration of the New Notes offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in exhibits and schedules to the Registration Statement as permitted by the rules and regulations of the Commission. For further information with respect to the Company, the Subsidiary Guarantors and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto, and financial statements and notes filed as a part thereof. Statements made in this Prospectus concerning the contents of any document referred to herein are not necessarily complete. With respect to each such document filed with the Commission as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

     The Company is subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company with the Commission may be inspected at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, or at its regional offices located at the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. As long as the Company is subject to such periodic reporting and informational requirements, it will furnish all reports and other information required thereby to the Commission and will furnish copies of such reports and other information to the Trustee (as defined). In the event the Company ceases to be required to file periodic reports and other information with the Commission, the Company is required under the Indenture, so long as the Notes remain outstanding, to file with the Commission and distribute to holders of the Notes copies of the financial information that would have been contained in such reports, information and other documents that the Company would have been required to file with the Commission pursuant to the Exchange Act.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. As used herein, unless the context otherwise requires, the "Company" refers to Envirodyne Industries, Inc. and its direct and indirect wholly owned subsidiaries. Certain defined terms used throughout this Prospectus have the meanings set forth in "Description of Notes -- Certain Definitions."

                                  THE COMPANY

     Envirodyne Industries, Inc. manufactures food packaging products and foodservice supplies through three primary operating subsidiaries -- Viskase Corporation ("Viskase"), Sandusky Plastics, Inc. (together with Sandusky Plastics of Delaware, Inc., "Sandusky") and Clear Shield National, Inc. ("Clear Shield"). Viskase is the leading producer of cellulosic casings used in preparing and packaging processed meat products and is a major producer of heat shrinkable plastic bags and specialty films for packaging and preserving fresh and processed meat products, poultry and cheeses. The Company is also a leading domestic and international manufacturer of plasticized polyvinyl chloride ("PVC") films, primarily for use in packaging food items. Through Sandusky, the Company is a producer of thermoformed and injection molded plastic containers, used in the packaging of cultured dairy and delicatessen products, and of horticultural trays and inserts. Finally, through Clear Shield, the Company is a major domestic producer of disposable plastic cutlery, drinking straws, custom dining kits and related products.

     On June 20, 1995, the Company completed the sale to certain institutional investors in a private placement of $160,000,000 aggregate principal amount of Old Notes. The Company used the net proceeds of the offering primarily to repay the Company's $86.1 million domestic term loan facility and reduce the amount of the Company's revolving credit obligations by approximately $68.3 million. See "Use of Proceeds" and "Capitalization." Concurrently with the sale of the Old Notes, the Company entered into a $20 million domestic revolving credit facility (the "Revolving Credit Facility") and a $28 million letter of credit facility (the "Letter of Credit Facility"). The Notes and the obligations under the Revolving Credit Facility and the Letter of Credit Facility are guaranteed by the Company's significant domestic subsidiaries (the "Subsidiary Guarantors") and secured by the following pool of collateral (the "Collateral Pool"): (i) all accounts receivable (including intercompany receivables) and inventory; (ii) all patents, trademarks and other intellectual property (subject to non-exclusive licensing agreements); (iii) substantially all domestic fixed assets (other than assets subject to a lease agreement with General Electric Capital Corporation); and (iv) a pledge of 100% of the capital stock of the Company's significant domestic subsidiaries and 65% of the capital stock of Viskase, S.A., a subsidiary of the Company organized under the laws of France ("Viskase, S.A."). Such guarantees and security are shared by the holders of the Notes and the holders of the obligations under the Revolving Credit Facility on a pari passu basis pursuant to an intercreditor agreement. Pursuant to such intercreditor agreement, the security interest of the holders of the obligations under the Letter of Credit Facility has priority over all other liens on the Collateral Pool. See "Description of Notes -- Collateral and Security" and "Description of Intercreditor Arrangements."

                               THE EXCHANGE OFFER

EXCHANGE AND REGISTRATION
RIGHTS AGREEMENT..............   The Old Notes were sold in a private placement
                                 by the Company on June 20, 1995 to certain institutional investors through The Argosy
                                 Securities Group L.P., as placement agent (the
                                 "Placement Agent"). In connection therewith, the Company executed and delivered, for the benefit of the holders of the Old Notes, an Exchange and Registration Rights Agreement dated June 20, 1995 (the "Registration Rights
                                 Agreement"), which grants the holders of Old
                                 Notes certain exchange and registration rights.
                                 See "The Exchange Offer -- Termination of
                                 Certain Rights." The Exchange Offer is intended to satisfy such rights, which terminate upon the Consummation (as defined) of the Exchange
                                 Offer. Therefore, the holders of New Notes will not be entitled to any exchange or registration rights with respect to the New Notes.

THE EXCHANGE OFFER............   $1,000 principal amount of New Series B Notes
                                 in exchange for each $1,000 principal amount of Old Series A Notes, and $1,000 principal amount of New Series D Notes for each $1,000 principal amount of Old Series C Notes. As of the date hereof, $160,000,000 aggregate principal amount of Old Notes is outstanding, $151,500,000 of which is Old Series A Notes and $8,500,000 of which is Old Series C Notes. The terms of the New Notes are substantially identical in all respects (including principal amount, interest rate and maturity) to the terms of the Old
                                 Notes for which they may be exchanged pursuant to the Exchange Offer, except that the New
                                 Notes will have been registered under the Securities Act and will not bear legends restricting their transfer. See "The Exchange
                                 Offer -- Terms of the Exchange Offer" and "The
                                 Exchange Offer -- Procedures for Tendering."

                                 Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder or beneficial owner thereof (other than any such holder or beneficial owner which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or a "broker" or "dealer" registered under the Exchange Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's or beneficial owner's business and that such holder or beneficial owner has no arrangement or understanding with any person to participate in the distribution of such New Notes. See "The Exchange Offer -- Resales of the New Notes."

EXPIRATION DATE...............   5:00 p.m., New York City time, on          ,
                                 1995, unless the Exchange Offer is extended by the Company in its sole discretion, in which case the term "Expiration Date" means the latest date and time to which the Exchange
                                 Offer is extended.

CONDITIONS OF THE EXCHANGE
OFFER.........................   The Exchange Offer is subject to certain
                                 customary conditions, which may be waived by the Company. See "The Exchange Offer --
                                 Conditions of the Exchange Offer."

PROCEDURES FOR TENDERING OLD
NOTES.........................   Each holder of Old Notes wishing to accept the
                                 Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Old Notes and any other required documentation to the Exchange
                                 Agent (as defined) at the address set forth herein. By executing the Letter of Transmittal, each holder will represent to the Company that, among other things, the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder, that neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New
                                 Notes and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company. See "The Exchange Offer -- Procedures for Tendering."

BROKERS OR DEALERS............   Any broker or dealer participating in the
                                 Exchange Offer will be required to acknowledge that it will deliver a prospectus in connection with any resales of the New Notes received by it in the Exchange Offer. A broker or dealer registered under the Exchange Act that acquired
                                 Old Notes for its own account pursuant to its market-making or other trading activities
                                 (other than Old Notes acquired directly from the Company) may participate in the Exchange
                                 Offer but may be deemed an underwriter under the Securities Act and, therefore, must deliver a prospectus relating to the New Notes in connection with any resales by it of New Notes acquired by it for its own account in the Exchange Offer; only such brokers or dealers may use this Prospectus in connection with resales of the New Notes. See "Plan of Distribution."

SPECIAL PROCEDURES FOR
BENEFICIAL OWNERS.............   Any beneficial owner whose Old Notes are
                                 registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. See "The Exchange Offer --
                                 Procedures for Tendering."

GUARANTEED DELIVERY
PROCEDURES....................   Holders of Old Notes who wish to tender their
                                 Old Notes and whose Old Notes are not
                                 immediately available or who cannot deliver their Old Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date, must tender their Notes according to the guaranteed delivery procedures set forth under "The Exchange Offer --
                                 Guaranteed Delivery Procedures."

WITHDRAWAL RIGHTS.............   Old Notes tendered pursuant to the Exchange
                                 Offer may be withdrawn at any time prior to the Expiration Date.

ACCEPTANCE OF OLD NOTES AND
DELIVERY OF NEW NOTES.........   Subject to satisfaction or waiver of the
                                 conditions of the Exchange Offer set forth under "The Exchange Offer -- Conditions of the
                                 Exchange Offer," the Company will accept for exchange any and all Old Notes which are properly tendered in the Exchange Offer prior to the Expiration Date. The New Notes issued pursuant to the Exchange Offer will be delivered on the earliest practicable date following the Expiration Date. See "The
                                 Exchange Offer -- Terms of the Exchange Offer."

FEDERAL INCOME TAX
CONSEQUENCES..................   An exchange of Old Notes for New Notes pursuant
                                 to the Exchange Offer should not be treated as a sale, exchange or other taxable event for federal income tax purposes because the New
                                 Notes should not be considered to differ materially in kind or extent from the Old
                                 Notes. As a result, no material federal income tax consequences should result from an exchange of Old Notes for New Notes pursuant to the Exchange Offer. For federal income tax purposes, a New Note received by a beneficial owner of an Old Note should be treated as a continuation of the Old Note in the hands of such owner. See "Certain Federal Income Tax
                                 Consequences."

EFFECT ON HOLDERS OF THE OLD
NOTES.........................   As a result of the making of, and upon
                                 acceptance for exchange of all validly tendered
                                 Old Notes pursuant to the terms of, the
                                 Exchange Offer, the Company will have fulfilled certain of its obligations contained in the Registration Rights Agreement and, accordingly, there will be no increase in the interest rate on the Old Notes pursuant to the applicable terms of the Registration Rights Agreement.
                                 Holders of the Old Notes who do not tender their Old Notes will be entitled to all the rights and limitations applicable thereto under the Indenture, dated as of June 20, 1995, (the
                                 "Indenture") between the Company and Shawmut
                                 Bank Connecticut, National Association, as trustee (the "Trustee"), relating to the Old
                                 Notes and the New Notes, and the Registration
                                 Rights Agreement, except for any rights under the Indenture or the Registration Rights
                                 Agreement which by their terms, terminate or cease to have further effect as a result of the making of, and the acceptance for exchange of all validly tendered Old Notes pursuant to, the Exchange Offer. All untendered Old Notes will continue to be subject to the restrictions on transfer provided for in the Old Notes and in the Indenture. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered Old Notes could be adversely affected.

USE OF PROCEEDS...............   There will be no cash proceeds to the Company
                                 from the exchange pursuant to the Exchange
                                 Offer. See "Use of Proceeds."

EXCHANGE AGENT................   Shawmut Bank Connecticut, National Association,
                                 as Trustee, is serving as exchange agent (the
                                 "Exchange Agent") in connection with the Exchange Offer.

                       SUMMARY OF TERMS OF THE NEW NOTES

     The Exchange Offer relates to $160,000,000 aggregate principal amount of Old Notes, consisting of $151,500,000 of Old Series A Notes and $8,500,000 of Old Series C Notes. The form and terms of the New Notes are the same in all material respects as the Old Notes except that the New Notes will have been registered under the Securities Act and will not bear legends restricting their transfer. The New Notes will evidence the same debt as the Old Notes (which they replace) and will be issued under, and be entitled to the benefits of, the Indenture governing the Old Notes. See "Description of Notes."

PRINCIPAL AMOUNT..............   $160,000,000, of which $151,500,000 are New
                                 Series B Notes and $8,500,000 are New Series D
                                 Notes.

MATURITY DATE.................   $80,000,000 aggregate principal amount will be
                                 subject to a mandatory redemption on June 15, 1999 and the remaining principal amount outstanding will mature on June 15, 2000.

INTEREST RATE.................   The New Series B Notes will bear interest at a
                                 rate of 12% per annum. The New Series D Notes will bear interest at a rate equal to the sum of 5.75% plus the six month London Interbank
                                 Offered Rate ("LIBOR").

INTEREST PAYMENT DATES........   June 15 and December 15 of each year,
                                 commencing December 15, 1995. Interest on the
                                 New Notes will accrue from the last June 15 or December 15 on which interest was paid on the Old Notes, or, if no interest has been paid on the Old Notes, from June 20, 1995.

RANKING.......................   The Notes are senior secured obligations of
                                 Envirodyne, which rank senior to all senior unsecured and subordinated indebtedness of
                                 Envirodyne and rank pari passu with all other existing and any permitted future senior secured indebtedness of Envirodyne other than the security interests in favor of the holders of obligations under the Letter of Credit
                                 Facility (subject to the respective security interests, if any, held by other lenders).

SECURITY; GUARANTEES..........   The Notes are guaranteed by the Company's
                                 significant domestic subsidiaries (the
                                 "Subsidiary Guarantors") and secured by a collateral pool (the "Collateral Pool") comprised of: (i) all domestic accounts receivable (including intercompany receivables) and inventory; (ii) all patents, trademarks and other intellectual property (subject to non-exclusive licensing agreements); (iii) substantially all domestic fixed assets (other than assets subject to a lease agreement with General Electric Capital Corporation); and (iv) a senior pledge of 100% of the capital stock of the Company's significant domestic subsidiaries and 65% of the capital stock of Viskase, S.A.
                                 Such guarantees and security are shared with lenders under the Revolving Credit Facility on a pari passu basis pursuant to an intercreditor agreement. The security interest of the holders of obligations under the Letter of Credit
                                 Facility has priority over all other liens on the Collateral Pool.

EXCESS CASH FLOW OFFER........   In the event that the Company has Excess Cash
                                 Flow (as defined) in excess of $5 million in any fiscal year, beginning with the fiscal year ending December 28, 1995, the Company will be required to make an offer to purchase Notes from all holders on a pro rata basis in an amount equal to the Excess CF Amount (as defined) at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

OPTIONAL REPAYMENT WITH
PREMIUM.......................   Commencing immediately, the Notes are
                                 redeemable by the Company, at its option, in whole or in part, at a price equal to (i) 100% of the principal amount of the Notes being redeemed, plus (ii) accrued and unpaid interest thereon to the optional redemption date and
                                 (iii) the Yield Maintenance Amount (as
                                 defined), if any, with respect thereto.

CHANGE OF CONTROL.............   Upon the occurrence of a Change of Control (as
                                 defined), each holder of the Notes will have the right to require the Company to repurchase such holder's Notes at a price equal to 100% of the outstanding principal amount thereof together with interest thereon to the date of purchase and the Yield-Maintenance Amount with respect thereto.

CERTAIN COVENANTS.............   The Indenture contains covenants that, among
                                 other things, limit (i) the incurrence of Indebtedness by the Company and its Subsidiaries, (ii) the payment of Restricted
                                 Payments by the Company and its Subsidiaries,
                                 (iii) the creation of Liens on any of the Assets of the Company or its Subsidiaries, (iv) the making of certain Investments by the Company and its Subsidiaries (including the Company and its Subsidiaries), (v) certain transactions with affiliates by the Company and its Subsidiaries and (vi) certain mergers, consolidations and sales of assets of the Company or its Subsidiaries. See "Description of Notes -- Certain Covenants."

                                  RISK FACTORS

     See "Risk Factors" for a discussion of certain factors to be considered by prospective investors.

                 SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

    The following summary financial data of the Company for the periods January 1, 1990 to December 29, 1994; January 1, 1990 to December 31, 1992 for Balance Sheet Data and January 1, 1990 to December 31, 1993 for Statement of Operations (Pre-consummation); and the periods January 1, 1993 to December 29, 1994 for Balance Sheet Data and January 1, 1994 to December 29, 1994 for Statement of Operations (Post-consummation) are derived from the Company's consolidated financial statements audited by Coopers & Lybrand L.L.P., independent accountants. The historical results of operations for the periods ended December 31, 1992 and prior for Balance Sheet Data and December 31, 1993 and prior for Statement of Operations consist of the periods prior to the implementation of the Plan of Reorganization and Fresh Start Reporting, Pre-consummation. Subsequent periods reflect the Fresh Start Reporting that took place upon the implementation of the Plan of Reorganization, Post-consummation. The information below should be read in conjunction with the Consolidated Financial Statements of Envirodyne Industries, Inc. and Subsidiaries and related notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations appearing elsewhere in this Prospectus. Results for the interim periods are not necessarily indicative of results for the years as a whole.

                                 POST-CONSUMMATION                                       PRE-CONSUMMATION
                      ---------------------------------------    ----------------------------------------------------------------
                      DECEMBER 30,                                               DECEMBER 27,      DECEMBER 28,
                          1994       JANUARY 1    JANUARY 1       JANUARY 1          1991              1990           JANUARY 1
                           TO           TO            TO              TO              TO                TO                TO
                       MARCH 30,     MARCH 31,   DECEMBER 29,    DECEMBER 31,    DECEMBER 31,      DECEMBER 26,      DECEMBER 27,
                        1995(1)        1994        1994(1)         1993(1)           1992              1991              1990
                      ------------   ---------   ------------    ------------    ------------      ------------      ------------
                      (UNAUDITED)    (UNAUDITED)                                          (IN THOUSANDS)
STATEMENT OF
  OPERATIONS:
Net sales...........    $155,824     $ 142,593     $599,029       $  587,385      $   575,705       $   543,969       $   544,138
Cost of sales.......     113,689       102,119      432,746          416,410          398,876           374,214           368,823
Selling, general and
  administrative
  expenses..........      33,446        30,764      127,063          117,343          109,623           108,256           104,154
Patent infringement
  settlement
  income............                                  9,457
                        --------     ---------     --------       ----------      -----------       -----------       -----------
Operating Income....       8,689         9,710       48,677           53,632           67,206            61,499            71,161
Interest expense,
  net...............      13,370        11,998       49,207           30,259          105,558           101,450            99,898
Minority interest in
  loss of
  subsidiary........                        50           50              717
Other income
  (expense), net....         591           281        1,668           (5,540)         (12,644)(2)          (332)            6,563
                        --------     ---------     --------       ----------      -----------       -----------       -----------
Income (loss) before
  income taxes,
  reorganization
  items and
  extraordinary gain
  (loss)............      (4,090)       (1,957)       1,188           18,550          (50,996)          (40,283)          (22,174)
Reorganization
  items, net........                                                 104,745
                        --------     ---------     --------       ----------      -----------       -----------       -----------
Income (loss) before
  income taxes, and
  extraordinary gain
  (loss)............      (4,090)       (1,957)       1,188          (86,195)         (50,996)          (40,283)          (22,174)
Provision (benefit)
  for income
  taxes.............        (195)          550        4,800           12,000          (14,000)          (11,030)           (7,000)
                        --------     ---------     --------       ----------      -----------       -----------       -----------
Income (loss) before
  extraordinary
  items.............      (3,895)       (2,507)      (3,612)         (98,195)         (36,996)          (29,253)          (15,174)
Extraordinary gain
  (loss), net of
  tax(3)............                                                 183,784                             (2,502)
                        --------     ---------     --------       ----------      -----------       -----------       -----------
Net income (loss)...    $ (3,895)    $  (2,507)    $ (3,612)      $   85,589      $   (36,996)      $   (31,755)      $   (15,174)
                        ========     =========     ========       ==========      ===========       ===========       ===========
Per share (loss)
  before
  extraordinary
  gains (loss)......        (.29)        (0.19)        (.27)        (306,859)        (115,613)          (91,416)          (47,419)
Per share income
  (loss) including
  extraordinary gain
  (loss)............        (.29)        (0.19)        (.27)         267,466         (115,613)          (99,234)          (47,419)
OTHER DATA:
EBDIAT(4)...........    $ 22,585     $  22,556     $100,064       $  106,030      $   116,516       $   105,613       $   113,524
Depreciation and
  amortization under
  capital lease.....       9,986         9,000       35,775           36,687           33,763            28,994            26,726
Amortization of
  intangibles and
  excess
  reorganization
  value.............       3,910         3,846       15,612           15,711           15,547            15,120            15,637
Amortization of
  deferred financing
  fees and
  discount..........         549           362        1,569            2,418           30,820            26,792            24,022
Capital
  expenditures......       7,631         7,354       32,566           40,887           29,018            44,938            49,478
Ratio of earnings to
  fixed
  charges(5)........                                   1.00             1.52
Deficiency in the
  coverage of fixed
  charges by
  earnings before
  fixed charges.....      (4,259)       (2,202)                                       (52,200)          (41,301)          (23,000)
BALANCE SHEET DATA:
Total assets........    $922,013     $ 885,886     $896,636       $  867,680      $ 1,026,962       $ 1,086,457       $ 1,062,508
Working capital.....     114,291        98,909       91,727           82,440         (736,643)(6)      (708,064)(6)        87,683
Cash and cash
  equivalents and
  time deposits.....       7,209         3,937        7,289            7,743           14,062            16,075            29,133
Net property, plant
  and equipment
  including those
  under capital
  lease.............     472,792       455,172      470,338          455,554          452,401           476,604           421,269
Debt obligations:
  Short-term
    debt(7).........      28,221        18,888       25,798           15,610           40,365            34,937            42,670
  Long-term debt
    reclassified as
    current.........                                                                  758,300           792,557
  Long-term debt....     510,944       500,231      489,358          482,379           12,524            18,833           761,606
Stockholders' equity
  (deficit)(8)......     134,010       133,057      135,349          135,000          (83,545)          (40,303)           (8,275)

- ---------------
(1) Due to the implementation of the Plan of Reorganization and Fresh Start Reporting, financial statements including outstanding shares for the new restructured company (effective December 31, 1993) are not comparable to those of the prior years.
(2) The 1992 amount includes $3,945 of fees and expenses associated with the renegotiation of debt.
(3) Includes an extraordinary gain from the implementation of the Plan of Reorganization in 1993, and an extraordinary loss on debt extinguishment in 1991.
(4) "EBDIAT" represents, for any relevant period, net income (loss) (except that extraordinary, unusual and non-recurring gains and losses are excluded) plus
    (i) net interest expense (including amortization of original issue discount and non-cash interest); (ii) provision for taxes; (iii) depreciation; (iv) amortization; and (v) other expense less other income, all determined in accordance with generally accepted accounting principles.
(5) For purposes of these computations, the ratio of earnings to fixed charges has been calculated by dividing earnings by fixed charges. Earnings, as used to compute the ratio, equal the sum of income before income taxes, reorganization items and extraordinary items, and fixed charges excluding capitalized interest. Fixed charges are the total interest expenses including capitalized interest, amortization of debt expense and a rental factor that is representative of an interest factor (estimated to be one third of annual rent expense) on operating leases.
(6) Includes $758,300 and $792,557 of long-term debt reclassified as current at December 31, 1992 and December 26, 1991, respectively.
(7) Includes current portion of long-term debt.
(8) The Company has never paid a cash dividend.

            SUMMARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

     The table below presents summary unaudited pro forma consolidated statements of operations of the Company for the periods December 30, 1994 to March 30, 1995 and January 1, 1994 to December 29, 1994 as if the Company's issuance of $160 million principal amount of Old Notes and the application of the proceeds thereof had occurred at the start of fiscal year 1994. This summary data should be read in conjunction with the unaudited pro forma financial statements of the Company and the notes thereto appearing elsewhere herein. See "Unaudited Pro Forma Consolidated Financial Data." The unaudited pro forma results of operations do not necessarily indicate either future results or the results that would have occurred if the events described above had occurred on the dates indicated.

                                                               DECEMBER 30, 1994       JANUARY 1
                                                                      TO                  TO
                                                                MARCH 30, 1995     DECEMBER 29, 1994
                                                               -----------------   -----------------
                                                                          (IN THOUSANDS)
Net sales....................................................      $ 155,824           $ 599,029
Cost of sales................................................        113,689             432,746
Selling, general and administrative(1).......................         33,446             117,606
                                                                   ---------           ---------
Operating income.............................................          8,689              48,677
Interest expense, net........................................         14,917              59,268
Other income, net............................................            591               1,718
                                                                   ---------           ---------
Loss before income taxes.....................................         (5,637)             (8,873)
Income tax provision (benefit)...............................           (798)                876
                                                                   ---------           ---------
Net loss.....................................................      $  (4,839)          $  (9,749)
                                                                   =========           =========
Pro forma ratio of earnings to fixed charges(2)..............             --                  --
Pro forma deficiency in the coverage of fixed charges by
  earnings before fixed charges..............................         (5,806)             (9,851)

- ---------------

(1) Fiscal year January 1 to December 29, 1994 benefitted from a $9,457 settlement of a patent infringement suit.

(2) For purposes of these computations, the ratio of earnings to fixed charges has been calculated by dividing earnings by fixed charges. Earnings, as used to compute the ratio, equal the sum of income before income taxes and fixed charges excluding capitalized interest. Fixed charges are the total interest expenses including capitalized interest, amortization of debt expense and a rental factor that is representative of an interest factor (estimated to be one third of annual rent expense) on operating leases.

                                  RISK FACTORS

     Prospective investors should carefully consider the following factors as well as the other information set forth in this Prospectus.

HIGH LEVEL OF INDEBTEDNESS; ABILITY TO SERVICE INDEBTEDNESS

     The Company is highly leveraged. At March 30, 1995, after giving effect to the sale of the Old Notes and the use of the proceeds therefrom, the Company had approximately $531 million of long-term debt. In addition, subject to the restrictions in the Company's debt instruments (including the Indenture), the Company may incur additional indebtedness from time to time to finance acquisitions or capital expenditures or for other purposes.

     The level of the Company's indebtedness could have important consequences to holders of the Notes, including the following: (i) a substantial portion of the Company's cash flow from operations must be dedicated to debt service and will not be available for other purposes; (ii) the Company's ability to obtain additional financing in the future, as needed, may be limited; (iii) the Company's leveraged position and covenants contained in its debt instruments (including the Indenture) could limit its ability to expand and make capital improvements and acquisitions; and (iv) the Company's level of indebtedness could make it more vulnerable to economic downturns, limit its ability to withstand competitive pressures and limit its flexibility in reacting to changes in the industry and economic conditions generally. The failure of the Company to comply with covenants contained in the Indenture, the instruments governing the Revolving Credit Facility and the Letter of Credit Facility and in the GECC Lease Documents (as defined) would permit the Company's lenders under these instruments to accelerate the maturity of the obligations thereunder and to create cross-defaults permitting acceleration of substantially all of the indebtedness of the Company.

     The Company anticipates that its operating cash flow will be sufficient to meet its operating expenses and to service its interest payments on the Notes and its other outstanding indebtedness. The Company will be required to satisfy its $80 million mandatory redemption obligation with respect to the Notes in 1999 and to pay the remaining principal amount of the Notes in 2000. Additionally, the Company's 10.25% Senior Notes (the "10.25% Notes"), of which $219.3 million principal amount is outstanding, will mature in December 2001. The Company expects that in order to make these payments it will be required to pursue one or more alternative strategies, such as refinancing its indebtedness, selling additional equity capital, reducing or delaying capital expenditures, or selling assets. There can be no assurance that any of these strategies could be effected on satisfactory terms, if at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

CHANGE OF CONTROL

     Upon the occurrence of a Change of Control (which includes the acquisition by any person of more than 50% of the Company's Common Stock), each holder of the Notes will have the right to require the Company to repurchase such holder's Notes at a price equal to 100% of the outstanding principal amount thereof, together with interest thereon to the date of purchase and the Yield-Maintenance Amount with respect thereto. In addition, in the event of a change of control (defined in the indenture governing the 10.25% Notes in a manner substantially similar to the Indenture), the holders of the 10.25% Notes will have the right to require the Company to repurchase all of their 10.25% Notes at a purchase price equal to 101% of their aggregate principal amount plus accrued and unpaid interest, if any, to the date of purchase. There can be no assurance that the Company will have, or will have access to, sufficient funds to pay the required purchase price for all Notes and 10.25% Notes tendered by holders under such circumstances. The Company's failure to repurchase the Notes and the 10.25% Notes tendered in connection therewith would constitute an event of default under the Notes, the indenture governing the 10.25% Notes and under certain other debt instruments of the Company. Certain of the events constituting a Change of Control are beyond the control of the Company. As of July 1, 1995, The Malcolm I. Glazer Trust (the "Glazer Trust") beneficially owned approximately 31% of the Company's Common Stock. The Company has been informed that on June 16, 1995 the Glazer Trust entered into a letter of intent with Zapata Corporation ("Zapata") which contemplates the sale of all of the Glazer Trust's shares of the Company's Common Stock to Zapata. See "Security Ownership." Zapata has publicly announced its intention to evaluate the possibility of acquiring additional shares or proposing a merger with or acquisition of Envirodyne in the future.

LIQUIDITY

     The Company finances its working capital needs through a combination of cash generated through operations and borrowings under the Revolving Credit Facility. The availability of funds under the Revolving Credit Facility is subject to the Company's compliance with certain covenants (which are substantially similar to those included in the Indenture), to borrowing base limitations measured by accounts receivable and inventory of the Company and to reserves which may be established in the discretion of the lenders. The available borrowing capacity under the Revolving Credit Facility was approximately $16 million at June 29, 1995.

EFFECT OF INTERCREDITOR ARRANGEMENTS WITH LENDERS

     The Company has entered into intercreditor agreements with the lenders under the Revolving Credit Facility and the Letter of Credit Facility and with General Electric Capital Corporation. These intercreditor arrangements provide that with respect to the guarantees by the Subsidiary Guarantors and the Collateral Pool, the lenders under the Letter of Credit Facility will have a right to payment prior to the holders of the Notes and the holders of obligations under the Revolving Credit Facility, who will share such security on a pari passu basis. In addition, the intercreditor arrangements restrict the ability of the holders of the Notes to exercise collateral rights or remedies without the consent of the lenders under the Revolving Credit Facility and the Letter of Credit Facility. See "Description of Intercreditor Arrangements."

COMPETITION

     The Company faces competition in the U.S. and internationally from competitors which may have substantially greater financial and other resources than the Company. See "Business -- Viskase -- Competition." Viscofan, S.A., a Spanish producer which had been barred from competing in the U.S. market since 1985, was allowed to enter the U.S. small diameter casings market in November 1994. The ten year ban was imposed by an administrative law judge who determined that Viscofan had violated certain trade and patent laws by infringing on a valid patent owned by Teepak, Inc. (a U.S. based producer of cellulosic casing), and misappropriating Viskase's trade secrets. Viskase currently competes against Viscofan in markets outside the United States in small diameter casings. The management of Viskase believes that Viskase will experience pricing pressure as a result of Viscofan's entrance into the United States market.

LIMITS ON COLLATERAL FOR NOTES; FRAUDULENT CONVEYANCE OR TRANSFER

     Although the net book value of the Company's assets securing the Notes was in excess of $400 million as of May 31, 1995, there can be no assurance that the proceeds from the sale of the collateral included in the Collateral Pool following a default under the Notes would be sufficient to satisfy the Company's obligations under the Notes.

     The Notes are an obligation of the Company and are guaranteed by the Subsidiary Guarantors. The Company is a holding company. A substantial amount of the assets of the Company are held by the Subsidiary Guarantors and a substantial amount of the Company's operating revenue is derived from operations of the Subsidiary Guarantors. Accordingly, the Company's ability to make interest and principal payments when due to holders of the Notes substantially depends upon the receipt of sufficient funds from the Subsidiary Guarantors. To the extent that a court were to find that (i) a guarantee was incurred or a security interest in connection therewith was granted by a Subsidiary Guarantor with actual intent to hinder, delay or defraud any present or future creditor of a Subsidiary Guarantor or (ii) such Subsidiary Guarantor did not receive fair consideration or reasonably equivalent value in exchange for issuing its guarantee or granting a security interest in connection with such guarantee and such Subsidiary Guarantor (a) was insolvent on the date that such guarantee was issued or such security interest was granted, (b) was rendered insolvent by reason of the issuance of such guarantee or the grant of such security interest, (c) was engaged in business or a transaction or was about to engage in business or a transaction for which the remaining assets of such Subsidiary Guarantor constituted unreasonably small capital, or (d) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, the court could avoid the obligation incurred by a Subsidiary Guarantor pursuant to such guarantee or the security interest granted in connection therewith or potentially subordinate such guarantee to the obligations owed by such Subsidiary Guarantor to its other creditors. There can be no assurance as to what standard a court would apply in order to determine solvency. Any legal challenge of a guarantee on fraudulent conveyance grounds would likely involve, among other things, consideration of the benefits, if any, realized by a Subsidiary Guarantor as a result of the issuance by the Company of the Notes. To the extent any guarantee were avoided as a fraudulent conveyance or held to be unenforceable for any other reason, holders of the Notes would cease to have any claim against such Subsidiary Guarantor in respect of such guarantee and would continue to be creditors of the Company and any Subsidiary Guarantor whose guarantee was not avoided or otherwise held unenforceable.

     The incurrence by the Company of indebtedness (including the Notes) and the Company's grant of a security interest in connection with such indebtedness may be subject to review under relevant federal and state fraudulent conveyance and similar laws in a bankruptcy or reorganization case or similar insolvency proceeding or a lawsuit by or on behalf of creditors of the Company. Under such laws, if a court were to find that (i) the obligations (including the Notes) were incurred or a security interest in connection therewith was granted by the Company with actual intent to hinder, delay or defraud any present or future creditor of the Company or (ii) the Company did not receive fair consideration or reasonably equivalent value in exchange for incurring its obligations or granting a security interest in connection therewith and the Company either (a) was insolvent at the time of incurring such obligations or granting such security interest, (b) was rendered insolvent by reason of incurring such indebtedness or granting such security interest, (c) was engaged in business or a transaction or was about to engage in business or a transaction for which the remaining assets of the Company constituted unreasonably small capital, or (d) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, the court could avoid such obligations (including the Notes) or the security interest granted in connection therewith or potentially subordinate such obligations (including the Notes) to the obligations owed by the Company to its other creditors. There can be no assurance as to what standard a court would apply in order to determine solvency. To the extent any obligations (including the Notes) were avoided as a fraudulent conveyance or held to be unenforceable for any other reason, holders of the Notes would cease to have any claim against the Company in respect of such obligations and would continue to be creditors of any Subsidiary Guarantor whose guarantee was not avoided or otherwise held unenforceable.

RISE IN RAW MATERIAL PRICES

     The total manufactured cost of the Company's products includes the cost of certain raw materials, particularly certain pulp and resin products. The prices of such raw materials have fluctuated significantly in the past. Significant fluctuations in the price of these raw materials, without a coincident ability to reflect such fluctuations in selling prices, could have a material adverse effect on the Company's results of operations.

INTERNATIONAL OPERATIONS

     International sales and operations may be subject to various risks including, but not limited to, possible unfavorable exchange rate fluctuations, political instability, governmental regulations (including import and export controls), restrictions or currency repatriation, embargoes, labor relations laws and the possibility of governmental expropriation. Viskase's foreign operations generally are subject to taxes on the repatriation of funds. In addition, international operations in certain parts of the world may be subject to international balance of payments difficulties which may raise the possibility of delay or loss in the collection of accounts receivable from sales to customers in those countries.

LITIGATION; ENVIRONMENTAL REGULATIONS

     The Company is subject to a variety of litigation claims and environmental regulations, none of which management believes will have a material adverse effect on the Company's results of operations or financial condition. See "Business -- Environmental Regulations" and "-- Legal Proceedings" and Note 11 to the Company's Consolidated Financial Statements.

ABSENCE OF PUBLIC MARKET FOR THE NOTES

     The New Notes are being offered to the holders of the Old Notes. The Old Notes were offered and sold to a small number of institutional investors and are eligible for trading in the Private Offerings, Resale and Trading through Automatic Linkages ("PORTAL") Market. Prior to the Exchange Offer, there has been no market for the New Notes and the Company does not intend to apply for listing of the New Notes on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System. Future trading prices of the New Notes will depend upon many factors including prevailing interest rates, the Company's operating results and the market for similar securities.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     As a condition to the obligations of the purchasers under the note agreement relating to the offering of the Old Notes (the "Note Agreement"), the Company and certain institutional investors entered into the Registration Rights Agreement on June 20, 1995. Pursuant to the Registration Rights Agreement the Company agreed (i) to file with the Commission a registration statement under the Securities Act with respect to the New Notes within 30 days after the closing of the sale of the Old Notes, (ii) to use its reasonable best efforts to cause such registration statement to become effective under the Securities Act as soon as practicable, but in no event later than 120 days after the Closing Date, and (iii) upon effectiveness of the registration statement, to commence the Exchange Offer and offer to the holders of the Old Notes the opportunity to exchange their Old Notes for a like principal amount of New Notes. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. This Registration Statement is intended to satisfy the Company's obligations under the Registration Rights Agreement and the Note Agreement.

     Following the Consummation (as defined under "-- Termination of Certain Rights") of the Exchange Offer, holders of Old Notes not tendered will not have any further registration rights or rights to receive certain specified liquidated damages and the Old Notes will continue to be subject to certain restrictions on transfer. See "-- Termination of Certain Rights" and "-- Consequences of Failure to Exchange." Accordingly, the liquidity of the market for the Old Notes could be adversely affected.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Old Notes validly tendered and not withdrawn prior to the Expiration Date. The Company will issue $1,000 principal amount of New Notes of a series in exchange for each $1,000 principal amount of outstanding Old Notes of the series accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000 principal amount.

     The form and terms of the New Notes are the same in all material respects as the form and terms of the Old Notes except that (i) the New Notes will have been registered under the Securities Act and hence will not bear legends restricting their transfer pursuant to the Securities Act and (ii) holders of New Notes will not be entitled to certain rights of holders of Old Notes under the Registration Rights Agreement which will terminate upon the Consummation of the Exchange Offer. The New Notes will evidence the same debt as the Old Notes (which they replace) and will be issued under, and be entitled to the benefits of, the Indenture governing the Old Notes.

     As of the date of this Prospectus, $160,000,000 aggregate principal amount of the Old Notes was outstanding, $115,000,000 of which was registered in the name of Cede & Co., as nominee for The Depository Trust Company (the "Depository" or "DTC"), and there were approximately 20 beneficial owners. Solely for reasons of administration (and for no other purpose) the Company has
fixed the close of business of                , 1995 as the record date for the
Exchange Offer for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially. Only a registered holder of Old Notes (or such holder's legal representative or attorney-in-fact) as reflected on the records of the Trustee under the Indenture may participate in the Exchange Offer. There will be no fixed record date for determining registered holders of Old Notes entitled to participate in the Exchange Offer.

     Holders of Old Notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

     The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Old Notes for the purposes of receiving the New Notes from the Company.

     If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes will be returned (or, in the case of Old Notes tendered by book-entry transfer through DTC, will be credited to an account maintained with DTC), without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date. See "-- Procedures for Tendering."

     Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
               , 1995, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

     In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

     The Company reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, (ii) to extend the Exchange Offer, (iii) if any of the conditions set forth below under "-- Conditions of the Exchange Offer" shall not have been satisfied, to terminate the Exchange Offer by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (iv) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a public announcement thereof. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendments by means of a prospectus supplement that will be distributed to the registered holders of Old Notes, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

     Without limiting the manner in which the Company may choose to make public announcement of any delay, extension, termination or amendment of the Exchange Offer, the Company shall not have an obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

PROCEDURES FOR TENDERING

     Only a registered holder of Old Notes may tender such Old Notes in the Exchange Offer. To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Old Notes and any other required documents, to the Exchange Agent at the address set forth below under "-- Exchange Agent" for receipt prior to the Expiration Date; provided, however, that in lieu of the foregoing, a holder may either (i) tender the Old Notes pursuant to the procedure for book-entry tender set forth below, or (ii) comply with the guaranteed delivery procedure set forth below.

     The tender by a holder will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTION FOR SUCH HOLDERS.

     Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. See "Instruction to Registered Holder from Beneficial Owner" included with the Letter of Transmittal.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined) unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Delivery Instructions" on the Letter of Transmittal, or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member of one of the following signature guarantee programs: the Securities Transfer Agents Medallion Program (STAMP), the New York Stock Exchange Medallion Signature Program (MSP) and the Stock Exchange Medallion Program (SEMP) (an "Eligible Institution").

     If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Old Notes.

     If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Old Notes will be determined by the Company, in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     By tendering, each registered holder will represent to the Company that, among other things, (i) the New Notes to be acquired by the holder and any beneficial owner(s) of Old Notes ("Beneficial Owner(s)") in connection with the Exchange Offer are being acquired by the holder and any Beneficial Owner(s) in the ordinary course of business of the holder and any Beneficial Owner(s), (ii) the holder and each Beneficial Owner are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the New Notes, (iii) the holder and each Beneficial Owner acknowledge and agree that any person participating in the Exchange Offer for the purpose of distributing the New Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the New Notes acquired by such person and cannot rely on the position of the Staff of the Commission set forth in no-action letters that are discussed herein under "-- Resales of the New Notes", (iv) the holder and each Beneficial Owner understands that a secondary resale transaction described in clause (iii) above should be covered by an effective registration statement containing the selling securityholder information required by Item 507 of Regulation S-K of the Commission, and (v) neither the holder nor any Beneficial Owner(s) is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company except as otherwise disclosed to the Company in writing.

EXCHANGING BOOK-ENTRY OLD NOTES

     The Exchange Agent and DTC have confirmed that any financial institution that has an account with DTC (a "Participant") may utilize DTC's Automated Tender Offer Program ("ATOP") to tender Old Notes.

     The Exchange Agent will request that DTC establish an account with respect to the Old Notes for purposes of the Exchange Offer within two business days after the date of the Exchange Offer. Any Participant may make book-entry delivery of Old Notes by causing DTC to transfer such Old Notes into such Exchange Agent's account in accordance with DTC's ATOP procedures for transfer. However, the exchange for the Old Notes so tendered will only be made after timely confirmation (a "Book-Entry Confirmation") of such book-entry transfer of Old Notes into the Exchange Agent's account, and timely receipt by the Exchange Agent of an Agent's Message (as defined) and any other documents required by the Letter of Transmittal. The term "Agent's Message" means a message, transmitted by DTC and received by the Exchange Agent and forming part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgment from a Participant tendering Old Notes which are the subject of such Book-Entry Confirmation that such Participant has received and agrees to be bound by the terms of the Letter of Transmittal, and that the Company may enforce such agreement against such Participant.

     The method of delivery of Old Notes is at the option and risk of the tendering holder and, except as otherwise provided in the Letter of Transmittal, the delivery will be deemed to be made only when actually received by the Exchange Agent.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, or (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date or (iii) who cannot comply with the procedure for book-entry tender on a timely basis, may effect a tender if:

          (a) The tender is made through an Eligible Institution;

          (b) Prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Old Notes and the principal amount of the Old Notes being tendered, stating that the tender is being made thereby and guaranteeing that, within five business days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Old Notes and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) Such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Old Notes in proper form for transfer and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within five business days after the Expiration Date.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date.

     To withdraw a tender of Old Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers (except in the case of book-entry tenders) and principal amount at maturity (regardless of the means of tendering) of such Old Notes), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the Depositor withdrawing the tender, and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. If the Old Notes have been tendered pursuant to the procedure for book-entry tender set forth above under "Exchanging Book-Entry Old Notes," a notice of withdrawal must specify, in lieu of certificate numbers, the name and account number at DTC to be credited with the withdrawn Old Notes. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company in its sole discretion, which determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "Procedures for Tendering" at any time prior to the Expiration Date.

     Any Old Notes which have been tendered but which are not accepted for exchange due to rejection of tender or termination of the Exchange Offer, or which have been validly withdrawn, will be returned as soon as practicable to the holder thereof without cost to such holder.

CONDITIONS OF THE EXCHANGE OFFER

     Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange New Notes for, any Old Notes, and may terminate the Exchange Offer as provided herein before the acceptance of such Old Notes, if:

          (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company, or any material adverse development has occurred in any existing action or proceeding with respect to the Company or any of its subsidiaries; or

          (b) any change, or any development involving a prospective change, in the business or financial affairs of the Company or any of its subsidiaries has occurred which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

          (c) any law, statute, rule or regulation is proposed, adopted or enacted, which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

          (d) any governmental approval has not been obtained, which approval the Company shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

     If the Company determines in its sole discretion that any of the conditions are not satisfied, the Company may (i) refuse to accept any Old Notes and return (or, in the case of Old Notes tendered by book-entry transfer through DTC, promptly credit to an account maintained with DTC) all tendered Old Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the Expiration Date, subject, however, to the rights of holders to withdraw such Old Notes (see "-- Withdrawal of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all validly tendered Old Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

TERMINATION OF CERTAIN RIGHTS

     Holders of the Old Notes to whom this Exchange Offer is made have special rights under the Registration Rights Agreement that will terminate upon the Consummation of the Exchange Offer. Under the Registration Rights Agreement, the Exchange Offer shall be deemed consummated (the "Consummation") upon the occurrence of (i) the filing and effectiveness under the Securities Act of a registration statement relating to the New Notes to be issued in the Exchange Offer, (ii) the maintenance of such registration statement continuously effective for a period of not less than the minimum period required under applicable federal and state securities law (provided that in no event shall such Exchange Offer remain open and the registration statement relating thereto remain continuously effective, in each case, for less than 30 days), and (iii) the delivery by the Company to the Trustee under the Indenture of New Notes in the same aggregate principal amount as the aggregate principal amount of Old Notes tendered by holders thereof pursuant to the Exchange Offer. Such special rights which will terminate include (a) the right to require the Company to comply with the following: (x) to file with the Commission a registration statement under the Securities Act with respect to the New Notes within 30 days after the closing date of the private placement (the "Closing Date"), (y) to use its reasonable best efforts to cause such registration statement to become effective under the Securities Act as soon as practicable, but in no event later than 120 days after the Closing Date (the "Effectiveness Deadline"), and (z) upon effectiveness of the registration statement, to commence the Exchange Offer and offer to the holders of the Old Notes the opportunity to exchange their Old Notes for a like principal amount at maturity of New Notes; and (b) the right to receive liquidated damages as follows: if the above has not been complied with, commencing on the 121st day after the Closing Date (the "Registration Default Date"), the Company will pay liquidated damages to each holder of Old Notes during the first 90-day period immediately following such Registration Default Date such that the per annum interest rate on the Notes shall increase to a rate that is fifty (50) basis points above the interest rate on the Notes immediately prior to such date and, for each subsequent 90-day period, the per annum interest shall further increase over the rate then in effect by an additional twenty-five (25) basis points.

EXCHANGE AGENT

     Shawmut Bank Connecticut, National Association, has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or the

Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent at (203) 986-1271 or addressed as follows:

By Overnight Courier/Mail/Hand:                 By Facsimile:

  Shawmut Bank Connecticut, N.A.                  Shawmut Bank Connecticut, N.A.
  Corporate Trust Operations, MSN 224             Attn: Patricia Williams
  777 Main Street, Lower Level                    (203) 986-7908
  Hartford, Connecticut 06115
  Attn: Patricia Williams


FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by the Company. The principal solicitations are being made by mail; however, additional solicitations may be made by telegraph, telephone or in person by officers and regular employees of the Company and its affiliates.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptance of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company and are estimated in the aggregate to be approximately
$       . Such expenses include fees and expenses of the Exchange Agent and
Trustee, accounting and legal fees and printing costs, among others.

     The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

CONSEQUENCES OF FAILURE TO EXCHANGE

     The Old Notes which are not exchanged for New Notes pursuant to the Exchange Offer will remain restricted securities under the Securities Act. Accordingly, such Old Notes may be resold only (i) to the Company (upon redemption thereof or otherwise), (ii) so long as the Old Notes are eligible for resale pursuant to Rule 144A under the Securities Act to a person whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A, purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A, (iii) in an offshore transaction in accordance with Regulation S under the Securities Act, but only in the case of a transfer that is effected by the delivery to the transferee of Old Notes registered in its name (or its nominee's name) on the books maintained by the registrar of the Old Notes, (iv) pursuant to an exemption from registration in accordance with Rule 144 (if available) or Rule 145 under the Securities Act, (v) in reliance on another exemption from the registration requirements of the Securities Act, but only in the case of a transfer that is effected by the delivery to the transferee of Old Notes registered in its name (or its nominee's name) on the books maintained by the registrar of the Old Notes, and subject to the receipt by the registrar or co-registrar of a certification of the transferor and an opinion (satisfactory to the Company) of counsel (satisfactory to the Company) to the effect that such transfer is in compliance with the Securities Act, or (vi) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Following the Consummation of the Exchange Offer, holders of Old Notes will have no further rights under the Registration Rights Agreement.

ACCOUNTING TREATMENT

     The carrying value of the Old Notes is not expected to be materially different from the fair value of the New Notes at the time of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized. The expenses of the Exchange Offer will be amortized over the term of the New Notes.

RESALES OF THE NEW NOTES

     With respect to resales of New Notes, based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that any holder or beneficial owner (other than a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities Act or a "broker" or "dealer" registered under the Exchange Act) who exchanges Old Notes for New Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes, will be allowed to resell the New Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the New Notes a prospectus that satisfies the requirements of Section 10 thereof. The Company has not entered into any arrangement or understanding with any person to participate in the distribution of the New Notes and, to management's knowledge, the persons participating in the Exchange Offer are acquiring the New Notes in the ordinary course of business and have not entered into any arrangement or understanding with any person to participate in the distribution of the New Notes. However, if any holder or beneficial owner acquires New Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the New Notes, such holder or beneficial owner cannot rely on the position of the staff of the Commission enunciated in Exxon Capital Holdings Corporation (available April 13, 1988) or similar no-action letters or any similar interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless an exemption from registration is otherwise available.

     A broker or dealer registered under the Exchange Act that acquired Old Notes for its own account pursuant to its market-making or other trading activities (other than Old Notes acquired directly from the Company) may participate in the Exchange Offer but may be deemed to be an underwriter within the meaning of the Securities Act and, therefore, must deliver a prospectus relating to the New Notes in connection with any resales by it of New Notes acquired for its own account in the Exchange Offer. The Company has agreed in the Registration Rights Agreement that this Prospectus (as it may be amended or supplemented by the Company) may be used by brokers and dealers in connection with their resales of the New Notes for a period of six months from the date on which the Registration Statement relating to the New Notes is declared effective. The delivery of the Prospectus by a broker or dealer in connection with its resales of the New Notes does not constitute an admission that such broker or dealer is an "underwriter" under the Securities Act.

     As contemplated by the above no-action letters and the Registration Rights Agreement, each holder participating in the Exchange Offer is required by the Letter of Transmittal to represent that (i) the New Notes are to be acquired by the holder and any beneficial owners in the ordinary course of business, (ii) the holder and any beneficial owners are not engaging and do not intend to engage in the distribution of the New Notes, (iii) neither the holder nor any beneficial owner is an affiliate of the Company within the meaning of Rule 405 under the Securities Act, and (iv) the holder and each beneficial owner acknowledge that if such holder or beneficial owner participates in the Exchange Offer for the purpose of distributing the New Notes such holder or beneficial owner must comply with the registration and prospectus delivery requirements of the Securities Act and cannot rely on the above no-action letters. See "Plan of Distribution."

                                  THE COMPANY

     Envirodyne Industries, Inc. manufactures food packaging products and foodservice supplies through three primary operating subsidiaries -- Viskase Corporation ("Viskase"), Sandusky Plastics, Inc. (together with Sandusky Plastics of Delaware, Inc. "Sandusky") and Clear Shield National, Inc. ("Clear Shield"). Viskase is the leading producer of cellulosic casings used in preparing and packaging processed meat products and is a major producer of heat shrinkable plastic bags and specialty films for packaging and preserving fresh and processed meat products, poultry and cheeses. The Company is also a leading domestic and international manufacturer of plasticized polyvinyl chloride ("PVC") films, primarily for use in packaging food items. Through Sandusky, the Company is a producer of thermoformed and injection molded plastic containers, used in the packaging of cultured dairy and delicatessen products, and of horticultural trays and inserts. Finally, through Clear Shield, the Company is a major domestic producer of disposable plastic cutlery, drinking straws, custom dining kits and related products.

     Envirodyne Industries, Inc. was incorporated under the laws of the state of Delaware in 1970 and its principal executive offices are located at 701 Harger Road, Suite 190, Oak Brook, Illinois 60521 (tel. 708-571-8800).

                           THE SUBSIDIARY GUARANTORS

     The Old Notes are and the New Notes will be unconditionally guaranteed, on a secured basis, as to payment of principal, the Yield-Maintenance Amount, if any, and interest, jointly and severally, by the Subsidiary Guarantors, each of which is a direct or indirect wholly-owned subsidiary of the Company. As of the date hereof, the Subsidiary Guarantors are Viskase, Viskase Holding Corporation, Viskase Sales Corporation, Sandusky Plastics, Inc., Sandusky Plastics of Delaware, Inc. and Clear Shield National, Inc. The Indenture requires the Company to cause future Significant Domestic Subsidiaries (as defined in the Indenture), if any, of the Company to become Subsidiary Guarantors of the Notes.

                                USE OF PROCEEDS

     The Company will receive no proceeds from the exchange of New Notes for Old Notes.

     The aggregate proceeds from the sale by the Company of the Notes were $160 million. In addition, concurrently with the sale of the Old Notes, the Company borrowed $4 million under the Revolving Credit Facility. The Company used these funds to (i) repay the Company's $86.1 million domestic term loan facility (the "Bank Term Loan"), (ii) reduce the amount of the Company's revolving credit obligations by $68.3 million and (iii) pay transaction fees and expenses.

     The following table illustrates the sources and uses of these funds (dollars in thousands):

          Sources of Proceeds:
            Sale of Notes................................................   $160,000
            Revolving Credit Facility....................................      4,000
                                                                            --------
                                                                            $164,000
                                                                            ========
          Use of Proceeds:
            Repayment of Bank Term Loan..................................   $ 86,125
            Reduction of revolving credit obligations....................     68,316
            General corporate purposes...................................      2,359
            Fees and expenses............................................      7,200
                                                                            --------
                                                                            $164,000
                                                                            ========

                                 CAPITALIZATION

     The following table sets forth the unaudited historical capitalization of the Company as of March 30, 1995 and the unaudited pro forma capitalization of the Company as of March 30, 1995 after giving effect to the issuance of $160 million principal amount of Old Notes and the refinancing of the Company's bank debt with the proceeds therefrom.

                                                                        MARCH 30, 1995
                                                          -------------------------------------------
                                                                         PRO FORMA
                                                          HISTORICAL    ADJUSTMENTS        PRO FORMA
                                                          -----------   -----------       -----------
                                                          (UNAUDITED)   (IN THOUSANDS)    (UNAUDITED)
Current maturity of bank term loan......................   $  11,100     $ (11,100)(1)
Current maturity of Viskase capital lease obligation....       6,012                       $   6,012
Current maturity of Viskase Limited term loan...........       2,062                           2,062
Other...................................................       9,047        (6,199)(2)         2,848
                                                           ---------     ---------         ---------
Total short-term debt including current portion of
  long-term debt........................................   $  28,221     $ (17,299)        $  10,922
                                                           =========     =========         =========
Bank Credit Agreement:
  Term loan due 1999....................................   $  77,800     $ (77,800)(1)
  Revolving loan due 1999...............................      62,112       (62,112)(1)
10.25% Senior Notes Due 2001............................     219,262                       $ 219,262
Old Notes...............................................                   160,000(3)        160,000
Viskase capital lease obligation........................     141,182                         141,182
Viskase Limited term loan...............................       9,279                           9,279
Other...................................................       1,309                           1,309
                                                           ---------     ---------         ---------
Total long-term debt....................................     510,944        20,088           531,032
                                                           ---------     ---------         ---------
Total stockholders' equity (deficit)....................     134,010        (4,243)(4)       129,767
                                                           ---------     ---------         ---------
Total capitalization....................................   $ 673,175     $  (1,454)        $ 671,721
                                                           =========     =========         =========

- ---------------

(1)  Elimination of prior secured bank debt.

(2) Represents outstanding lines of credit eliminated using excess cash from refinancing.

(3) Principal amount of Old Notes, consisting of $151,500,000 of Series A Notes and $8,500,000 of Series C Notes.

(4) Represents extraordinary loss, net of tax, for write-off of unamortized deferred financing costs related to refinanced debt.

                UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

     The following unaudited pro forma consolidated statements of operations for periods December 30, 1994 to March 30, 1995 and January 1, 1994 to December 29, 1994 give effect to the Company's issuance of $160 million principal amount of Old Notes used to refinance existing indebtedness and for general corporate purposes as if the transaction had been completed on December 31, 1993. The following unaudited pro forma consolidated balance sheet gives effect to the refinancing as if the refinancing had been completed on March 30, 1995. The pro forma information is based on the historical financial statements of the Company and the adjustments and assumptions described in the accompanying notes to the unaudited pro forma financial statements. The pro forma financial statements should be read in conjunction with the historical consolidated financial statements of the Company, including notes thereto contained elsewhere herein.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                                                          MARCH 30, 1995
                                                             ----------------------------------------
                                                                            PRO FORMA
                                                             HISTORICAL    ADJUSTMENTS     PRO FORMA
                                                             -----------   -----------     ----------
                                                             (UNAUDITED)  (IN THOUSANDS)   (UNAUDITED)
                                               ASSETS
Current assets:
  Cash and equivalents.....................................   $   7,209     $     236(1)    $  7,445
  Receivables, net.........................................      89,007                       89,007
  Inventories..............................................     124,470                      124,470
  Other current assets.....................................      30,311                       30,311
                                                              ---------     ---------       --------
          Total current assets.............................     250,997           236        251,233
Property, plant and equipment, including those under
  capital lease............................................     518,958                      518,958
  Less accumulated depreciation and amortization...........      46,166                       46,166
                                                              ---------     ---------       --------
Property, plant and equipment, net.........................     472,792                      472,792
Deferred financing costs...................................       9,130           147(2)       9,277
Other assets...............................................      45,842                       45,842
Excess reorganization value................................     143,252                      143,252
                                                              ---------     ---------       --------
                                                              $ 922,013     $     383       $922,396
                                                              =========     =========       ========
                                LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term debt including current portion of long-term
     debt and obligation under capital lease...............   $  28,221     $ (17,299)(4)   $ 10,922
  Accounts payable.........................................      34,680                       34,680
  Accrued liabilities......................................      73,805         4,637(3)      78,442
                                                              ---------     ---------       --------
          Total current liabilities........................     136,706       (12,662)       124,044
Long-term debt including obligation under capital lease....     510,944        20,088(5)     531,032
Accrued employee benefits..................................      56,927                       56,927
Deferred and noncurrent income taxes.......................      83,426        (2,800)(6)     80,626
Commitments and contingencies
Stockholders' equity (deficit):
  Preferred stock, $.01 par value; none outstanding........
  Common stock, $.01 par value; 13,515,000 shares issued
     and outstanding.......................................         135                          135
  Paid in capital..........................................     134,865                      134,865
  Accumulated (deficit)....................................      (7,507)       (4,243)(7)    (11,750)
  Cumulative foreign currency translation adjustments......       6,517                        6,517
                                                              ---------     ---------       --------
          Total stockholders' equity.......................     134,010        (4,243)       129,767
                                                              ---------     ---------       --------
                                                              $ 922,013     $     383       $922,396
                                                              =========     =========       ========

- ---------------

(1) Represents excess cash remaining from refinancing after repayments of existing debt and payment of transaction costs.

(2) Represents net change in deferred financing fees:

                                                                               PRO FORMA
                                                                              ADJUSTMENTS
                                                                             --------------
                                                                             (IN THOUSANDS)
    Deferred financing fees and expenses related to Old Notes incurred
      subsequent to the balance sheet date.................................     $  7,190
    Deferred financing related to refinanced debt written off..............       (7,043)
                                                                                --------
    Net increase in deferred financing fees................................     $    147
                                                                                ========

(3) Represents deferred financing fees and expenses related to the Old Notes incurred subsequent to the balance sheet date, $7,190, less elimination of accrued interest related to refinanced debt, $2,553.

(4) Adjustment of short-term debt, including current portion of long-term debt obligations under capital lease, consists of the following:

    Repayment of Senior Bank Term Loan.........................................  $11,100
    Excess cash applied to reduce outstanding credit lines.....................    6,199
                                                                                 -------
    Total decrease in short-term debt..........................................  $17,299
                                                                                 =======

(5) Adjustment of long-term debt consists of the following:

                                                                               PRO FORMA
                                                                              ADJUSTMENTS
                                                                             --------------
                                                                             (IN THOUSANDS)
    Old Notes..............................................................     $160,000
    Repayment of Senior Bank Term Loan.....................................      (77,800)
    Repayment of Senior Bank Revolving Loans...............................      (62,112)
                                                                                --------
    Net increase in long-term debt.........................................     $ 20,088
                                                                                ========

(6) Approximate tax effect of extraordinary loss on debt refinancing.

(7) Represents extraordinary loss, net of tax, for write-off of unamortized deferred financing costs related to refinanced debt.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                                                            DECEMBER 30, 1994 TO MARCH 30, 1995
                                                         -----------------------------------------
                                                                       PRO FORMA
                                                         HISTORICAL   ADJUSTMENTS       PRO FORMA
                                                         ----------   -----------       ----------
                                                                      (IN THOUSANDS)
NET SALES..............................................  $  155,824                     $  155,824
Costs and Expense
  Cost of sales........................................     113,689                        113,689
  Selling, general and administrative..................      29,536                         29,536
  Amortization of intangibles and excess reorganization
     value.............................................       3,910                          3,910
                                                         ----------     -------         ----------
OPERATING INCOME.......................................       8,689                          8,689
  Interest income......................................          64                             64
  Interest expense.....................................      13,434       1,547(1)          14,981
  Other income, net....................................         591                            591
                                                         ----------     -------         ----------
NET INCOME (LOSS) BEFORE INCOME TAXES..................      (4,090)     (1,547)            (5,637)
  Income tax provision (benefit).......................        (195)       (603)(2)           (798)
                                                         ----------     -------         ----------
NET (LOSS).............................................  $   (3,895)    $  (944)        $   (4,839)
                                                         ==========     =======         ==========
WEIGHTED AVERAGE COMMON SHARES.........................  13,515,000                     13,515,000
                                                         ==========                     ==========
PER SHARE AMOUNTS:
NET (LOSS).............................................  $    (0.29)                    $    (0.36)
                                                         ==========                     ==========

                                                              JANUARY 1 TO DECEMBER 29, 1994
                                                         -----------------------------------------
                                                                       PRO FORMA
                                                         HISTORICAL   ADJUSTMENTS       PRO FORMA
                                                         ----------   -----------       ----------
                                                                      (IN THOUSANDS)
NET SALES..............................................  $  599,029                     $  599,029
Costs and Expense
  Cost of sales........................................     432,746                        432,746
  Selling, general and administrative..................     111,451                        111,451
  Patent infringement settlement income................       9,457                          9,457
  Amortization of intangibles and excess reorganization
     value.............................................      15,612                         15,612
                                                         ----------     -------         ----------
OPERATING INCOME.......................................      48,677                         48,677
  Interest income......................................         307                            307
  Interest expense.....................................      49,514      10,061(1)          59,575
  Other income, net....................................       1,668                          1,668
  Minority interest in loss of subsidiary..............          50                             50
                                                         ----------     -------         ----------
NET INCOME (LOSS) BEFORE INCOME TAXES..................       1,188     (10,061)            (8,873)
  Income tax provision (benefit).......................       4,800      (3,924)(2)            876
                                                         ----------     -------         ----------
NET (LOSS).............................................  $   (3,612)    $(6,137)        $   (9,749)
                                                         ==========     =======         ==========
WEIGHTED AVERAGE COMMON SHARES.........................  13,500,703                     13,500,703
                                                         ==========                     ==========
PER SHARE AMOUNTS:
NET (LOSS).............................................  $    (0.27)                    $    (0.72)
                                                         ==========                     ==========

- ---------------

(1) Adjustments to increase interest expense based upon pro forma debt capitalization following the issuance of $160 million of Old Notes and repayment of the prior bank debt.

                                                                   MARCH 30,     DECEMBER 29,
                                                                     1995            1994
                                                                   ---------     ------------
    Interest associated with the Old Notes.......................   $ 5,160        $ 20,640
    Interest associated with the retired Senior Bank Term Loan...    (2,384)         (7,817)
    Interest associated with the retired Senior Bank Revolving
      Loans......................................................      (825)         (1,500)
    Interest associated with elimination of outstanding credit
      lines......................................................      (404)         (1,262)
                                                                    -------        --------
    Net increase in interest expense.............................   $ 1,547        $ 10,061
                                                                    =======        ========

    Amounts include amortization of deferred financing fees and commitment fees.


(2) Reflects income tax effect of the increased interest expense.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

    The following selected historical consolidated financial data of the Company for the periods January 1, 1990 to December 29, 1994; January 1, 1990 to December 31, 1992 for Balance Sheet Data and January 1, 1990 to December 31, 1993 for Statement of Operations (Pre-consummation); and the periods January 1, 1993 to December 29, 1994 for Balance Sheet Data and January 1, 1994 to December 29, 1994 for Statement of Operations (Post-consummation) are derived from the Company's consolidated financial statements audited by Coopers & Lybrand L.L.P., independent accountants. The historical results of operations for the periods ended December 31, 1992 and prior for Balance Sheet Data and December 31, 1993 and prior for Statement of Operations consist of the periods prior to the implementation of the Plan of Reorganization and Fresh Start Reporting, Pre-consummation. Subsequent periods reflect the Fresh Start Reporting that took place upon the implementation of the Plan of Reorganization, Post-consummation. The information below should be read in conjunction with the Consolidated Financial Statements of Envirodyne Industries, Inc. and Subsidiaries and related notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations appearing elsewhere in this Prospectus. Results for the interim periods are not necessarily indicative of results for the years as a whole.

                                         POST-CONSUMMATION                                  PRE-CONSUMMATION
                               --------------------------------------  ----------------------------------------------------------
                               DECEMBER 30,                                          DECEMBER 27,    DECEMBER 28,
                                   1994      JANUARY 1    JANUARY 1     JANUARY 1        1991            1990         JANUARY 1
                                    TO           TO           TO            TO            TO              TO              TO
                                MARCH 30,    MARCH 31,   DECEMBER 29,  DECEMBER 31,  DECEMBER 31,    DECEMBER 26,    DECEMBER 27,
                                 1995(1)        1994       1994(1)       1993(1)         1992            1991            1990
                               ------------  ----------  ------------  ------------  ------------    ------------    ------------
                               (UNAUDITED)   (UNAUDITED)                                     (IN THOUSANDS)
STATEMENT OF OPERATIONS:
Net sales.....................   $155,824     $142,593     $599,029     $  587,385    $  575,705      $  543,969      $  544,138
Cost of sales.................    113,689      102,119      432,746        416,410       398,876         374,214         368,823
Selling, general and
 administrative expenses......     33,446       30,764      127,063        117,343       109,623         108,256         104,154
Patent infringement settlement
 income.......................                                9,457
                                 --------     --------     --------     ----------    ----------      ----------      ----------
Operating Income..............      8,689        9,710       48,677         53,632        67,206          61,499          71,161
Interest expense, net.........     13,370       11,998       49,207         30,259       105,558         101,450          99,898
Minority interest in loss of
 subsidiary...................                      50           50            717
Other income (expense), net...        591          281        1,668         (5,540)      (12,644)(2)        (332)          6,563
                                 --------     --------     --------     ----------    ----------      ----------      ----------
Income (loss) before income
 taxes, reorganization items
 and extraordinary gain
 (loss).......................     (4,090)      (1,957)       1,188         18,550       (50,996)        (40,283)        (22,174)
Reorganizations item, net.....                                             104,745
                                 --------     --------     --------     ----------    ----------      ----------      ----------
Income (loss) before income
 taxes, and extraordinary gain
 (loss).......................     (4,090)      (1,957)       1,188        (86,195)      (50,996)        (40,283)        (22,174)
Provision (benefit) for income
 taxes........................       (195)         550        4,800         12,000       (14,000)        (11,030)         (7,000)
                                 --------     --------     --------     ----------    ----------      ----------      ----------
Income (loss) before
 extraordinary items..........     (3,895)      (2,507)      (3,612)       (98,195)      (36,996)        (29,253)        (15,174)
Extraordinary gain (loss), net
 of tax(3)....................                                             183,784                        (2,502)
                                 --------     --------     --------     ----------    ----------      ----------      ----------
Net income (loss).............   $ (3,895)    ($ 2,507)    $ (3,612)    $   85,589    $  (36,996)     $  (31,755)     $  (15,174)
                                 ========     ========     ========     ==========    ==========      ==========      ==========
Per share (loss) before
 extraordinary gains (loss)...       (.29)       (0.19)        (.27)      (306,859)     (115,613)        (91,416)        (47,419)
Per share income (loss)
 including extraordinary gain
 (loss).......................       (.29)       (0.19)        (.27)       267,466      (115,613)        (99,234)        (47,419)
OTHER DATA:
EBDIAT(4).....................   $ 22,585       22,556     $100,064     $  106,030    $  116,516      $  105,613      $  113,524
Depreciation and amortization
 under capital lease..........      9,986        9,000       35,775         36,687        33,763          28,994          26,726
Amortization of intangibles
 and excess reorganization
 value........................      3,910        3,846       15,612         15,711        15,547          15,120          15,637
Amortization of deferred
 financing fees and
 discount.....................        549          362        1,569          2,418        30,820          26,792          24,022
Capital expenditures..........      7,631        7,354       32,566         40,887        29,018          44,938          49,478
Ratio of earnings to fixed
 charges(5)...................                                 1.00           1.52
Deficiency in the coverage of
 fixed charges by earnings
 before fixed charges.........     (4,259)      (2,202)                                  (52,200)        (41,301)        (23,000)
BALANCE SHEET DATA:
Total assets..................   $922,013      885,886     $896,636     $  867,680    $1,026,962      $1,086,457      $1,062,508
Working capital...............    114,291       98,909       91,727         82,440      (736,643)(6)    (708,064)(6)      87,683
Cash and cash equivalents and
 time deposits................      7,209        3,937        7,289          7,743        14,062          16,075          29,133
Net property, plant and
 equipment including those
 under capital lease..........    472,792      455,172      470,338        455,554       452,401         476,604         421,269
Debt obligations:
 Short-term debt(7)...........     28,221       18,888       25,798         15,610        40,365          34,937          42,670
 Long-term debt reclassified
   as current.................                                                           758,300         792,557
 Long-term debt...............    510,944      500,231      489,358        482,379        12,524          18,833         761,606
Stockholders' equity
 (deficit)(8).................    134,010      133,057      135,349        135,000       (83,545)        (40,303)         (8,275)

- ---------------
(1) Due to the implementation of the Plan of Reorganization and Fresh Start Reporting, financial statements including outstanding shares for the new restructured company (effective December 31, 1993) are not comparable to those of the prior years.
(2) The 1992 amount includes $3,945 of fees and expenses associated with the renegotiation of debt.
(3) Includes an extraordinary gain from the implementation of the Plan of Reorganization in 1993, and an extraordinary loss on debt extinguishment in 1991.
(4) "EBDIAT" represents, for any relevant period, net income (loss) (except that extraordinary, unusual and non-recurring gains and losses are excluded) plus
    (i) net interest expense (including amortization of original issue discount and non-cash interest); (ii) provision for taxes; (iii) depreciation; (iv) amortization; and (v) other expense less other income, all determined in accordance with generally accepted accounting principles.
(5) For purposes of these computations, the ratio of earnings to fixed charges has been calculated by dividing earnings by fixed charges. Earnings, as used to compute the ratio, equal the sum of income before income taxes, reorganization items and extraordinary items, and fixed charges excluding capitalized interest. Fixed charges are the total interest expenses including capitalized interest, amortization of debt expense and a rental factor that is representative of an interest factor (estimated to be one third of annual rent expense) on operating leases.
(6) Includes $758,300 and $792,557 of long-term debt reclassified as current at December 31, 1992 and December 26, 1991, respectively.
(7) Includes current portion of long-term debt.
(8) The Company has never paid a cash dividend.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     The Company's operations include food packaging products (Viskase and Sandusky) and disposable foodservice supplies (Clear Shield).

     The accompanying management's discussion and analysis of financial condition and results of operations should be read in conjunction with the following table:

                                            THREE MONTHS ENDED                                  DECEMBER 27,
                                          ----------------------     JANUARY 1     JANUARY 1,     1991 TO
                                          MARCH 30,    MARCH 31,    TO DECEMBER   TO DECEMBER   DECEMBER 31,
                                            1995         1994         29, 1994      31, 1993        1992
                                          ---------    ---------    ------------  ------------  ------------
                                              (IN THOUSANDS)                     (IN THOUSANDS)
                                               (UNAUDITED)
Net sales:
  Food packaging products................ $ 138,596    $ 126,864      $530,179      $522,363      $513,777
  Disposable foodservice supplies........    17,228       15,875        68,996        66,383        62,918
  Other and eliminations.................                   (146)         (146)       (1,361)         (990)
                                          ---------    ---------      --------      --------      --------
                                          $ 155,824    $ 142,593      $599,029      $587,385      $575,705
                                          =========     ========      ========      ========      ========
Operating income:
  Food packaging products................ $   8,990    $  10,153      $ 48,145      $ 53,432      $ 66,949
  Disposable foodservice supplies........     1,264        1,148         6,514         5,223         5,913
  Other and eliminations.................    (1,565)      (1,591)       (5,982)       (5,023)       (5,656)
                                          ---------    ---------      --------      --------      --------
                                          $   8,689    $   9,710      $ 48,677      $ 53,632      $ 67,206
                                          =========     ========      ========      ========      ========
Depreciation and amortization under
  capital lease and amortization of
  intangibles expense:
  Food packaging products................ $  12,768    $  11,499      $ 47,207      $ 46,715      $ 43,857
  Disposable foodservice supplies........     1,110        1,333         4,125         5,624         5,402
  Corporate and other....................        18           14            55            59            51
                                          ---------    ---------      --------      --------      --------
                                          $  13,896    $  12,846      $ 51,387      $ 52,398      $ 49,310
                                          =========     ========      ========      ========      ========
Capital expenditures:
  Food packaging products................ $   6,053    $   6,638      $ 28,534      $ 37,673      $ 26,618
  Disposable foodservice supplies........     1,578          709         4,012         3,100         2,387
  Corporate and other....................                      7            20           114            13
                                          ---------    ---------      --------      --------      --------
                                          $   7,631    $   7,354      $ 32,566      $ 40,887      $ 29,018
                                          =========     ========      ========      ========      ========

RESULTS OF OPERATIONS

     Three Months Ended March 30, 1995 Compared to the Three Months Ended March 31, 1994

     The Company's sales for the first three months of 1995 were $155.8 million, which represented an increase of 9.3% from the first three months of 1994. Net sales at Viskase increased due to the expansion of Latin American sales, selected sales price increases, strong worldwide film sales, combined with the favorable effects of foreign currency translation. Net sales at Clear Shield increased 8.5% from the prior year primarily due to selling price increases. Sandusky sales declined 21.2% due to losing the business of Scott Paper Company ("Scott"), a major purchaser of containers for its premoistened baby wipes, combined with reduced dairy and deli container sales.

     Operating income for the first three months of 1995 was $8.7 million, which represented a decline of $1 million from the first quarter of 1994. The decline in operating income in 1995 was due to the continued increase in resin prices, price competition in certain foreign markets coupled with additional selling, general and administrative expenses resulting from strategic expansions in foreign markets, including Europe, Latin America and Australia and the decline in Sandusky's sales.

     First quarter 1995 net interest expense totaled $13.4 million, which represented an increase of $1.4 million from the first quarter of 1994. The increase was primarily the result of both increased borrowings and higher rates on the Company's term and revolving loan facilities, combined with additional amortization of deferred financing fees.

     The tax benefit in the first quarter of 1995 resulted from the benefit of U.S. losses partially offset by the provision related to income from foreign subsidiaries. Due to the permanent differences in the U.S. resulting from non-deductible amortization and foreign losses for which no tax benefit is provided, a benefit of $.2 million was provided on a loss before income taxes of $4.1 million. The U.S. tax benefit was recorded as a reduction of the deferred tax liability, and did not result in a refund of income taxes.

     Year Ended December 29, 1994 Compared to Prior Periods

     The Company's 1994 net sales were $599 million, which represented a 2.0% increase over the prior year's sales of $587.4 million.

     Net sales in 1994 for Viskase increased 2.5% over the prior year due to the impact of increased film sales and foreign currency translation. Sandusky's sales declined 8.1% due to the reduction in the baby wipe container sales partially offset by an increase in dairy and deli container volumes. Clear Shield's net sales increased 3.9% primarily due to the impact of third and fourth quarter price increases combined with some volume increases in the wrapped cutlery and retail product lines.

     Operating income for 1994 was $48.7 million, which represented a decline of $5.0 million from the prior year. Pro forma operating income for 1993, giving effect to fresh start reporting and the implementation of the Plan of Reorganization with the related financing as if such events had taken place on January 1, 1993, was $54.6 million. The decline in gross margin in 1994 was due to the impact of price competition in dairy and deli containers and in foreign markets, reduced baby wipe container sales and increased resin prices. Operating income in 1994 benefitted from a $9.5 million settlement of a patent infringement suit. Selling, general and administrative expenses in 1994 include $1.6 million of additional patent legal expenses, costs relating to the expansion in Central and South America, additional corporate costs relating to increased insurance and other costs associated with Envirodyne's status as a public company following its emergence from bankruptcy, as well as increased expenditures on research and development.

     In 1995 another competitor in small diameter casings entered the United States market. Management believes there will be some impact as a result of increased competition in this segment of the market, but has yet to determine its full extent.

     During 1993, Scott notified Sandusky of its intention to purchase containers from other suppliers, and the change was completed in September 1994. Sandusky closed its Clayton, Delaware facility, which was primarily dedicated to the production of baby wipe containers, in December 1994, and is consolidating its manufacturing operations at its Sandusky, Ohio facility.

     Net interest expense for 1994 totaled $49.2 million, which represented an increase of $18.9 million from 1993. The 1994 net interest expense includes $22.5 million of interest expense relating to the Company's 10 1/4% senior notes due 2001 (the "10.25% Notes") versus $1.3 million of interest expense for the first six days of 1993 on the Company's 14 1/2% Senior Discount Notes (amortization of discount), 14% Senior Subordinated Debentures, 13 1/2% Subordinated Notes and the 11 1/4% Pay-in-Kind Notes. As of January 7, 1993, interest expense on those debt issues was no longer recorded due to the Envirodyne bankruptcy case. The 1994 net interest expense benefitted from a lower effective interest rate on the Company's domestic term loan and revolving credit facility.

     Other income (expense) of $1.7 million and $(5.5) million in 1994 and 1993, respectively, included net foreign currency translation gains (losses) of $2.7 million and $(4.6) million, respectively.

     The 1994 and 1993 tax provisions consisted of the provisions on income from the U.S. and foreign subsidiaries. Due to the permanent differences in the U.S. resulting from non-deductible reorganization expenses and amortization and foreign losses for which no tax benefit is provided, a provision of $4.8 million and $12.0 million, respectively, was provided on income (loss) before income taxes and extraordinary items of $1.2 million and $(86.2) million, respectively, for 1994 and 1993. The 1992 period effective tax benefit rate of 27% for income taxes resulted from the benefit of U.S. losses partially offset by the provision related to income from foreign subsidiaries. Domestic cash income taxes paid in 1994, 1993 and 1992 were $1,510,000, $91,000 and $2,027,000, respectively.
Foreign cash income taxes paid in 1994, 1993 and 1992 were $3,548,000, $1,063,000 and $3,131,000, respectively.

     The 1993 reorganization items of $104.7 million consisted of $4.1 million for the write-off of deferred financing fees on the Company's bank credit agreement, $14.9 million for legal, financial advisory and other fees incurred in connection with the Envirodyne bankruptcy case and $85.7 million of adjustment to the fair value of assets and liabilities due to the reorganization and adoption of Fresh Start Reporting (see Note 1 of Notes to Consolidated Financial Statements). Fees and expenses of $3.9 million in 1992 associated with the renegotiation of the Company's debt consisted of legal, financial advisory and other fees.

     The 1993 extraordinary gain of $183.8 million results from the reorganization cancellation of indebtedness offset by the fair value of debt and equity issued and is net of a tax provision of $8.3 million. For a further discussion, see Note 1 of Notes to Consolidated Financial Statements.

     The Company's 1993 net sales were $587.4 million, which represented a 2.0% increase over the prior year's sales of $575.7 million.

     Net sales in 1993 for Viskase were comparable to the prior year. Sandusky's sales increased by 26.3% due to container volume increases resulting from the liquidation of a major competitor offset partially by the effects of intense price competition. Clear Shield's net sales increased 5.5% due to strong volumes across all major product lines offset partially by competitive price conditions.

     Operating income for 1993 was $53.6 million, which represented a decline of $13.6 million from the prior year. The decline in operating income resulted from intense price competition in containers and large diameter casings as well as price pressure in European, Latin American, Japanese and Canadian markets. The Company also recorded an additional $2 million of before tax expense for postretirement benefits due to the adoption on January 1, 1993 of Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." For further discussion, see Note 10 of Notes to Consolidated Financial Statements.

LIQUIDITY AND CAPITAL RESOURCES

     On June 20, 1995, the Company completed the sale to certain institutional investors in a private placement of $160,000,000 aggregate principal amount of Old Notes, $151,500,000 of which bears interest at a rate of 12% per annum and $8,500,000 of which bears interest at a rate equal to the sum of 5.75% plus the six month London Interbank Offered Rate. The Company used the net proceeds of the offering primarily to repay the Company's $86.1 million domestic term loan facility and reduce the amount of the Company's revolving credit obligations by $68.3 million. See "Use of Proceeds" and "Capitalization." Concurrently with the sale of the Old Notes, the Company entered into the Revolving Credit Facility and the Letter of Credit Facility. The Notes and the obligations under the Revolving Credit Facility and the Letter of Credit Facility are guaranteed by the Company's significant domestic subsidiaries and secured by the Collateral Pool. Such guarantees and security are shared by the holders of the Notes and the holders of the obligations under the Revolving Credit Facility on a pari passu basis pursuant to an intercreditor agreement. Pursuant to such intercreditor agreement, the security interest of the holders of the obligations under the Letter of Credit Facility has priority over all other liens on the Collateral Pool. See "Description of Notes -- Collateral and Security" and "Description of Intercreditor Arrangements."

     The Company finances its working capital needs through a combination of cash generated through operations and borrowings under the Revolving Credit Facility. The availability of funds under the Revolving

Credit Facility is subject to the Company's compliance with certain covenants (which are substantially similar to those included in the Indenture), to borrowing base limitations measured by accounts receivable and inventory of the Company and to reserves which may be established in the discretion of the lenders. The available borrowing capacity under the Revolving Credit Facility was approximately $16 million at June 29, 1995.

     The Company anticipates that its operating cash flow will be sufficient to meet its operating expenses and to service its interest payments on the Notes and its other outstanding indebtedness. The Company will be required to satisfy its $80 million mandatory redemption obligation with respect to the Notes in 1999 and to pay the remaining principal amount of the Notes in 2000. Additionally, the Company's 10.25% Notes, of which $219.3 million principal amount is outstanding, will mature in December 2001. The Company expects that in order to make these payments it will be required to pursue one or more alternative strategies, such as refinancing its indebtedness, selling additional equity capital, reducing or delaying capital expenditures, or selling assets. There can be no assurance that any of these strategies could be effected on satisfactory terms, if at all.

     Capital expenditures for the first quarter of 1995 and 1994 totaled $7.6 million and $7.4 million, respectively. Capital expenditures totaled $32.6 million during 1994. This represents an $8.3 million decrease from 1993 capital expenditure levels. The decreased level of capital expenditures in 1994 was principally related to the completion of both the second phase of the European expansion program and initial productive capacity investment program in Brazil during the prior year. In 1995 and future years, capital expenditures are expected to be approximately $30 million annually.

     The Company acquired the minority shareholder's interest in Viskase's Brazilian subsidiary for $4.2 million during the first quarter of 1994.

     The Company has spent approximately $12 million to $17 million annually on research and development programs, including product and process development, and on new technology development during each of the past three years, and the 1995 research and development and product introduction expenses are expected to be approximately $16 million. Among the projects included in the current research and development efforts is the application of certain patents and technology recently licensed by Viskase to the manufacture of cellulosic casings. The commercialization of these applications and the related fixed asset expense associated with such commercialization may require substantial financial commitments in future periods.

                                    BUSINESS

     Envirodyne Industries, Inc. manufactures food packaging products and foodservice supplies through three primary operating subsidiaries -- Viskase, Sandusky and Clear Shield. Viskase is the leading producer of cellulosic casings used in preparing and packaging processed meat products and is a major producer of heat shrinkable plastic bags and specialty films for packaging and preserving fresh and processed meat products, poultry and cheeses. The Company is also a leading domestic and international manufacturer of plasticized polyvinyl chloride ("PVC") films, primarily for use in packaging food items. Through Sandusky, the Company is a producer of thermoformed and injection molded plastic containers, used in the packaging of cultured dairy and delicatessen products, and of horticultural trays and inserts. Finally, through Clear Shield, the Company is a major domestic producer of disposable plastic cutlery, drinking straws, custom dining kits and related products.

     On January 7, 1993, Envirodyne and certain of its subsidiaries (collectively, the "Debtors") filed petitions under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (the "Bankruptcy Court"). On December 31, 1993, the Debtors consummated a plan of reorganization (the "Plan of Reorganization") and emerged from bankruptcy. For additional information regarding the Plan of Reorganization, see Note 1 of Notes to Consolidated Financial Statements.

VISKASE

General

     Viskase developed the basic process for producing cellulosic casings and began commercial production in 1925. Since that time, Viskase has been the leading worldwide producer of cellulosic casings. In 1964 Viskase entered the specialty films business. Since then, it has continued to introduce new specialty films products to customers in the fresh and processed meat, poultry and cheese industries. Viskase also manufactures and sells PVC plastic film for wrapping fresh meats, poultry and other products.

Cellulosic Casings

     Cellulosic casing products are used in the production of processed meat and poultry products, such as hot dogs, salami and bologna. To manufacture these products, meat is stuffed into the casings prior to smoking and cooking. The casings, which are non-edible, serve to hold the shape of the product during these processes. For certain products, such as hot dogs, the casings are removed and discarded prior to retail sale. Casings made of regenerated cellulose were developed by Viskase to replace casings made of animal intestines. Cellulosic casings generally afford greater uniformity, lower cost and greater reliability of supply.

     The production of regenerated cellulose casings generally involves three principal steps: production of a viscose slurry from wood pulp, extrusion of a continuous tube during the regeneration process, and "shirring" of the final product. Shirring is a highly technical process of folding or compressing the casing in tubular form for subsequent use in high-speed stuffing machines. The production of regenerated cellulose involves a complex and continuous series of chemical and manufacturing processes, and Viskase believes that its facilities and expertise in the manufacturing of extruded cellulose are important factors in maintaining its product quality and operating efficiencies.

     Viskase's product line includes both NOJAX(R) cellulosic casings for small sausage products such as hot dogs and paper-reinforced cellulosic casings for large sausages, salami, hams and other processed meat products. Reinforced cellulosic casings are known in the meat industry as fibrous casings.

Specialty Film Products

     Since developing a technology for the extrusion of bioriented plastic films in 1964, Viskase has continued to expand its product line of heat shrinkable bags made from its specialty films. These shrinkable bags are sold under the brand name PERFLEX(R). Viskase's shrinkable plastic bags are used by major poultry, fresh and processed meat and cheese producers to package and preserve their products during wholesale and retail distribution.

     Viskase produces single layer and multilayer heat shrinkable plastic bags. Single layer film bags are used primarily to protect fresh and frozen whole turkeys and chickens from moisture loss and handling damage. Multilayer film bags, referred to in the food industry as "barrier bags," are made of layers of coextruded films, each of which contributes a special property. For example, individual layers can provide mechanical strength or can reduce the transmission of moisture, oxygen or ultraviolet light and can protect bagged products, such as fresh meats, from weight loss and spoilage.

     As part of its service orientation, Viskase also provides graphic art and design services to its customers. Viskase's ability to print on the bags and films directly with designs, illustrations and text in up to eight colors further enhances the appeal of its customers' products.

PVC and Other Film Products

     Viskase manufactures PVC stretch and single layer shrink films under the Filmco(R) brand name, used for wrapping grocery products and for packaging foods. In Europe, Viskase also converts oriented polypropylene films for use in packaging bakery goods and manufactures rigid food packaging materials made from oriented polystyrene.

International Operations

     Viskase has seven manufacturing facilities located outside the continental United States, in Beauvais, France; Thaon, France; Lindsay, Ontario, Canada; Sedgefield, England (Great Britain); Swansea, Wales (Great Britain); Guarulhos, Brazil and Nuevo Laredo, Mexico.

     The aggregate of domestic exports and net sales of foreign operations represents approximately 42% of Viskase's total net sales.

     International sales and operations may be subject to various risks including, but not limited to, possible unfavorable exchange rate fluctuations, political instability, governmental regulations (including import and export controls), restrictions on currency repatriation, embargoes, labor relations laws and the possibility of governmental expropriation. Viskase's foreign operations generally are subject to taxes on the repatriation of funds.

     International operations in certain parts of the world may be subject to international balance of payments difficulties which may raise the possibility of delay or loss in the collection of accounts receivable from sales to customers in those countries. Viskase believes that its allowance for doubtful accounts makes adequate provision for the collectibility of its receivables. Management believes that growth potential exists for many of Viskase's products outside the United States and that Viskase is well positioned to participate in these markets.

Sales and Distribution

     Viskase has a broad base of customers, with no single customer accounting for more than 5% of sales. Viskase sells its products in virtually every country in the world. In the United States, Viskase has a staff of technical sales representatives responsible for sales to fresh meat, processed meat and poultry producers. Approximately 50 distributors market Viskase products to customers in Europe, Africa, Asia, and Latin America. Its products are marketed through its own subsidiaries in the United Kingdom, Germany, France, Italy, Brazil, Mexico and Australia.

     In the United States, Viskase sells its PVC film products primarily to the retail grocery industry through packaging material distributors, food wholesalers and a direct sales force. Additionally the sales organization is supported by a technical service group. The United Kingdom operation sells directly and through distributors, primarily to the retail grocery and foodservice industries in Europe.

     In the United States, Viskase operates casings service centers in Santa Fe Springs, California; Atlanta, Georgia; and Bensalem, Pennsylvania, as well as service centers within the Chicago, Illinois, and Pauls Valley, Oklahoma, plants. In Europe, Viskase operates casings service centers in Milan, Italy and Pulheim, Germany. Viskase also operates a service center in Brisbane, Australia. These service centers provide finishing, inventory and delivery services to Viskase customers.

Competition

     Viskase is the world's leading producer of cellulosic casings and is a major producer of films. Viskase seeks to maintain a competitive advantage by introducing new products having superior performance characteristics over competitive products, by responding quickly to customer product requirements, by providing customers with assistance in production or formulation problems, by producing niche products to fill particular individual customer requirements, by providing technical support services to its customers and by manufacturing products having outstanding quality and performance. From time to time, Viskase experiences reduced market share or reduced profits due to price competition.

     Viskase's principal competitors in cellulosic casings are Teepak, Inc. and Viscofan, S.A. (located in Spain). Some of the other important competitors in the cellulosic casings industry are Kalle Niederlassung der Hoechst AG located in Germany; Wolff Walsrode AG, a wholly-owned subsidiary of Bayer AG, located in Germany; Oy Visko AB located in Finland; Celanese Mexicana located in Mexico; and Trificel located in Brazil.

     In the specialty films area, the largest producer of heat shrinkable bags is the Cryovac Division of W.R. Grace & Company. Cryovac developed heat shrinkable films and a vacuumizing process for applying them in the early 1960's. Cryovac sells bags on a worldwide basis to all segments of the food industry, including meat and poultry producers. American Can Company, a subsidiary of Pechiney Corp., is another competitor in the specialty films area. Management believes that Viskase is in the number two position in the world behind Cryovac in the sale of heat shrinkable bags.

     In the PVC films area, major competitors in the U.S. and Europe include Borden, Inc., Huntsman Film Products Corporation and Anchor Plastics, which may have substantially greater financial and other resources than those of the Company.

Research and Development; Customer Support

     Viskase's continuing emphasis on research and development is central to its ability to maintain industry leadership. In particular, Viskase focuses on the development of new products that increase customers' operating efficiency, reduce their operating costs and expand their markets. Viskase's projects include development of new processes and products to improve its manufacturing efficiencies. Viskase's research scientists, engineers and technicians are engaged in continuing product and equipment development and also provide direct technical and educational support to its customers.

     Viskase founded its Food Science and Quality Institute (the "Institute") in 1941 to assist the meat and poultry industry in the development of new food items and more efficient production and packaging methods using Viskase products. The Institute's staff works closely with Viskase's sales and marketing professionals providing responsible, high-quality technical service to, and support of, Viskase customers. The Institute is able to reproduce customers' products and processes in order to help customers to solve their problems and to experiment with new foods and production techniques. The Institute conducts Meat Science Seminars that are attended by Viskase customers and production, research and quality assurance personnel, as well as food scientists from leading academic institutions.

Seasonality

     Historically, domestic sales and profits of Viskase have been seasonal in nature, increasing in the spring and summer months and again near the year-end holiday season. Sales of specialty films to the fresh meat industry and sales outside of the United States follow a relatively stable pattern throughout the year. Sales of

PVC films experience only minor seasonality with sales generally increasing during the second and third quarters.

Raw Materials

     Raw materials used by Viskase include cellulose (from wood pulp), fibrous paper, petroleum based resins, plasticizers and various other chemicals. Viskase generally purchases its raw materials from a single or small number of suppliers with whom it maintains good relations. Certain primary and alternative sources of supply are located outside the United States. Viskase believes, but there can be no assurance, that adequate alternative sources of supply currently exist for all of Viskase's raw materials or raw material substitutes that Viskase could modify its processes to utilize.

SANDUSKY

     Sandusky is a leading producer of thermoformed and injection molded plastic containers, used in the packaging of cultured dairy and delicatessen products, and of horticultural trays and inserts. Sandusky sells a majority of its products to dairy product manufacturers for packaging items such as yogurt and cottage cheese and to supermarkets for in-store packaging of take-home foods. The containers are normally custom printed in various colors with product identification, company names, logos, nutritional information and universal product codes in accordance with the customers' requirements. Sandusky and its predecessors had been the principal supplier to Scott Paper Company ("Scott") of containers for its premoistened baby wipes. During 1993, Scott notified Sandusky of its intention to purchase containers from other suppliers, and the change was completed in September 1994. Sandusky closed its Clayton, Delaware facility, which was primarily dedicated to the production of baby wipe containers, in December 1994, and is consolidating its manufacturing operations at its Sandusky, Ohio facility.

     Sandusky sells directly to its dairy and non-food customers through its sales and marketing group. Delicatessen containers and horticultural products are sold both directly and through commissioned brokers. Sandusky markets its products primarily in the northeastern, southern and midwestern regions of the United States. Plastic container sales are somewhat seasonal in nature, with slightly higher delicatessen container sales in late spring and summer and higher dairy sales in the fourth quarter.

     All of Sandusky's thermoformed and injection molded products are produced at its two Sandusky, Ohio plants. Thermoforming is a process by which plastic resin pellets are melted and extruded into sheet stock, which is then heated and formed into finished containers, lids and trays. Injection molding is a process by which polypropylene and polyethylene pellets are melted and injected at high pressure into precision molds to produce a finished container. The principal raw materials used by Sandusky are prime high impact polystyrene, polypropylene and polyethylene resins, which currently are available from several domestic sources.

     The dairy and delicatessen containers industry is highly fragmented. Sandusky competes in the manufacture and sale of dairy and delicatessen containers with several domestic manufacturers of thermoformed and injection molded plastic containers. Major competitive factors in the dairy and delicatessen container business are price, quality and customer service. Major competitive factors in the specialized thermoformed container business are price and technical and customer service capabilities.

CLEAR SHIELD

     Clear Shield, headquartered in Wheeling, Illinois, is a major domestic producer of disposable plastic cutlery, drinking straws, custom dining kits and related foodservice products. Clear Shield is one of the largest producers of plastic cutlery and drinking straws in the United States. These products are sold primarily to institutional users, comprising principally major fast-food restaurant chains, schools, and hospitals, and also to consumers through retail outlets. Sales are made under registered trade names including CLEAR SHIELD(R) and CARNIVAL(R). Institutional customers include such leading fast-food chains as McDonald's Corporation, Burger King Corporation, Taco Bell, Hardee's, KFC Restaurants and Pizza Hut.

     Clear Shield's products are produced at plants in Wheeling, Illinois; Leominster, Massachusetts; and Shreveport, Louisiana. Plastic cutlery is made by melting polystyrene or polypropylene beads, which are then injected into specially designed custom molds within high-speed injection molding machines. Drinking straws are made by extruding molten polypropylene through specially designed dies within high-speed extrusion machines. Certain completed products are then specially wrapped using high-speed wrapping machines. Raw materials used in the manufacturing process currently are available from alternative sources. Raw material costs, in particular of polystyrene and polypropylene, are a major portion of Clear Shield's production costs. Although Clear Shield is generally able to pass on most raw material cost increases to customers, there can be a delay which varies by customer and market.

     Sales are made predominantly in the United States, primarily east of the Rocky Mountains, using Clear Shield's own sales force augmented by a network of non-exclusive, independent sales representatives. The majority of Clear Shield's sales, consisting of bulk and individually packaged products for institutional users, generally is not seasonal. Sales of retail packaged products are seasonal, however, with the highest sales and operating profits historically being achieved in the second and third quarters.

     While competitive pricing generally is of key importance, Clear Shield also competes by emphasizing responsive service to customers, by maintaining consistent quality in its products and by capitalizing on its efficient and flexible operations. These efficiencies stem largely from proprietary improvements to the manufacturing process, high-volume manufacturing facilities and a flexible work force that enable Clear Shield to produce and ship more than 50 million items per working day.

     Clear Shield's primary competitors include several major corporations, some of which are larger and better capitalized than Clear Shield and, in some cases, offer a wider product line than Clear Shield. Clear Shield's competitors periodically engage in aggressive price discounting to gain business. Clear Shield believes, however, that such market conditions will not result in any long-term material loss of business for Clear Shield, although its profit margins may be affected from time to time.

EMPLOYEES

     The Company generally maintains productive and amicable relationships with its 4,900 employees worldwide. One of Viskase's domestic plants, located in Loudon, Tennessee, is unionized, and all of its Canadian and European plants have unions. From time to time union organization efforts have occurred at other individual plant locations. Unions represent a total of approximately 1,500 of Viskase's 4,000 employees. None of Clear Shield's approximate 525 employees is represented by a union. Certain of the hourly production personnel of Sandusky's Ohio thermoforming facility are members of a union.

TRADEMARKS AND PATENTS

     Viskase holds patents on many of its major technologies, including those used in its manufacturing processes and the technology embodied in products sold to its customers. Because it believes its ongoing market leadership depends heavily upon its technology, Viskase vigorously protects and defends its patents against infringement by competitors on an international basis. Viskase, as part of its research and development program, has developed and expects to continue to develop new proprietary technology and has licensed proprietary technology from third parties. Management believes these activities will enable Viskase to maintain its competitive position. Viskase also owns numerous trademarks and registered tradenames that are used actively in marketing its products. Viskase periodically licenses its process and product patents to competitors to generate royalty income.

     The other Company operations also own trademarks and tradenames that are used actively in marketing products. Sandusky has patents on new product developments, but, with the exception of Viskase, patent protection is not currently material to any of the operations as now conducted.

RESEARCH AND DEVELOPMENT

     Research and development costs are expensed as incurred and, on a consolidated basis, totaled $16,852,000, $15,216,000 and $12,323,000 for 1994,
1993 and 1992, respectively. The majority of such costs are attributable to Viskase's extensive research and development program.

     Viskase believes it has achieved and maintained its position as a leading producer of cellulosic casings and as a major domestic producer of specialty films for packaging meats through significant expenditures on research and development. The Company expects to continue its research and development efforts. The commercialization of certain of these product and process applications and related capital expenditures to achieve commercialization may require substantial financial commitments in future periods. Should these activities be curtailed or if capital resources are not available to develop its projects, Viskase's ability to maintain its present market share could be materially impaired.

ENVIRONMENTAL REGULATIONS

     In manufacturing its products, the Company employs certain hazardous chemicals and generates toxic and hazardous wastes. The use of these chemicals and the disposal of such waste is subject to stringent regulation by several governmental entities, including the United States Environmental Protection Agency ("USEPA") and similar state, local and foreign environmental control entities. The Company is subject to various environmental, health and safety laws, rules and regulations including those of the United States Occupational Safety and Health Administration and USEPA. These laws, rules and regulations are subject to amendment and to future changes in public policy or interpretation, which may affect the operations of the Company. The Company uses its best reasonable efforts to comply with promulgated laws, rules and regulations and participates in the rulemaking process.

     For several years prior to 1989, Viskase was involved in regulatory proceedings before the Illinois Pollution Control Board ("IPCB") in which the IPCB sought to adopt air pollution control requirements applicable to emissions of volatile organic material ("VOM") from sources located in the Chicago metropolitan area. The IPCB was required to adopt such regulations pursuant to provisions of the Clean Air Act requiring states to promulgate State Implementation Plans ("SIP's") providing for reduction of VOM emissions. Such regulations must require sources to control their emissions using "reasonably available control technology" ("RACT"). The IPCB ultimately adopted a RACT regulation for Viskase's Chicago facility that did not require installation of additional control technology and did not impose substantial compliance costs with respect to the facility.

     In addition, the USEPA proposed rules for controlling VOM emissions in the Chicago area on December 27, 1989. Viskase submitted extensive comments in response to the regulatory proposal. Among those comments was that the rules do not constitute RACT with respect to Viskase's Chicago facility. On June 29, 1990, the USEPA promulgated the rules in substantially the same form as had been proposed. For most sources, the "effective date" of the rule was July 30, 1990, and the compliance date was one year thereafter. Although the USEPA stated that the rules would apply to Viskase, it has extended the effective date of the rules for Viskase indefinitely to provide the USEPA with enough time to fully consider the rules as applied to Viskase.

     In 1991, pursuant to certain amendments to the federal Clean Air Act, the Illinois Environmental Protection Agency ("IEPA") proposed to the IPCB emissions control rules that were virtually identical to the federal regulations. Viskase submitted comments on the proposed rules that pointed out that the IPCB had previously adopted a site-specific rule for Viskase. Therefore, Viskase requested that the IPCB exempt Viskase from the proposed new rules. The IPCB granted Viskase's request and then submitted the proposed rules, which included an exemption for Viskase, to the USEPA for review. The USEPA subsequently commented on the proposed rules, but made no mention of the exemption for Viskase. The IPCB then promulgated the rules, including the exemption for Viskase. The final IPCB rules were submitted to the USEPA for its formal approval as part of the state's SIP.

     During its technical review of the SIP, the USEPA objected to certain provisions of the Illinois rules and requested that the IEPA incorporate revisions. The revised rules, which the IPCB submitted to the USEPA in mid-1993, codify the stay as to the effective date and compliance date of the rules previously granted to Viskase.

     In late 1994, the USEPA proposed a revision to the federal implementation plan. The proposed USEPA rule would be virtually identical to the site-specific rule applicable to Viskase that was adopted by the IPCB, the only difference relating to monitoring requirements. Viskase believes that it can comply with the USEPA proposed rules, and submitted comments on the proposed rule urging its adoption. Viskase is optimistic that the proposed USEPA rule will be promulgated as proposed, although if the proposed rule is not adopted it is possible that USEPA action might result in significant costs at the Chicago facility or might result in significant changes in the operation of this facility. Management believes that this matter will be resolved without material impact on the Company and does not expect that any such costs or changes associated with the Chicago facility would have a material adverse effect on the consolidated financial statements of the Company.

     Certain of the Company's facilities are or may become potentially responsible parties with respect to off-site waste disposal facilities.

     The Economic Development Administration, an agency of the United States Department of Commerce ("EDA"), and the USEPA filed a proof of claim in the Envirodyne bankruptcy case relating to recovery of environmental response costs incurred or to be incurred in connection with certain real property located at 2701 East 106th Street, Chicago, Illinois, the former location (the "Site") of the operations of the subsidiaries of the Company constituting the former steel and mining segment. Navistar International Transportation Corp. ("Navistar Transportation"), which was the previous owner of the Site also filed a proof of claim in the Envirodyne bankruptcy case in an unspecified amount with respect to environmental liabilities at the Site. Envirodyne and Navistar Transportation have negotiated a definitive settlement agreement, subject to final approval by the EDA and USEPA, Bankruptcy Court approval and public comment pursuant to regulations applicable to EDA and USEPA, to settle the claims against Envirodyne through the payment of $5,000 to the USEPA and the issuance of 64,460 shares of Common Stock to Navistar Transportation. In the event that the settlement is not completed, Envirodyne believes that it has valid defenses to the claims and will continue its objections to the claims. To the extent that USEPA, EDA or Navistar Transportation were able to establish liability and damages as to their respective proofs of claim, such parties would receive Common Stock under the Plan of Reorganization in satisfaction of such claims. See Note 1 of Notes to Consolidated Financial Statements.

     As noted above, new environmental and health and safety laws can impose significant compliance costs, including two forthcoming rules. Under the Clean Air Act Amendments of 1990, various industries, including casings manufacturers, will be required to meet air emissions standards for certain chemicals based on use of the "maximum achievable control technology" ("MACT"). MACT standards for casings manufacture have not yet been proposed or promulgated; therefore, at this time no estimate of the cost of complying with MACT standards can be made. Such rules, however, will likely impose similar costs on all casings manufacturers in the United States.

     Under the Resource Conservation and Recovery Act ("RCRA"), regulations have been recently proposed that would, in some cases, impose additional effluent limitations on wastewater discharged from wastewater treatment systems employing surface impoundments. In addition, RCRA regulations to be proposed in the future may impose design and/or operating requirements on such impoundments. Two of Viskase's plants use surface impoundments. The Company is currently assessing the potential impact of the proposed regulations.

     Various state, local and foreign governments have enacted or are considering enacting laws, rules or regulations concerning the disposal of plastic products. While such legislative action has had a minor effect on certain product sales and may have further effect in the future, the Company is not aware of any existing legislative action that it currently expects to have a material adverse effect on the Company.

PROPERTIES

Viskase facilities

             LOCATION                 SQUARE FEET                     PRIMARY USE
             --------                 -----------                     -----------
Manufacturing Facilities
  Aurora, Ohio.....................      73,000      PVC film production
  Barceloneta, Puerto Rico.........     156,000      Idle plant facilities held for sale
  Beauvais, France (a).............     235,000      Casings production and finishing
  Centerville, Iowa................     223,000      Specialty films production and finishing
  Chicago, Illinois................     991,000      Casings production, administration and
                                                     research
  Guarulhos, Brazil................      81,000      Specialty films production and casings
                                                     finishing
  Huntsville, Alabama..............      27,000      Idle plant facilities held for sale
  Kentland, Indiana................     125,000      Casings finishing
  Lindsay, Ontario, Canada.........     269,000      Casings finishing and specialty films
                                                     finishing
  Loudon, Tennessee................     250,000      Casings production
  Nuevo Laredo, Mexico (a).........      22,000      Casings finishing
  Osceola, Arkansas................     223,000      Casings production and finishing
  Pauls Valley, Oklahoma...........     110,000      Casings finishing, specialty films production
                                                     and finishing
  Sedgefield, England..............     132,000      PVC and rigid OPS production and OPP
                                                     conversion
  Swansea, Wales (Great Britain)...      77,000      Specialty films production and finishing
  Swansea, Wales (a)...............      28,000      Administrative facilities
  Thaon, France....................     239,000      Casings production and finishing

Service Centers
  Atlanta, Georgia (a)
  Bensalem, Pennsylvania
  Brisbane, Australia (a)
  Chicago, Illinois
  Milan, Italy
  Pauls Valley, Oklahoma
  Pulheim, Germany (a)
  Santa Fe Springs, California

Headquarters
  Worldwide: Chicago, Illinois
  Europe: Paris, France (a)

- -------------------------
(a) Leased. All other properties are owned by the respective company or its subsidiaries.

Clear Shield facilities

             LOCATION                 SQUARE FEET                     PRIMARY USE
             --------                 -----------                     ------------
  Leominster, Massachusetts........     135,000      Cutlery, straws and combination kits
  Shreveport, Louisiana............     148,000      Cutlery, straws and combination kits
  Wheeling, Illinois (two
     plants).......................     260,000      Cutlery, straws and combination kits;
                                                     Headquarters

Sandusky facilities

             LOCATION                 SQUARE FEET                     PRIMARY USE
             --------                 -----------                     ------------
  Sandusky, Ohio...................     195,000      Manufacturing; Headquarters
  Sandusky, Ohio...................      31,000      Warehouse
  Sandusky, Ohio (a)...............      97,000      Warehouse
  Sandusky, Ohio (a)...............      90,000      Manufacturing
  Clayton, Delaware (a)............      81,000      Vacant (lease expires October 1995)

- -------------------------
(a) Leased. All other properties are owned by the respective company or its subsidiaries.

     The Company's headquarters are located in leased facilities in Oak Brook, Illinois. The Company believes that its properties generally are suitable and adequate to satisfy the Company's present and anticipated needs. The United States real property owned by the Company are included in the Collateral Pool.

LEGAL PROCEEDINGS

Lumpkin Litigation

     On February 17, 1989, a complaint was filed against Envirodyne in the United States District Court for the Northern District of Illinois ("District Court") by a plaintiff class consisting of former union employees of WSC Corp. ("WSC"). WSC was a wholly-owned subsidiary of EDC Holding Company ("EDC") whose operations consisted of the former steel and mining segment (SMD) of Navistar International Corp. ("Navistar"). EDC, then a wholly-owned subsidiary of Envirodyne, acquired SMD from Navistar in 1977 and transferred the SMD assets to WSC and to other wholly-owned subsidiaries of EDC. In 1980, EDC and WSC filed voluntary bankruptcy petitions and halted operations. The plaintiffs are seeking to recover from Envirodyne certain pension and other benefits allegedly owed by WSC under a collective bargaining agreement to which WSC (but not Envirodyne) was a party. The complaint seeks to hold Envirodyne directly liable for these benefits on an alter ego theory of liability. The plaintiffs seek (1) damages under the WSC 1977-1980 collective bargaining agreement of $80 million to $100 million (less the amount of the plaintiffs' $14.8 million received in settlement of litigation with Navistar), (2) unspecified equitable relief under ERISA
Section 502, and (3) other compensatory damages and punitive damages, unspecified in amount, under ERISA Section 502 and Section 301 of the Labor Management Relations Act.

     After the bankruptcy of EDC and WSC, the same plaintiff class now suing Envirodyne brought suit against Navistar for recovery of the same benefits now claimed against Envirodyne. In determining whether a settlement agreement in the Navistar case released Envirodyne from the liabilities asserted, the United States Court of Appeals for the Seventh Circuit ("Court of Appeals") held that the interpretation of the settlement agreement would require lower court findings of fact with respect to the parties' intent in entering into the settlement agreement. In addition, the Court of Appeals commented on the legal principles that would be applicable to the plaintiffs' alter ego claim. While the Court of Appeals observed that concerns for corporate form should be secondary to the congressional intent of ERISA to provide for pension benefits, the Court proceeded to note that to be successful the plaintiffs must establish the presence of two factors: firstly, that there was a unity of interest and ownership such that the separate corporate identities of Envirodyne and the two subsidiaries no longer existed; and, secondly, that recognition of separate corporate existence would sanction a fraud or promote injustice.

     The Lumpkin litigation was stayed by the commencement of the Envirodyne bankruptcy case in January 1993. Envirodyne and the plaintiffs are currently participating in a District Court mediation process to attempt to resolve the case. Because the claims relating to the Lumpkin litigation arose prior to the commencement of the Envirodyne bankruptcy case, such claims are subject to the Plan of Reorganization. Accordingly, to the extent that the plaintiffs in the Lumpkin litigation were able to establish liability and damages, the plaintiffs would under the Plan of Reorganization receive Common Stock in satisfaction of such damages. For a description of the amount of Common Stock to which Envirodyne general unsecured creditors were generally entitled, see Note 1 of Notes to Consolidated Financial Statements. Therefore, although the Company denies liability in the Lumpkin litigation, and in the absence of successful mediation or other settlement negotiations will continue to vigorously defend the case, an adverse finding of liability and damages in the case could result in substantial dilution to the holders of the Common Stock.

Indemnification Claims

     Litigation has been initiated with respect to events arising out of the Envirodyne bankruptcy case and the 1989 acquisition of Envirodyne by Emerald Acquisition Corporation ("Emerald") with respect to which, although Envirodyne is not presently a party to such litigation, certain defendants have asserted indemnity rights against Envirodyne.

     In ARTRA Group Incorporated v. Salomon Brothers Holding Company Inc, Salomon Brothers Inc, D.P. Kelly & Associates, L.P., Donald P. Kelly, Charles K. Bobrinskoy, James L. Massey, William Rifkind and Michael Zimmerman, Case No. 93 A 1616, United States Bankruptcy Court for the Northern District of Illinois, Eastern Division, ARTRA Group Incorporated ("ARTRA") alleges breach of fiduciary duty and tortious inference in connection with the negotiation and consummation of the Plan of Reorganization. In ARTRA Group Incorporated v. Salomon Brothers Holding Company Inc, Salomon Brothers Inc, D.P. Kelly & Associates, L.P., Donald
P. Kelly, Charles K. Bobrinskoy and Michael Zimmerman, Case No. 93 L 2198, Circuit Court of the Eighteenth Judicial Circuit, DuPage County, Illinois, ARTRA alleges negligence, breach of fiduciary duty, fraudulent misrepresentation and deceptive business practices in connection with the 1989 acquisition of Envirodyne by Emerald. The plaintiff seeks damages in the total amount of $136,200,000 plus interest and punitive damages of $408,600,000. D.P. Kelly & Associates, L.P. and Messrs. Kelly, Bobrinskoy, Massey, Rifkind and Zimmerman have asserted common law and contractual rights of indemnity against Envirodyne for attorneys' fees, costs and any ultimate liability relating to the claims set forth in the complaints. Envirodyne is continuing its evaluation of the merits of the indemnification claims against Envirodyne and the underlying claims in the litigation. Upon the undertaking of D.P. Kelly & Associates, L.P. to repay such funds in the event it is ultimately determined that there is no right to indemnity, Envirodyne is advancing funds to D.P. Kelly & Associates, L.P. and Mr. Kelly for the payment of legal fees in the case pending before the Bankruptcy Court. Although the case is in a preliminary stage and the Company is not a party thereto, the Company believes that the plaintiff's claims raise similar factual issues to those raised in the Envirodyne bankruptcy case which, if resolved in a manner similar to that in the Envirodyne bankruptcy case, would render it difficult for the plaintiff to establish liability. Accordingly, the Company believes that the indemnification claims would not have a material adverse effect upon the business or financial position of the Company, even if the claimants were successful in establishing their right to indemnification.

Treatment of Untendered Shares Under Plan of Reorganization

     Certain of Envirodyne's stockholders prior to the acquisition of Envirodyne by Emerald failed to exchange their certificates representing old Envirodyne common stock for the $40 per share cash merger consideration specified by the applicable acquisition agreement. In the Envirodyne bankruptcy case, Envirodyne is seeking to equitably subordinate the interests of the holders of untendered shares, in which event such holders would receive no distribution pursuant to the Plan of Reorganization. The Bankruptcy Court granted Envirodyne's motion for summary judgment to equitably subordinate the holders of untendered shares. The United States District Court for the Northern District of Illinois has affirmed the Bankruptcy Court's summary judgment. If such holders were nonetheless ultimately successful in a further appeal of this matter, Envirodyne believes that the maximum number of shares of Common Stock that it would be required to issue to such claimants is approximately 106,000.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The directors and executive officers of the Company are as follows:

                   NAME                      AGE                      POSITION
                   ----                      ---                      --------
Donald P. Kelly...........................   73     Chairman of the Board, President and Chief
                                                    Executive Officer and Director
F. Edward Gustafson.......................   53     Executive Vice President, Chief Operating
                                                    Officer and Director
J. S. Corcoran............................   52     Executive Vice President and Chief Financial
                                                    Officer
Stephen M. Schuster.......................   39     Vice President, Secretary and General
                                                    Counsel
Gordon S. Donovan.........................   41     Vice President and Treasurer
Robert N. Dangremond......................   52     Director
Avram A. Glazer...........................   34     Director
Malcolm I. Glazer.........................   66     Director
Michael E. Heisley........................   58     Director
Gregory R. Page...........................   43     Director
Mark D. Senkpiel..........................   42     Director

     Donald P. Kelly. Mr. Kelly has been Chairman of the Board, President and Chief Executive Officer of the Company since May 1989. Mr. Kelly has also served as President and Chief Executive Officer of D.P. Kelly & Associates, L.P. ("DPK"), a management services and private investment firm, since November 1988. Previously, Mr. Kelly was Chairman of Beatrice Company; Chairman and Chief Executive Officer of E-II Holdings Inc.; Chairman and Chief Executive Officer of BCI Holdings Corporation; President of Kelly, Briggs & Associates; and Chairman, President and Chief Executive Officer of Esmark, Inc. Mr. Kelly has served as a director of the Company since 1989.

     F. Edward Gustafson. Mr. Gustafson has been Executive Vice President and Chief Operating Officer of the Company since May 1989. Mr. Gustafson was President of Viskase Corporation, a wholly-owned subsidiary of the Company, from February 1990 to August 1994. Mr. Gustafson has also served as Executive Vice President and Chief Operating Officer of DPK since November 1988. Mr. Gustafson previously held the positions of Vice President of Beatrice Companies, Inc.; President of E-II Food Specialties Inc.; Executive Vice President of Beatrice U.S. Food Inc.; and President of the Consumer Healthcare Division of Miles Inc. Mr. Gustafson has served as a director of the Company since 1993.

     J. S. Corcoran. Mr. Corcoran has been Executive Vice President and Chief Financial Officer of the Company since May 1989. Mr. Corcoran has also served as Executive Vice President and Chief Financial Officer of DPK since November 1988.

     Stephen M. Schuster. Mr. Schuster has been Vice President, Secretary and General Counsel of the Company since May 1989. Mr. Schuster has also served as Vice President and General Counsel of DPK since January 1989.

     Gordon S. Donovan. Mr. Donovan has been Treasurer of the Company since November 1989 and was elected as Vice President in May 1995.

     Robert N. Dangremond. Mr. Dangremond has been a principal with Jay Alix & Associates, a consulting and accounting firm specializing in corporate restructurings and turnaround activities, since August 1989. Mr. Dangremond was Chairman of the Board, President and Chief Executive Officer of AM International, Inc., a provider of graphics arts equipment, supplies and services, from February 1993 to September 1994. From 1981 through 1989, Mr. Dangremond was the Chief Financial Officer and Treasurer of the Leach &

Garner Company. Mr. Dangremond is also a director of Standard Brands Paint Company, a manufacturer and retailer of paints and related items, Barry's Jewelers, a jewelry retailer, and AM International, Inc. Mr. Dangremond has served as a director of the Company since 1993.

     Avram A. Glazer. Mr. Avram A. Glazer has been employed by and worked on behalf of, Malcolm I. Glazer and a number of entities owned and controlled by Malcolm I. Glazer, for more than the past nine years, with his principal responsibilities including identifying, implementing, monitoring and disposing of Malcolm I. Glazer's investment interests, including serving as a Vice President of First Allied Corporation ("First Allied"), an investment company, since 1985. He has served as the President and Chief Executive Officer of Zapata Corporation ("Zapata"), a natural gas company, since March 1995. He is also a director of Zapata. He also serves as a director of Houlihan's Restaurant Group, Inc. ("Houlihan's"), a restaurant holding company, and Specialty Equipment Companies, Inc. ("Specialty"), a restaurant equipment manufacturer. Avram A. Glazer is the son of Malcolm I. Glazer, who is a member of the Board of Directors, and has served as a director of the Company since May 1995.

     Malcolm I. Glazer. Mr. Malcolm I. Glazer has been a self-employed private investor, whose diversified portfolio consists of investments in television broadcasting, restaurants, health care, banking, real estate, stock and corporate bonds, for more than the past nine years. He has been President and Chief Executive Officer of First Allied since 1984. He is Chairman of the Board of Zapata and Chairman of the Board of Houlihan's. He also serves as a director of Specialty. Malcolm I. Glazer is the father of Avram A. Glazer, who is a member of the Board of Directors, and has served as a director of the Company since May 1995.

     Michael E. Heisley. Mr. Heisley has for more than five years been the Chief Executive Officer of Heico Acquisitions, through which Mr. Heisley has interests in various manufacturing companies. Mr. Heisley is also a director of Capsonic Group, Inc.; Pettibone Corporation; Heico, Inc.; Davis Wire Corp.; Tom's Foods, Inc.; Robertson CECO, Inc.; and Nutri/System, Inc. Mr. Heisley has served as a director of the Company since 1993.

     Gregory R. Page. Mr. Page has been President of North American Beef Operations of Cargill, Inc., a multi-national trader and processor of foodstuffs and other commodities, since February 1992, and has prior thereto held various other positions with Cargill, Inc. Mr. Page has served as a director of the Company since 1993.

     Mark D. Senkpiel. Mr. Senkpiel has for more than five years been Investment Director of the Investment Management Division of Allstate Life Insurance Company. Mr. Senkpiel has served as a director of the Company since 1993.

     On January 7, 1993, Envirodyne and its major domestic subsidiaries filed petitions under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code"). On December 31, 1993, Envirodyne and the debtor subsidiaries consummated a plan of reorganization and emerged from bankruptcy.

     Mr. Dangremond was appointed Chairman of the Board, President and Chief Executive Officer of AM International, Inc. ("AMI") in connection with turnaround consulting services provided to AMI by Jay Alix & Associates, of which Mr. Dangremond is a principal. On May 17, 1993, AMI filed a petition under Chapter 11 of the Bankruptcy Code. On September 29, 1993, a plan of reorganization was confirmed with respect to AMI.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     Compensation of Directors. Each director who is not an officer of the Company received an annual retainer of $20,000 in 1994 and a fee of $1,000 for each attended meeting of the Board of Directors. Chairmen of committees of the Board of Directors received an annual retainer of $1,500 in 1994. Directors also received a fee for each attended meeting of a committee of the Board of Directors of $1,000 ($500 in the case of committee meetings occurring immediately before or after meetings of the full Board of Directors). Directors who are officers of the Company do not receive compensation in their capacity as members of the Board of Directors. On May 10, 1995 (the date of the Company's annual meeting of stockholders), each non-employee director of the Company received non-qualified stock options to purchase 2,000 shares of Common Stock at an option exercise price equal to the fair market value of a share of Common Stock on the date of grant in accordance with the terms of the 1993 Stock Option Plan. Pursuant to such Plan, on the date of each subsequent annual meeting of stockholders, non-employee directors will automatically be granted non-qualified options to purchase 1,000 shares of Common Stock at an option exercise price equal to the fair market value of a share of Common Stock on the date of grant.

     The Board of Directors has established the following standing committees:

     Audit Committee. The principal responsibilities and authority of the Audit Committee are to review and recommend to the Board of Directors the selection of the Company's independent accountants; to review with the independent accountants the scope and results of the annual audit engagement and the system of internal accounting controls; and to direct and supervise special audit inquiries. The current members of the Audit Committee are Michael E. Heisley, Chairman, and Mark D. Senkpiel.

     Compensation and Nominating Committee. The principal responsibilities and authority of the Compensation and Nominating Committee are to review and approve certain matters involving executive compensation; to review and approve grants of stock options and stock appreciation rights under the Company's incentive plans; to review and recommend adoption of or revisions to compensation plans and policies; and to review and make recommendations to the Board of Directors regarding such matters as the size and composition of the Board of Directors, criteria for director nominations, director candidates and such other related matters as the Board of Directors may request from time to time. The current members of the Compensation and Nominating Committee are Robert N. Dangremond, Chairman, and Gregory R. Page.

     The Board of Directors may from time to time establish other committees to assist it in the discharge of its responsibilities.

     Compensation Committee Interlocks and Insider Participation. The Compensation and Nominating Committee of the Board of Directors consists of Messrs. Dangremond and Page, each of whom is a non-employee director of the Company. Mr. Page is the President of North American Beef Operations of Cargill, Inc. In fiscal 1994, Viskase had sales of $14,779,000 made in the ordinary course and on arm's-length terms to Cargill, Inc. and its affiliates. Cargill Financial Services Corporation is the beneficial owner of 10.1% of the Company's outstanding Common Stock.

     Summary of Cash and Certain Other Compensation of Executive Officers. The Summary Compensation Table below provides certain summary information concerning cash compensation paid by the Company during 1994, 1993 and 1992 for services rendered by the Company's Chief Executive Officer and each of the other executive officers of the Company serving at the end of the last completed fiscal year whose total annual salary and bonus exceeded $100,000 in 1994. For additional information, including a description of the Amended and Restated Management Services Agreement dated as of December 31, 1993 between the Company and DPK, see "Certain Relationships and Related Transactions."

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                  ANNUAL COMPENSATION           COMPENSATION
                                           ---------------------------------       AWARDS
                                                                OTHER ANNUAL    ------------     ALL OTHER
            NAME AND                       SALARY     BONUS     COMPENSATION      OPTIONS       COMPENSATION
       PRINCIPAL POSITION          YEAR      ($)       ($)          $(1)           (#)(2)          ($)(3)
- --------------------------------   ----    -------    ------    ------------    ------------    ------------
Donald P. Kelly.................   1994    450,000        --        48,125             --             472
Chairman of the Board, President   1993    450,000        --            --             --             472
and Chief Executive Officer        1992    450,000        --       202,771             --             469
F. Edward Gustafson.............   1994    390,000        --        61,496             --          16,203
Executive Vice President and       1993    390,000        --       110,370             --          10,976
Chief Operating Officer            1992    390,000        --       140,503             --           9,724

J. S. Corcoran..................   1994    390,000        --        78,072             --             472
Executive Vice President           1993    390,000        --        85,186             --             472
and Chief Financial Officer        1992    390,000        --        81,287             --             469

Stephen M. Schuster.............   1994    151,375    63,261            --         22,850           6,197
Vice President, Secretary          1993    144,750    47,406            --             --           6,320
and General Counsel(4)             1992    138,125    46,437            --             --           6,136

- -------------------------
(1) In 1994 and 1992 Mr. Kelly was reimbursed for personal travel expenses in the amounts of $40,500 and $193,579, respectively. In 1994 and 1993 Mr. Gustafson was reimbursed $33,503 and $31,543, respectively, for payment of income taxes (gross ups) on certain benefits and in 1993 had personal use of a Company auto at an aggregate incremental cost to the Company of $50,000. In 1992 Mr. Gustafson was reimbursed for personal travel expenses in the amount of $86,291. In 1994 Mr. Corcoran was reimbursed $30,092 for payment of income taxes (gross ups) on certain benefits. In 1994 and 1993 Mr. Corcoran had personal use of a Company auto at an aggregate incremental cost to the Company of $30,861 and $33,000, respectively. Mr. Corcoran was reimbursed for personal travel expenses in the amounts of $30,780 and $33,870 in 1993 and 1992, respectively.

(2) Incentive stock options were granted on May 27, 1994 under the 1993 Stock Option Plan.

(3) All Other Compensation consists primarily of the Company's contributions pursuant to defined contribution plans. In 1994, Mr. Gustafson and Mr. Schuster received $12,750 and $5,963, respectively, with respect to such Company contributions.

(4) Mr. Schuster is eligible for payments under the Envirodyne Management Incentive Plan. Bonus payments are determined based upon the Company's overall financial performance and the individual's performance. Cash bonuses under the Management Incentive Plan are earned with respect to the year indicated and paid in the following year.

     Stock Option Grants. The following table provides information concerning the grant of stock options to Mr. Schuster under the Company's 1993 Stock Option Plan during fiscal 1994. Messrs. Kelly, Gustafson and Corcoran are not eligible to participate in the 1993 Stock Option Plan. No stock appreciation rights ("SARs") have been granted under the 1993 Stock Option Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                          POTENTIAL REALIZABLE
                                                                                            VALUE AT ASSUMED
                                              PERCENT OF                                         ANNUAL
                                NUMBER OF       TOTAL                                     RATES OF STOCK PRICE
                                SECURITIES     OPTIONS                                      APPRECIATION FOR
                                UNDERLYING    GRANTED TO                                         OPTION
                                 OPTIONS      EMPLOYEES     EXERCISE OR                         TERM(3)
                                 GRANTED      IN FISCAL      BASE PRICE     EXPIRATION    --------------------
            NAME                  (#)(1)         YEAR       ($/SHARE)(2)       DATE       5%($)        10%($)
- -----------------------------   ----------    ----------    ------------    ----------    ------       -------
Stephen M. Schuster..........     22,850          5.7%         5.0625         05/27/04    72,749       184,361

- -------------------------
(1) This grant provided that one-third of the options would become exercisable on the first anniversary of the date of grant and an additional one-third of the options would become exercisable on the second and third anniversaries, respectively, of the date of grant, subject to the acceleration of exercisability upon the occurrence of certain events. Such an acceleration event occurred in November 1994.

(2) Exercise price is equal to the market value of the Common Stock on the grant date, calculated as the average of the closing bid and asked prices on such date as reported on the National Association of Securities Dealers Automated Quotation System.

(3) The potential realizable value is based on the term of the option at the date of grant (10 years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term, and that the option is exercised and sold on the last day of the option term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises and on the sale of shares of Common Stock acquired upon exercise are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

     Stock Option Exercises and Holdings. The following table provides information concerning the exercise of options by Mr. Schuster during the last fiscal year and the value of unexercised options held as of December 29, 1994. Messrs. Kelly, Gustafson and Corcoran are not eligible to participate in the 1993 Stock Option Plan. No SARs have been granted under the 1993 Stock Option Plan.

    AGGREGATED OPTION EXERCISES IN 1994 AND DECEMBER 29, 1994 OPTION VALUES

                                                                             NUMBER OF
                                                                             SECURITIES
                                                                             UNDERLYING          VALUE OF
                                                 SHARES                     UNEXERCISED         UNEXERCISED
                                                ACQUIRED                     OPTIONS AT         OPTIONS AT
                                                   ON         VALUE         12/29/94(#)         12/29/94($)
                                                EXERCISE     REALIZED       EXERCISABLE/       EXERCISABLE/
                    NAME                          (#)          ($)        UNEXERCISABLE(1)     UNEXERCISABLE
- ---------------------------------------------   --------     --------     ----------------     -------------
Stephen M. Schuster..........................      --           --           -0-/22,850           -0-/-0-

- -------------------------
(1) The grant of these options provided that one-third of the options would become exercisable on the first anniversary of the date of grant and an additional one-third of the options would become exercisable on the second and third anniversaries, respectively, of the date of grant, subject to the acceleration of exercisability upon the occurrence of certain events. Such an acceleration event occurred in November 1994. Upon approval of the 1993 Stock Option Plan by the stockholders of the Company in May 1995, these options became exercisable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     DPK currently provides corporate management services to the Company under the Amended Management Services Agreement. The initial term of the Amended Management Services Agreement expires December 31, 1995. After the initial term, the Amended Management Services Agreement extends for successive one-year periods unless otherwise canceled upon one year's prior notice. The Amended Management Services Agreement may be terminated at any time by the Company with a severance payment equal to 12 months' compensation thereunder. The Amended Management Services Agreement provides for the payment of $2,000,000, payable in management fees and salaries, the reimbursement of expenses and the payment of an annual bonus of up to $1,000,000 tied to the Company's earnings in comparison to the projections set forth in the disclosure statement relating to the Plan of Reorganization. For each of fiscal 1994, 1993 and 1992, the Company paid DPK $770,000 for management services. In each of these years, Messrs. Kelly, Gustafson and Corcoran, executive officers and limited partners in DPK, received directly from the Company combined annual salaries of $1,230,000 as executive officers of the Company.

     In fiscal 1994, 1993 and 1992, the Company made payments of $560,000, $354,000 and $681,000, respectively, to an affiliate of DPK for the use of a jet aircraft on an as-needed basis. The usage charge is based upon an hourly rate comparable to that which would be charged by a non-affiliated company for use of a chartered corporate aircraft. During fiscal 1994, 1993 and 1992, the Company purchased products in the ordinary course and on arm's-length terms from affiliates of DPK in the amounts of $1,367,000, $941,000 and $285,000, respectively. During fiscal 1994, 1993 and 1992, the Company sublet office space from DPK for which it paid $151,000, $150,000 and $150,000, respectively, in rent. The rent is comparable to that which would be charged to a non-affiliated company for use of this office space.

     In connection with the litigation described under "Business -- Legal Proceedings -- Indemnification Claims," DPK and Mr. Kelly have asserted common law and contractual rights of indemnity against the Company for attorneys' fees, costs and any ultimate liability relating to the claims set forth in the complaints. During fiscal 1994, the Company advanced a total of $118,000 to DPK and Mr. Kelly with respect to the defense costs in the bankruptcy court proceeding described therein, based upon DPK's undertaking to repay such funds in the event it is ultimately determined that DPK is not entitled to indemnification.

     In fiscal 1994 and 1993, Viskase had sales of $14,779,000 and $13,030,000, respectively, to Cargill, Inc. and its affiliates. Such sales were made in the ordinary course and on arm's-length terms. Cargill Financial Services Corporation is the beneficial owner of 10.1% of the Company's outstanding Common Stock, and Gregory R. Page, President of North American Beef Operations of Cargill, Inc., is a director of the Company.

                               SECURITY OWNERSHIP

     The following table and notes set forth as of July 1, 1995 the beneficial ownership, as defined by the regulations of the Commission, of Common Stock held by (a) each person or group of persons known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (b) each director of the Company, (c) each executive officer of the Company listed in the Summary Compensation Table above and (d) all executive officers and directors of the Company as a group. All information is taken from or based upon ownership filings made by such persons with the Commission or upon information provided by such persons to the Company.

                                                            AMOUNT OF NATURE OF
                                                                BENEFICIAL                  PERCENT
          NAME AND ADDRESS OF BENEFICIAL OWNER                   OWNERSHIP                  OF CLASS
         -------------------------------------              -------------------             --------
Malcolm I. Glazer........................................        4,191,298(1)                 31.0%
The Malcolm I. Glazer Trust
1482 South Ocean Boulevard
Palm Beach, Florida 33480

Donald P. Kelly..........................................        1,760,665(2)(3)              12.9%
701 Harger Road, Suite 190
Oak Brook, Illinois 60521

                                                            AMOUNT OF NATURE OF
                                                                BENEFICIAL                  PERCENT
          NAME AND ADDRESS OF BENEFICIAL OWNER                   OWNERSHIP                  OF CLASS
- ---------------------------------------------------------   -------------------             --------
IDS Financial Corporation................................        1,514,825(4)                 11.2%
IDS Tower 10
Minneapolis, Minnesota 55440

Cargill Financial Services Corporation...................        1,363,343(5)                 10.1%
6000 Clearwater Drive
Minnetonka, Minnesota 55343

F. Edward Gustafson......................................        1,087,066(3)(6)               8.0%
701 Harger Road, Suite 190
Oak Brook, Illinois 60521

J. S. Corcoran...........................................        1,007,752(3)(7)               7.5%
701 Harger Road, Suite 190
Oak Brook, Illinois 60521

James D. Bennett.........................................          973,529(8)                  7.2%
Restructuring Capital Associates L.P.
450 Park Avenue
New York, New York 10022

Robert N. Dangremond.....................................            4,000                     *

Avram A. Glazer..........................................            2,000                     *

Michael E. Heisley.......................................            2,000                     *

Gregory R. Page..........................................            4,000                     *

Stephen M. Schuster......................................           39,944(9)                  *

Mark D. Senkpiel.........................................            4,000                     *

All directors and executive officers of the Company
  as a group (11 persons)................................        6,094,267(1)(2)(3)
                                                                  (6)(7)(9)(10)               44.6%

- -------------------------
  *  Less than 1%

 (1) The shares are owned by the Malcolm I. Glazer Trust (the "Glazer Trust"), with respect to which Mr. Glazer is the sole trustee and, during his lifetime, the sole beneficiary. The Company has been informed that on June 16, 1995, the Glazer Trust entered into a letter of intent ("Letter of Intent") with Zapata Corporation ("Zapata") which contemplates the sale of all of the Glazer Trust's 4,189,298 shares of Common Stock of the Company to Zapata. Malcolm I. Glazer is Chairman of Zapata's Board of Directors and Avram A. Glazer is the Chief Executive Officer and a director of Zapata. The transaction contemplated by the Letter of Intent is subject to the execution of a definitive purchase agreement which will include customary conditions. The transaction is also subject to the approval of a special committee of disinterested directors formed by Zapata's Board of Directors to evaluate the transaction and the receipt of a fairness opinion from an investment banking firm that the transaction is fair and reasonable to Zapata and its stockholders from a financial point of view.

 (2) The ownership indicated includes 181,266 shares owned by Mr. Kelly directly and 462,012 shares owned by 701 Partners L.P., an Illinois limited partnership of which Mr. Kelly is the general partner. The address of 701 Partners L.P. is 701 Harger Road, Suite 190, Oak Brook, Illinois 60521. 701 Partners also owns 111,658 warrants ("Warrants") to purchase Common Stock at an exercise price of $17.25 per share, which are assumed to have been exercised for purposes of disclosing the ownership indicated.

 (3) The ownership indicated includes 62,434 shares owned by D.P. Kelly & Associates, L.P. ("DPK") of which Messrs. Corcoran, Gustafson and Kelly are principals and officers. The general partner of DPK is C&G Management Company, Inc. ("C&G Management"), which is owned by Messrs. Corcoran, Gustafson and Kelly. The address of DPK and C&G Management is 701 Harger Road, Suite 190, Oak

     Brook, Illinois 60521. DPK also owns 4,105 Warrants, which are assumed to have been exercised for purposes of disclosing the ownership indicated. The ownership indicated includes 939,190 shares owned by Volk Enterprises, Inc. ("Volk"), whose address is 1230-1232 South Avenue, Turlock, California 95380. Volk is controlled by Volk Holdings L.P. ("Volk Holdings"), whose general partner is Wexford Partners I L.P. ("Wexford Partners"). The general partner of Wexford Partners is Wexford Corporation ("Wexford Corp."), which is owned by Messrs. Corcoran, Gustafson and Kelly. The address for each of Volk Holdings, Wexford Partners and Wexford Corp. is 701 Harger Road, Suite 190, Oak Brook, Illinois 60521.

 (4) American Express Company ("American Express"), whose address is American Express Tower, World Financial Center, New York, New York 10285, is the parent of IDS Financial Corporation ("IDS Financial") and may therefore be deemed to be the beneficial owner of securities owned by IDS Financial. American Express disclaims ownership of the Common Stock owned by IDS Financial. The ownership indicated includes 727,116 shares owned by IDS Extra Income Fund, Inc., whose address is IDS Tower 10, Minneapolis, Minnesota 55440. IDS Extra Income Fund, Inc. is advised by IDS Financial.

 (5) The ownership indicated includes 931,678 shares owned by Cargill Financial Services Corporation ("CFSC"), 318,053 shares owned by Minnetonka Limited Fund, L.P. ("MLFLP") and 113,612 shares owned by GAM-CARGILL Minnetonka Fund Inc. ("GAM"). A subsidiary of CFSC acts as the general partner of MLFLP and as the investment advisor to GAM.

 (6) The ownership indicated includes 46,224 shares owned directly by Mr. Gustafson and 23,619 shares owned by Mr. Gustafson's spouse. Mr. Gustafson also owns 11,494 Warrants, which are assumed to have been exercised for purposes of disclosing the ownership indicated.

 (7) The ownership indicated includes 1,367 shares owned directly by Mr. Corcoran. Mr. Corcoran also owns 656 Warrants, which are assumed to have been exercised for purposes of disclosing the ownership indicated.

 (8) The ownership indicated includes 738,184 shares owned by Bennett Restructuring Fund, L.P., whose address is 450 Park Avenue, New York, New York 10022, and 235,345 shares held by managed accounts over which Mr. Bennett and Restructuring Capital Associates, L.P. ("RCA") have investment discretion. RCA is the general partner of Bennett Restructuring Fund, L.P. The general partner of RCA is Bennett Capital Corporation, of which Mr. Bennett is the sole shareholder.

 (9) The ownership indicated includes 15,094 shares owned directly by Mr. Schuster and 2,000 shares owned by Mr. Schuster's spouse. Mr. Schuster has been granted 22,850 options under the Company's 1993 Stock Option Plan, all of which are currently exercisable.

(10) The ownership indicated includes currently exercisable options to purchase an aggregate of 12,000 shares of Common Stock held by the non-employee directors of the Company.

                              DESCRIPTION OF NOTES

GENERAL

     The Old Notes have been, and the New Notes will be, issued pursuant to an indenture (the "Indenture") dated as of June 20, 1995 between the Company and Shawmut Bank Connecticut, National Association, as trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), as in effect on the date of the Indenture. The following summary of certain provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture. The definitions of certain terms used in the Indenture and in the following summary are set forth below under "-- Certain Definitions." Capitalized terms used herein, unless otherwise defined, have the meanings given them in the Indenture.

RANKING

     The Notes are senior secured obligations of Envirodyne, which rank senior to all senior unsecured and subordinated indebtedness of Envirodyne and rank pari passu with all other existing and any permitted future senior secured indebtedness of Envirodyne other then the security interests in favor of the holders of obligations under the Letter of Credit Facility (subject to the respective security interests, if any, held by other lenders).

PRINCIPAL, MATURITY AND INTEREST

     The Notes are limited in aggregate principal amount at any time to $160,000,000. The stated maturity of the Notes is June 15, 2000. The New Series B Notes (to be exchanged for outstanding Old Series A Notes) will be limited in aggregate principal amount to $151,500,000, and the New Series D Notes (to be exchanged for outstanding Old Series C Notes) will be limited in aggregate principal amount to $8,500,000.

     The Old Series A Notes and New Series B Notes will bear interest at the rate of 12% per annum, and the Old Series C Notes and New Series D Notes will bear interest at the LIBOR Rate. Interest on the Securities will accrue from June 20, 1995, or from the most recent date on which interest has been paid or duly provided for, and be payable on December 15 and June 15 of each year, commencing December 15, 1995. The Company will pay interest on overdue principal at the Default Rate. In addition, the Company will pay interest on overdue installments of interest and on overdue payments of the Yield Maintenance Amount at the Default Rate.

FORM OF NOTES

     Upon issuance, except as provided below, each series of Notes will be represented by a Global Note. Each Global Note will be deposited with, or on behalf of, the Depository and registered in the name of Cede & Co. as nominee of the Depository. Notwithstanding the foregoing, any purchaser that is not a "Qualified Institutional Buyer" under Rule 144A under the Securities Act will receive the Notes in certificated form and will not be able to trade such securities through the Depository until the Notes are sold to a Qualified Institutional Buyer. If (i) the Depository is at any time unwilling or unable to continue as Depository and a successor depositary is not appointed by the Company within 90 days or (ii) an Event of Default has occurred and is continuing under the Indenture, then upon surrender of each Global Note, Notes in certificated form will be issued to each such person that the Depository or its nominee identifies as the beneficial owner of the related Notes. In addition, subject to certain conditions, any person having a beneficial interest in any Global Note may, upon request to the Trustee, exchange that beneficial interest for Notes in certificated form. Upon any such issuance, the Trustee is required to register such Notes in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof) in fully registered form. To the extent Notes in definitive form are issued, such Notes will be issued in denominations of $1,000 and integral multiples thereof.

     Upon the issuance of each Global Note, the Depository will credit, on its book-entry registration and transfer system, the respective principal amounts of the Notes represented by each Global Note to the accounts of institutions that have accounts with the Depository ("Participants"). Ownership of beneficial interests in each Global Note will be limited to Participants or persons that hold interests through Participants. Ownership of beneficial interests in each Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depository with respect to Participants' interests or by Participants or by persons that hold through Participants with respect to beneficial owners' interests. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Those ownership limits and laws may impair the ability to transfer beneficial interests in each Global Note.

     Principal and interest payments on Notes registered in the name of the Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner of the Global Note representing such Notes. The Company expects that the Depository, upon receipt of any payment of principal or interest in respect of a Global Note, will immediately credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of the Depository. The Company also expects that payments by Participants to owners of beneficial interests in each Global Note held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those Participants. None of the Company, the Trustee, any paying agent or any registrar for the Notes will have any responsibility or liability for any aspect of the records relating to or payment made on account of beneficial ownership interests in each Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Depository Trust Company, New York, New York (the "Depository" or "DTC"), will be the initial Depository with respect to the Notes. DTC has advised the Company that it is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its Participants and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. DTC's Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by DTC only through Participants.

     So long as the Depository, or its nominee, is a holder of the Global Note, the Depository or its nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Note for all purposes under the Indenture and such Global Note. Except as set forth above, owners of beneficial interests in such Global Note will not be entitled to have Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Notes or such Global Note and will not be considered the owners or holders thereof under the Indenture or such Global Note. Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of the Depository and, if such person is not a Participant, on the procedures of the Participant through which such person directly or indirectly owns its interest, to exercise any rights of a holder under the Indenture or each Global Note.

     DTC has informed the Company that under existing DTC policies and industry practices, if the Company requests any action of holders, or if any owner of a beneficial interest in a Global Note desires to give any notice or take any action that a holder is entitled to give or take under the Indenture or a Global Note, DTC would authorize and cooperate with each Participant to whose account any portion of the Notes represented by a Global Note is credited on DTC's books and records to give such notice or take such action. Any person owning a beneficial interest in such Global Note that is not a Participant must rely on any contractual arrangements it has directly, or indirectly through its immediate financial intermediary, with a Participant to give such notice or take such action.

GUARANTEES

     The Company's obligations under the Notes will be guaranteed on a secured basis by each Subsidiary Guarantor. The guarantees of the Notes by each Subsidiary Guarantor (the "Guarantees") will rank pari passu in right of payment with the guarantee by such guarantor of all obligations under the Revolving Credit Agreement and will rank junior in right of payment with the guarantee by such guarantor of all obligations under the Letter of Credit Agreement.

     The Guaranty Agreement provides that in the event of a sale or disposition of a Subsidiary Guarantor (or all or substantially all of its assets) to an entity which is not a Subsidiary of the Company, such Subsidiary Guarantor shall be released and relieved of its obligations under the Guarantee; provided that such sale or disposition is otherwise in compliance with the terms of the Indenture.

COLLATERAL AND SECURITY

     Pursuant to the Collateral Documents, the Company and the Subsidiary Guarantors have pledged to the Collateral Agent, for its benefit and the benefit of the Holders of the Notes, the holders of obligations under the Revolving Credit Agreement and the Letter of Credit Agreement, each of the following assets of the Company and the Subsidiary Guarantors: (a) substantially all domestic fixed assets (other than assets subject to the GECC Lease Documents),
(b) all domestic accounts receivable, (c) all items of equipment and fixtures,
(d) all inventory, (e) all patents, trademarks and other intellectual property (subject to non-exclusive licensing agreements), (f) all capital stock of the Company's Significant Domestic Subsidiaries and 65% of the capital stock of Viskase, S.A., and (g) all proceeds of the foregoing.

     The Holders of the Notes will share any proceeds of the foregoing collateral on a pari passu basis with the holders of obligations under the Revolving Credit Agreement pursuant to an intercreditor agreement. Pursuant to such intercreditor agreement, the holders of obligations under the Letter of Credit Agreement will have priority over all other liens on such collateral. See "Description of Intercreditor Arrangements."

     No appraisals of any of the Collateral have been prepared by or on behalf of the Company or in connection with the sale of the New Notes. However, the net book value of assets included in the Collateral as of May 31, 1995 was in excess of $400 million. There can be no assurance that the proceeds of any sale of the Collateral in whole pursuant to the Indenture and the Collateral Documents following an Event of Default would be sufficient to satisfy payments due on the Notes. In addition, the ability of the Holders of Notes to realize upon the Collateral may be subject to certain Bankruptcy Law limitations in the event of a bankruptcy. See "-- Certain Bankruptcy Limitations."

     The release of any Collateral from the terms of the Collateral Documents will not be deemed to impair the security under the Indenture in contravention of the provisions thereof if and to the extent the Collateral is released pursuant to the Collateral Documents. In connection with the release of Collateral, the Trustee shall determine whether it has received all documentation required by Section 314(d) of the Trust Indenture Act to permit such release.

CERTAIN BANKRUPTCY LIMITATIONS

     The right of the Collateral Agent, as agent for the holders of the Consolidated Secured Debt (including the Notes), to repossess and dispose of the Collateral upon the occurrence of an Event of Default is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against the Company or a Subsidiary Guarantor prior to the Collateral Agent having repossessed and disposed of the Collateral. Under Bankruptcy Law, secured creditors such as the holders of the Consolidated Secured Debt are prohibited from repossessing their security from a debtor in a bankruptcy case, or potentially from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, Bankruptcy Law permits the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments; provided that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is generally construed to protect the value of the secured creditor's interest in the collateral as of the date of the commencement of the bankruptcy proceeding and may include interim cash payments or the granting of replacement liens, if and at such times as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay or any use or other disposition of the collateral by the debtor during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the Collateral Agent could vacate the automatic stay and ultimately repossess or dispose of the Collateral or whether or to what extent Holders of the Notes would be compensated for any diminution in the value of the Collateral during the bankruptcy proceeding through the requirement of "adequate protection."

MANDATORY REDEMPTION

     The Company is required to redeem, on June 15, 1999 (the "Mandatory Redemption Date"), Securities in the principal amount of $80,000,000 (or, if less, the aggregate principal amount of all Securities then outstanding) at a price (the "Mandatory Redemption Price") equal to 100% of the principal amount thereof plus accrued and unpaid interest to the Mandatory Redemption Date. The Mandatory Redemption Price will be due and payable on June 15, 1999.

OPTIONAL REDEMPTION

     The Company may redeem (an "Optional Redemption") all or any portion of the Securities at any time after the Effective Date at a price (the "Optional Redemption Price") equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the Optional Redemption Date and plus the Yield-Maintenance Amount, if any, with respect to the Securities to be so redeemed.

     If less than all of the outstanding Securities are to be redeemed, the principal amount so redeemed will be allocated to all Securities at the time outstanding in proportion to the respective outstanding principal amounts thereof. In any proration, the Company will, in good faith, make such adjustments, reallocations and eliminations as shall be necessary to the end that the principal amount of Securities so prorated shall be $1,000 or a multiple thereof, by increasing or decreasing or eliminating the amount which would be allocable to any Holder on the basis of exact proportion by an amount not exceeding $1,000.

     At least 30 but not more than 60 days before a date fixed for redemption, the Company will give a notice of redemption to each Holder whose Securities are to be redeemed.

     The notice shall identify the Securities to be redeemed and will state, among other things, (a) the aggregate principal amount to be redeemed, the amount of accrued interest, if any, thereon to be paid and whether a Yield-Maintenance Amount is to be paid; and (b) if any Security is being redeemed in part, the portion of the principal amount (equal to $1,000 or any integral multiple thereof) of such Security to be redeemed and that, on or after the date fixed for redemption, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued. On and after any redemption date, interest will cease to accrue on the Notes or part thereof called redemption as long as the Company has deposited with the paying agent funds in satisfaction of the redemption price pursuant to the Indenture.

OFFERS TO PURCHASE FOLLOWING CHANGE OF CONTROL AND EXCESS CASH FLOW.

     Upon the occurrence of a Change of Control, each Holder of a Security shall have the right to have such Security repurchased by the Company on the terms and conditions precedent set forth in the Indenture. The Company shall, within 25 days following the date of the consummation of a transaction resulting in a Change of Control, mail an offer with respect to an offer to purchase all outstanding Securities at a purchase price equal to 100% of the outstanding principal amount thereof together with interest thereon to the date of purchase and the Yield-Maintenance Amount with respect thereto; provided, however, that installments of interest whose Stated Maturity is on or prior to the purchase date shall be payable to the Holders of such Securities, registered as such at the close of business on the relevant record dates according to the terms of the Securities. Each Holder shall be entitled to tender all or any portion of the Securities owned by such Holder pursuant to the offer to purchase. The Company shall cause the purchase date to be not less than five (5) Business Days prior to the "Purchase Date" (as such term is defined in the 10.25% Notes Indenture) and any other purchase date that may arise with respect to the repurchase or repayment of any debt instruments following a Change of Control or other change in control, other than debt instruments constituting Consolidated Senior Debt.

     In the event that the Company has Excess Cash Flow in excess of $5,000,000 in any fiscal year of the Company, beginning with the fiscal year of the Company ending in December 1995, the Company shall make an offer to purchase Securities having an aggregate outstanding principal amount equal to the Excess CF Amount relating to such Excess Cash Flow in such fiscal year, and, no later than April 15 of the year immediately following such fiscal year of the Company in which Excess Cash Flow exceeds $5,000,000, mail an offer to each Holder to purchase such outstanding principal amount of Securities at a purchase price equal to 100% of the outstanding principal amount thereof together with interest accrued thereon to the purchase date therefor; provided, however, that installments of interest whose Stated Maturity is on or prior to such purchase date shall be payable to the Holders of such Securities, registered as such at the close of business on the relevant record dates according to the terms of the Securities; provided, further, that no such offer shall be made if, at the time of mailing such offer, a Default or an Event of Default exists or would exist after giving effect to the transactions contemplated by such offer (assuming such offer were fully subscribed); provided, still further, that the Company, at its option, may reduce the principal amount of Securities it must purchase by the principal amount of Securities acquired by the Company in the open market prior to the purchase date applicable to such purchase if (i) such previously acquired Securities are retired prior to such purchase date, (ii) no such previously acquired Security has theretofore been used as a credit by the Company or otherwise to satisfy any obligations of the Company (including, without limitation, the obligation of the Company pursuant to this covenant), and (iii) the Company delivers an officers' certificate to the Trustee and each Holder to the effect set forth in clauses (i) and (ii) above not less than ten (10) Business Days prior to the applicable purchase date. To the extent that an offer to purchase is not fully subscribed, the Company may retain the unutilized amount of such Excess CF Amount for general corporate purposes in accordance with the terms of the Indenture. To the extent that an offer to purchase is over-subscribed, the principal amount of the Securities to be purchased shall be allocated on a pro rata basis in proportion to the relative principal amounts as to which the offer was accepted, and in connection with such proration the Company shall, in good faith, make such adjustments, reallocations and eliminations as shall be necessary to maintain the Securities in integral multiples of $1,000.

     On the purchase date in each of the foregoing offers, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the offer, (ii) deposit with the paying agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) money sufficient to pay the purchase price of all Securities or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee all Securities so accepted together with an officers' certificate stating the Securities or portions thereof accepted for payment by the Company. The paying agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security or Securities equal in principal amount to any unpurchased portion of the Security surrendered as requested by the Holder. Any Security not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the offer to purchase on or as soon as practicable after the purchase date.

     Prior to the time required for the mailing of an offer with respect to the foregoing, the Company will in good faith (i) seek to obtain any required consent under the GECC Lease Documents so as to permit the making of the offer to purchase and the purchase of Securities, or (ii) repay all or a portion of the Indebtedness under the GECC Lease Documents to the extent necessary (including, if necessary payment in full of such Indebtedness and payment of any prepayment premiums, fees, expenses or penalties) to permit the making of the offer to purchase and the purchase of Securities without such consent.

     If any such offer to purchase is made, the Company covenants that it shall (and if applicable shall cause its Subsidiaries to) comply with all applicable tender offer rules and regulations under all state and Federal securities laws, including, but not limited to, Section 14(e) under the Exchange Act and Rule 14e-1 thereunder.

CERTAIN COVENANTS

     Consolidated Tangible Net Worth. The Company covenants that it will not cause or permit Consolidated Tangible Net Worth, at any time:

          (i) During each "Clause (i) Test Period" (as defined below) occurring during the period commencing on the Effective Date and ending on December 28, 1995, to be less than an amount (the "Clause (i) Amount") equal to (1) negative $37,000,000, plus (2) 50% of Consolidated Net Income for such Clause (i) Test Period (or zero in the case of a deficit), plus (3) the amount of any net gain realized by the Company or any of its Subsidiaries on the exchange, redemption, purchase or other acquisition of any of its debt securities (including, without limitation, the 10.25% Notes) during such Clause (i) Test Period; where "Clause (i) Test Period" means, at any time, the period (taken as one accounting period) commencing on March 31, 1995 and ending on the then most recently ended fiscal quarter of the Company;

          (ii) During each "Clause (ii) Test Period" (as defined below) occurring during the period commencing on December 29, 1995 and ending on December 26, 1996, to be less than an amount (the "Clause (ii) Amount") equal to (1) the greater of (X) the Clause (i) Amount at December 28, 1995, and (Y) negative $37,000,000, plus (2) 50% of Consolidated Net Income for such Clause (ii) Test Period (or zero in the case of a deficit), plus (3) the amount of any net gain realized by the Company or any of its Subsidiaries on the exchange, redemption, purchase or other acquisition of any of its debt securities (including, without limitation, the 10.25% Notes) during such Clause (ii) Test Period; where "Clause (ii) Test Period" means, at any time, the period (taken as one accounting period) commencing on December 29, 1995 and ending on the then most recently ended fiscal quarter of the Company;

          (iii) During each "Clause (iii) Test Period" (as defined below) occurring during the period commencing on December 27, 1996 and ending on December 25, 1997, to be less than an amount (the "Clause (iii) Amount") equal to (1) the greater of (X) the Clause (ii) Amount at December 26, 1996, and (Y) negative $37,000,000, plus (2) the greater of (X) 50% of Consolidated Net Income for such Clause (iii) Test Period (or zero in the case of a deficit), and (Y) $1,250,000 multiplied by the number of the Company's fiscal quarters that have ended during such Clause (iii) Test Period, plus (3) the amount of any net gain realized by the Company or any of its Subsidiaries on the exchange, redemption, purchase or other acquisition of any of its debt securities (including, without limitation, the 10.25% Notes) during such Clause (iii) Test Period; where "Clause (iii) Test Period" means, at any time, the period (taken as one accounting period) commencing on December 27, 1996 and ending on the then most recently ended fiscal quarter of the Company;

          (iv) During each "Clause (iv) Test Period" (as defined below) occurring during the period commencing on December 26, 1997 and ending on December 31, 1998, to be less than an amount (the "Clause (iv) Amount") equal to (1) the greater of (X) the Clause (iii) Amount at December 25, 1997, and (Y) negative $37,000,000, plus (2) the greater of (X) 50% of Consolidated Net Income for such Clause (iv) Test Period (or zero in the case of a deficit), and (Y) $2,500,000 multiplied by the number of the Company's fiscal quarters, at the time of determination, that have ended during such Clause (iv) Test Period, plus (3) the amount of any net gain realized by the Company or any of its Subsidiaries on the exchange, redemption, purchase or other acquisition of any of its debt securities (including, without limitation, the 10.25% Notes) during such Clause (iv) Test Period; where "Clause (iv) Test Period" means, at any time, the period (taken as one accounting period) commencing on December 26, 1997 and ending on the then most recently ended fiscal quarter of the Company; and

          (v) During each "Clause (v) Test Period" (as defined below) occurring after January 1, 1999 and thereafter, to be less than an amount equal to
     (1) the greater of (X) the Clause (iv) Amount at December 31, 1998, and (Y) negative $37,000,000, plus (2) 50% of Consolidated Net Income for such Clause (v) Test Period (or zero in the case of a deficit), plus (3) the amount of any net gain realized by the Company or any of its Subsidiaries on the exchange, redemption, purchase or other acquisition of any of its debt securities (including, without limitation, the 10.25% Notes) during such Clause (v) Test Period; where "Clause (v) Test Period" means, at any time, the period (taken as one accounting period) commencing on January 1, 1999 and ending on the then most recently ended fiscal quarter of the Company.

     Fixed Charge Coverage Ratio. The Company covenants that it will not cause or permit the ratio of (i) Consolidated Cash Flow for the twelve month period ending at the end of any fiscal quarter of the Company to (ii) Consolidated Fixed Charges for each such twelve month period to be less than the ratio set forth below for the period set forth below in which such fiscal quarter ends:

RATIO                         PERIOD
- ------    ----------------------------------------------
1.45:1    Effective Date through December 28, 1995
1.50:1    December 29, 1995 through December 26, 1996
1.55:1    December 27, 1996 and thereafter.

Limitation on Restricted Payments and Restricted Investments.

     The Company covenants that it will not, and will not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of the Company or its Subsidiaries or make any payment to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or its Subsidiaries, other than dividends, distributions or payments payable or made solely in shares of Capital Stock in the Company of the same class held by such holders (other than Redeemable Stock) or in options, warrants or other rights to purchase such shares; (ii) purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Company or any Subsidiary; (iii) make any principal payment on, or purchase, redeem, repurchase, defease (including, but not limited to, in-substance or legal defeasance) or otherwise acquire or retire for value, prior to any stated or scheduled maturity, scheduled repayment or scheduled sinking fund or mandatory redemption payment, any Restricted Debt (the foregoing actions, set forth in clauses (i) through (iii) being referred to as "Restricted Payments"); or (iv) make any Investment (the foregoing action being referred to as a "Restricted Investment"); unless at the time of, and immediately after giving effect to (determined on a pro forma basis), such proposed Restricted Payment or proposed Restricted Investment:

          (1) no Default or Event of Default exists or would exist; and

          (2) (i) the aggregate amount expended for all Restricted Payments subsequent to March 30, 1995, plus (ii) the aggregate amount expended for all Restricted Investments made subsequent to March 30, 1995, does not exceed the sum of:

             (A) 50% (or minus 100% in the event of a deficit) of Consolidated Net Income calculated on a cumulative basis for the period commencing on March 31, 1995 and continuing through the last day of the Company's fiscal quarter immediately preceding the Company's fiscal quarter in which the Restricted Payment or Restricted Investment, as the case may be, is proposed to be made; plus

             (B) the aggregate net cash proceeds received by the Company (i) from the issuance or sale (other than to a Subsidiary of the Company), after the Effective Date, of Capital Stock in the Company (other than Redeemable Stock), (ii) upon conversion after the Effective Date of any Debt of the Company that is, by its original terms, convertible into Capital Stock (other than Redeemable Stock) in the Company (with the aggregate net cash proceeds being deemed to be the principal amount of the Debt so converted), or (iii) from the exercise for cash after the Effective Date of any options, warrants or other rights to acquire Capital Stock (other than Redeemable Stock) in the Company; plus

           (C) $10,000,000;

provided, however, that in no event may Restricted Payments made subsequent to March 30, 1995 exceed the sum of the amounts described in clause (A) and (B) above plus $5,000,000.

     Notwithstanding the foregoing, the following will not be prohibited:

          (1)(A) the payment by any Subsidiary of the Company of dividends or other distributions to the Company or a Wholly Owned Subsidiary of the Company or the redemption or repurchase by any such Subsidiary of any Capital Stock in such Subsidiary owned by the Company or a Wholly Owned Subsidiary of the Company, or (B) the payment of pro rata dividends to holders of minority interests in the Capital Stock in a Subsidiary of the Company; provided, however, that, in the case of clause (B) no Default or Event or Default has occurred and is continuing or would occur as a result thereof;

          (2)(A) consummation of the 10.25% Notes Exchange, so long as no Default or Event of Default has occurred and is continuing or would occur as a result thereof; and (B) consummation of the exchange of Series B Securities for Series A Securities, and Series D Securities for Series C Securities, as contemplated by the Registration Rights Agreement and (C) consummation of an exchange of Subsequent Second Priority Notes solely for Second Priority Notes;

          (3) certain approved Investments in the amounts existing on the Effective Date;

          (4) Investments by the Company in Wholly Owned Subsidiaries of the Company having lines of business that are substantially similar or materially related to the Company's lines of business existing on the Effective Date, so long as no Default or Event of Default has occurred and is continuing or would occur as a result thereof;

          (5) Investments in Cash Equivalents;

          (6) the acquisition, redemption or retirement of Capital Stock in the Company solely in exchange for (A) Capital Stock in the Company of the same class as the Capital Stock that is being acquired, redeemed or retired or
     (B) Common Stock of the Company; and

          (7) the acquisition, redemption or retirement of Debt of the Company or its Subsidiaries (A) which is subordinated in right of payment to the Securities solely in exchange for Common Stock in the Company, or (B) as part of a refinancing thereof permitted by the Indenture.

Limitation on Indebtedness.

     The Company covenants that it will not, and will not permit any of its Subsidiaries to, directly or indirectly permit to exist, create, incur, issue, assume, guaranty or otherwise become liable with respect to, extend the maturity of or become responsible for the payment of, any Debt (including, without limitation, any Acquired Debt) other than:

          (i) Debt of the Company evidenced by the Securities;

          (ii) Debt of the Company evidenced by the 10.25% Notes;

          (iii) Debt of the Company evidenced by the Second Priority Notes and the Subsequent Second Priority Notes, provided, however, that: (1) the aggregate principal amount of the Second Priority Notes and the Subsequent Second Priority Notes do not at any time exceed $50,000,000, (2) such Second Priority Notes and Subsequent Second Priority Notes have terms substantially identical to the 10.25% Notes and in any event no less favorable to the Company than those set forth in the 10.25% Notes and the 10.25% Notes Indenture (provided, however, that the Second Priority Notes and Subsequent Second Priority Notes may be secured by Liens that are Permitted Liens described in clause (xi) of the definition of Permitted Liens and the final maturity thereof may be prior to the final maturity of the 10.25% Notes, subject to clause (3) below), (3) the final maturity of such Second Priority Notes and Subsequent Second Priority Notes is not prior to June 15, 2000, and (4) without limiting the foregoing clause (3), such Second Priority Notes and Subsequent Second Priority Notes will not have any scheduled principal installment or other principal payments due until after the final maturity of the Securities;

          (iv) Debt of the Company under the Revolving Credit Agreement (including any refinancings thereof), provided, that the aggregate principal amount of such Debt does not at any time exceed $35,000,000;

          (v) Debt of the Company or any of its Subsidiaries under the Letter of Credit Agreement (and any refinancing thereof), provided the aggregate amount of such Debt does not exceed $28,000,000 at any time;

          (vi) Debt of the Company and certain Subsidiaries of the Company under the GECC Lease Documents (including any refinancings thereof) in an aggregate principal amount not to exceed the principal amount thereof outstanding as of the Effective Date less any scheduled amortization after the Effective Date of such Indebtedness when actually paid by the Company or its Subsidiaries; provided, however, that no refinancing of such Debt under the GECC Lease Documents will be permitted unless: (1) such refinancing Debt will have an Average Life at the time such refinancing is incurred that is equal to or greater than the Average Life of the Debt to be refinanced, (2) such refinancing Debt will be in a principal amount not in excess of the principal amount of the Debt to be refinanced (including the amount (if any), up to $10,000,000, by which the Stipulated Loss Value exceeds the then outstanding principal amount of the Debt to be refinanced);

          (vii) Debt evidenced by guaranties made by the Company's Subsidiaries of the Debt described in clauses (i), (iii), (iv) and (v) above;

          (viii) Debt of the Company or any of its Subsidiaries under Currency Agreements and Interest Rate Agreements; provided, that such Currency Agreements and Interest Rate Agreements do not increase the outstanding Debt of the Company other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (ix) Debt of a Wholly Owned Subsidiary of the Company to the Company or another Wholly Owned Subsidiary of the Company;

          (x) approved Debt of the Company's Subsidiaries existing on the Effective Date;

          (xi) other Debt of a Subsidiary of the Company that directly refinances any Debt of such Subsidiary described in the immediately foregoing clause (x); provided, however, that (1) the principal amount of such refinancing Debt does not exceed the principal amount of the Debt to be refinanced, (2) the terms of such refinancing Debt are, in all material respects, no less favorable to such Subsidiary than the terms of the Debt to be refinanced and (3) without limiting the foregoing clause (2) no refinancing Debt may be secured to any greater extent than is the Debt to be refinanced; provided, further, that notwithstanding clause (1) above, the aggregate principal amount of Debt refinancing existing lines of credit of the Company's Subsidiaries may equal up to $10,000,000 (or the applicable foreign currency equivalent thereof reasonably determined by the Company at the time any such refinancing Debt is incurred);

          (xii) Debt of the Company or any of its Subsidiaries (A) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business, or (B) arising under guarantees incurred in the ordinary course of business (and not in connection with the borrowing of money) with respect to suppliers, licensees, franchisees or customers of the Company or such Subsidiary;

          (xiii) other Debt of the Company and the Company's Subsidiaries (including, without limitation, Purchase Money Indebtedness and Acquired
     Debt); provided, however, that the aggregate outstanding principal amount thereof will at no time exceed $15,000,000 (or the applicable foreign currency equivalent thereof reasonably determined by the Company at the time such Debt is incurred); provided, further, that the aggregate outstanding amount of Purchase Money Indebtedness to be incurred in connection with the purchase of any Property will not exceed 90% of the cash purchase price to be paid for such Property; and

          (xiv) other Debt of the Company (not secured by any Lien);

provided, however, that at no time will (1) Consolidated Senior Debt be more than 52.5% of Consolidated Total Capitalization, or (2) Consolidated Debt be more than 85% of Consolidated Total Capitalization.

Limitation on Liens.

     The Company covenants that it will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur or permit to exist any Lien of any nature whatsoever on any of its properties (including, without limitation, Capital Stock), whether owned on the Effective Date or thereafter acquired, other than Permitted Liens.

Limitation on Company Mergers, Consolidations, and Sales.

     The Company covenants that it will not merge or consolidate with any other Person or, directly or indirectly, Transfer, all or substantially all of its Property in a single transaction or series of related transactions, unless in any such case:

          (i) at the time of, and immediately after giving effect to (determined on a pro forma basis), such proposed merger, consolidation or Transfer, no Default or Event of Default exists or would exist after giving effect thereto;

          (ii) in the event that the Company is to consolidate with or merge into another Person, or to Transfer all or substantially all of its Property to another Person, such Person will be a corporation organized and validly existing under the laws of a State of the United States of America or the District of Columbia and will expressly assume in writing all obligations of the Company under all credit documents to which the Company is a party pursuant to such written agreements and instruments as the Trustee may request (which will include an indenture supplemental to the Indenture) and which in each case will be in form and substance satisfactory to the Trustee; and

          (iii) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or Transfer (and if a supplemental indenture is required, such supplemental indenture) complies with this covenant and that all conditions precedent with respect thereto have been completely satisfied.

     Upon any consolidation of the Company with, or merger of the Company with or into, any other Person or any Transfer of all or substantially all of the Property of the Company in accordance with this covenant, the entity formed by or surviving such transaction will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person will be relieved of all obligations and covenants under the Indenture and the Securities.

Limitation on Certain Asset Sales and Subsidiary Mergers.

     The Company covenants that (i) it will not, and will not permit any of its Subsidiaries to, directly or indirectly Transfer any of its Property, and (ii) the Company will not permit any of its Subsidiaries to merge or consolidate with any other Person except:

          (a) any Wholly Owned Subsidiary of the Company may merge with, or sell all or substantially all of its Property to, the Company or another Wholly Owned Subsidiary of the Company if at the time of and immediately after giving effect to (determined on a pro forma basis) such proposed transaction no Default or Event of Default exists or would exist after giving effect thereto;

          (b) the Company may Transfer assets (excluding Capital Stock of a Material Subsidiary) to the extent permitted under the "Limitation on Company Mergers, Consolidation, and Sales" covenant;

          (c) the Company or any such Subsidiary may sell inventory in the ordinary course of business and equipment that is determined to be obsolete in accordance with GAAP or concurrently replaced by equipment (not subject to any Lien other than Permitted Liens) of the same type having a fair market value at least equal to the fair market value of the equipment so replaced;

          (d) the Company or any such Subsidiary (subject to clause (f) below) may otherwise Transfer Property (excluding Capital Stock of a Material Subsidiary), and any such Subsidiary (subject to clause (f) below) may consummate a Transfer by Merger; provided that after giving effect thereto (1) the Percentage of Total Assets Transferred in any fiscal year of the Company (excluding assets described in clauses (a) and (c) above) will not exceed 10%; and (2) the Percentage of Total Assets Transferred (excluding assets described in clauses (a) and (c) above) at any time after the Effective Date on a cumulative basis will not exceed 15%; and

          (e) the Company or any Subsidiary of the Company (subject to clause
     (f) below) may Transfer other Property (not constituting Capital Stock of any Material Subsidiary), and any Subsidiary of the Company (subject to clause (f) below) may consummate other Transfers by Merger if:

             (1) at the time of and immediately after giving effect to (determined on a pro forma basis) such proposed Transfer of Property or Transfer by Merger (as the case may be) no Default or Event of Default exists or would exist;

             (2) the consideration to be paid to the Company or such Subsidiary (as the case may be) is at least equal to the fair market value of the assets to be Transferred (or, in the case of a Transfer by Merger, the fair market value of the Subsidiary subject thereto), in each case as reasonably determined by the Board of Directors; and

             (3) the proceeds from such Transfer of Property or Transfer by Merger (net of (X) reasonable expenses incurred by the Company or the Subsidiary (as the case may be) incidental thereto, (Y) the amount of any taxes (reasonably determined by the Company in good faith) owing by the Company or such Subsidiary (as the case may be) as a result thereof, and (Z) any mandatory repayment of permitted Debt (if any) secured by a Permitted Lien on the Property being Transferred that is prior to the Lien securing the Consolidated Secured Debt) are immediately applied to redeem the Securities and otherwise repay the other Consolidated Secured Debt outstanding at such time, such application of proceeds to be made pro rata to the holders of the Consolidated Secured Debt based on the then outstanding principal amount of each such holder's holding of Consolidated Secured Debt (or, in the case of the Lender, the Revolving Loan Commitment) in proportion to the aggregate amount of Consolidated Secured Debt then outstanding (or, in the case of the Lender, the Revolving Loan Commitment); provided, however, that such redemption or repayment pursuant to this clause (3) will be deferred until the amount of proceeds to be so redeemed and otherwise repaid equals or exceeds $5,000,000, with any such lesser amounts not used for redemption or repayment to be aggregated with proceeds subsequently received from Transfers to be utilized for redemption or repayment at such point as such aggregate amount equals or exceeds $5,000,000.

          The Company will make each redemption required under clause (e)(3) above on a date (the "Transfer Redemption Date") which is the first Business Day next following the 30th day after the date of the Transfer or Transfer by Merger giving rise thereto (such date of Transfer or Merger by Transfer, the "Transfer Date"). If less than all of the outstanding Securities are to be redeemed under clause (e)(3) above, the principal amount so redeemed will be allocated to all Securities at the time outstanding in proportion to the respective outstanding principal amounts thereof. The redemption price for each Security (or portion thereof) redeemed under clause (e)(3) above (the "Transfer Redemption Price") will equal 100% of the principal amount thereof plus the Yield-Maintenance Amount, if any, with respect thereto. The Company will give written notice on the Transfer Date of such redemption to the Trustee and all Holders.

          (f) Notwithstanding anything to the contrary, the Company will not permit any Material Subsidiary, directly or indirectly, to Transfer all or substantially all of its assets in a single transaction or series of related transactions or merge or consolidate with any Person other than as permitted under clause (a) above.

Limitation on Payment Restrictions Affecting Subsidiaries.

     The Company covenants that it will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction which by its terms expressly restricts the ability of any Subsidiary of the Company to: (a) pay dividends or make any other distributions on the Capital Stock in such Subsidiary or any other interest or participation in, or measured by, its profits owned by, or pay any Debt owed to, the Company or any such Subsidiary,
(b) make any loans or advances to the Company or any such Subsidiary or (c) transfer any of its Property to the Company or to any such Subsidiary, except for (i) such encumbrances or restrictions existing under or by reason of any encumbrance or restriction existing by reason of applicable law; (ii) such encumbrances or restrictions existing and approved on the Effective Date; (iii) such encumbrances or restrictions as may exist under refinancing Debt permitted under the Indenture; provided, however, that any such encumbrances or restrictions are, in no material respect, any more onerous to the Company or such Subsidiary than the encumbrances or restrictions included in the Debt to be refinanced; (iv) such encumbrances or restrictions as may exist under any Acquired Debt at the time incurred by the Company or such Subsidiary; provided, however, that such encumbrances or restrictions are, in no material respect, any more onerous to the Company or such Subsidiary as the then existing most onerous such encumbrances and restrictions applicable to the Company or such Subsidiary;
(v) the provisions of any lease governing a leasehold interest or of any supply, license or other agreement entered into in the ordinary course of business of the Company or any Subsidiary that restrict in a customary manner transfer, subleasing or assignment; and (vi) any restrictions with respect to a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of Capital Stock or assets of such Subsidiary pending the closing of such sale or disposition.

Transactions with Affiliates.

     The Company covenants that it will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, any purchase, sale or exchange of Property, the making of any Investment, the giving of any guarantee or the rendering of any service), with any Affiliate of the Company or of any Subsidiary of the Company unless the terms of such transaction or series of related transactions are no less favorable to the Company or such Subsidiary, as the case may be, than those that might be obtained at the time of such transaction from a Person who is not such an Affiliate; provided, however, that in addition to the foregoing, any such transaction (or series of related transactions), other than certain exempted transactions, that has a fair market value to the Company or such Subsidiary of $10,000,000 or more will be deemed to be on terms no less favorable to the Company or such Subsidiary than those obtainable at the time of the transaction from a Person who is not such an Affiliate only if the Board of Directors of the Company receives and delivers to the Trustee, prior to such transaction, a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to the Company or such Subsidiary from a financial point of view.

     The provisions set forth above will not apply to (i) the payment of fees, salaries or other amounts to DPK in accordance with the express terms of the Management Agreement, provided, however, that the aggregate amount of all such fees, salaries and other amounts will not exceed $5,000,000 (determined without regard to the value of options to purchase the Company's Common Stock) in the aggregate in any consecutive twelve month period, (ii) any transaction between the Company and any of its Wholly Owned Subsidiaries, (iii) the payment of reasonable and customary fees (including options to purchase the Company's Common Stock) to directors of the Company or any of the Subsidiaries of the Company who are not employees of the Company or any Subsidiary of the Company as the same may be deemed advisable or appropriate by the Board of Directors, or
(iv) loans or advances to officers, members of the Board of Directors and employees of the Company or any of its Subsidiaries for travel, entertainment or moving and other relocation expenses made in the ordinary course of business of the Company and its Subsidiaries as the same may be deemed advisable or appropriate by the Board of Directors.

Limitations on the Sale of Stock and Debt of Subsidiaries.

     The Company covenants that it will not, and will not permit any of its Subsidiaries to, sell or otherwise dispose of, or part with control of, any Capital Stock (other than directors' qualifying shares or nominee shares) or Indebtedness of any Subsidiary of the Company, except to the Company or a Wholly Owned Subsidiary of the Company, and except that all Capital Stock and Indebtedness of any such Subsidiary may be sold as an entirety provided that (a) at the time of such sale, such Subsidiary will not own, directly or indirectly, any Capital Stock or Indebtedness of any other Subsidiary (unless all of the Capital Stock and Indebtedness of such other Subsidiary are simultaneously being sold), and (b) such sale would be permitted by the "Limitation on Company Mergers, Consolidations, and Sales" covenant and the "Limitation on Certain Asset Sales and Subsidiary Mergers" covenant.

Limitation on Issuance and Sale of Capital Stock of Subsidiaries.

     The Company covenants that it will not (a) permit any Subsidiary of the Company to issue or sell any Capital Stock in such Subsidiary other than to the Company or a Wholly Owned Subsidiary of the Company or (b) permit any Person other than the Company or a Wholly Owned Subsidiary of the Company to hold any Capital Stock issued after the Effective Date in any Subsidiary of the Company; provided, however, that the Company or any Subsidiary of the Company may sell Common Stock to the extent permitted under the "Limitation on Certain Asset Sales and Subsidiary Mergers" covenant; provided, further, that this covenant will not be deemed to prohibit the Company or any Subsidiary of the Company from making any Investment (including, without limitation, Investments in a Person such that after giving effect thereto such Person may be a less than wholly owned Subsidiary of the Company) permitted by the "Restricted Payments" covenant.

EVENTS OF DEFAULT

     Events of Default under the Indenture include the following:

          (a) the Company defaults in the payment of any principal of, or Yield-Maintenance Amount with respect to, any Security when the same will become due, either by the terms thereof or otherwise as provided in the Indenture or any note purchase agreement relating thereto; or

          (b) the Company defaults in the payment of any interest on any Security for more than 5 Business Days after the date due; or

          (c) the Company or any Subsidiary of the Company defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on the 10.25% Notes, the Second Priority Notes (if any), the Subsequent Second Priority Notes (if any), any loan under the Revolving Credit Agreement, any reimbursement obligations under the Letter of Credit Agreement, any Capital Lease Obligation under the GECC Lease Documents or any other obligation for money borrowed (or any Capital Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit or any obligation to pay or reimburse any Person for any amount paid under any letter of credit, any proposal, bid, performance or other bond, or under any indemnity agreement) beyond any period of grace provided with respect thereto, or the Company or any such Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement will occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by the Company or any such Subsidiary) prior to any stated maturity, provided that, except in respect of the Revolving Credit Agreement, the Letter of Credit Agreement and the GECC Lease Documents, the aggregate amount of all obligations as to which such a payment default will occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Company or any Subsidiary) will occur and be continuing exceeds $5,000,000; or

          (d) any representation or warranty made by the Company or any Subsidiary of the Company or any Responsible Officer thereof in any writing or statement furnished in connection with or pursuant to the Indenture, the Securities or any other credit document will be false in any material respect on the date as of which made; or

          (e) the Company fails to observe or perform its obligation to purchase Securities following a Change of Control or in the event the Company has Excess Cash Flow or the Company fails to observe any negative covenant contained in the Indenture; or

          (f) the Company fails to observe or perform any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the terms of the Indenture or the Securities (other than a covenant, condition or agreement which is specifically dealt with elsewhere as an Event of Default), and such failure continues for 30 days after any Responsible Officer of the Company learns thereof; or

          (g) the Company or any Material Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

          (h) any decree or order for relief in respect of the Company or any Material Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), of any jurisdiction; or

          (i) the Company or any Material Subsidiary petitions or applies to any tribunal for, or consents to the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Material Subsidiary, or of any substantial part of its assets or commences a voluntary case under the Bankruptcy Law of any jurisdiction or any proceedings relating to the Company or any such Material Subsidiary under the Bankruptcy Law of any jurisdiction; or

          (j) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Material Subsidiary and the Company or such Material Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

          (k) any order, judgment or decree is entered in any proceedings against the Company or any Material Subsidiary decreeing the dissolution of the Company or any such Material Subsidiary and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

          (l) any order, judgment or decree is entered in any proceedings against the Company or any Material Subsidiary of the Company decreeing a split-up of the Company or such Material Subsidiary, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

          (m) one or more judgments or orders in an aggregate amount in excess of $5,000,000 (net of cash proceeds actually received by, or paid on behalf of, the Company with respect to such judgments or orders) are rendered against the Company or any Subsidiary of the Company and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

          (n) the occurrence of any "Event of Default" (as defined in any Credit Document other than the Indenture) or the breach of any covenant, warranty or agreement set forth in any Credit Document (other than the Indenture or the Securities), which Event of Default or breach continues beyond any period of grace therein provided; or

          (o) the Guaranty Agreement will fail to remain in full force or effect or any action will be taken to discontinue or to assert the invalidity or unenforceability or the Guaranty Agreement, or any guarantor thereunder will fail to comply with any of the terms or provisions of the Guaranty Agreement or denies that it has any further liability under the Guaranty Agreement, or gives notice to such effect; or

          (p) the Collateral Agent will cease to possess at any time a valid, first priority (subject to Permitted Liens) perfected Lien in and on any of the Collateral (other than Collateral having a de minimis value); or

          (q) certain defaults relating to ERISA;

then (1) if such event is an Event of Default specified in clause (h), (i) or
(j) above with respect to the Company, all of the Securities at the time outstanding will automatically become immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to such Security, without presentment, demand, protest or notice of any kind, all of which are waived by the Company, (2) if such event is an Event of Default specified in clause (a) or clause (b) above, any Holder of a Security at any time such Event of Default is continuing, at its option, by notice in writing to the Company, may declare all or any part of the Securities owned by such Holder to be, and all such Securities will thereupon be and become, forthwith due and payable at par together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are waived by the Company, and (3) if such event is an Event of Default other than an Event of Default specified in clause (h), (i) or (j) above with respect to the Company, the Required Holders may at their option, or the Trustee will upon the written request of the Required Holders, by notice in writing to the Company, declare all of the Securities to be, and all of the Securities will thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Security, without presentment, demand, protest or other notice of any kind, all of which are waived by the Company.

TERMINATION OF COMPANY'S OBLIGATIONS

     The Company may terminate, and will be discharged from, all its obligations under the Securities and the provisions of the Indenture (except as to (i) rights of registrations of transfer, substitution and exchange of Securities),
(ii) rights of Holders to receive payments of principal and interest and Yield-Maintenance Amount (if any) on the Securities, (iii) the rights, obligations and immunities of the Trustee under the Indenture and (iv) certain other specified provisions of the Indenture) when all Securities previously authenticated and delivered (other than mutilated, destroyed, lost or stolen Securities which have been replaced or paid or Securities for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company have been delivered to the Trustee for cancellation and the Company) has paid to all Holders all sums payable by it under the Securities and the provisions of the Indenture.

REPORTS

     The Company will file with the Trustee within 15 days after it files them with the Commission copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company files with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. If the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will continue to file with the Commission and the Trustee on the same timely basis such reports, information and other documents as the Company would file if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act. The Company and any other obligor on the Securities also will comply with the other provisions of Trust Indenture Act Section 314(a).

     So long as Securities representing 5% or more of the aggregate principal amount of Securities issued under the Indenture remain outstanding, the Company will cause an annual report to stockholders and quarterly or other financial reports furnished by it to stockholders, excluding internal management reports and distributions to stockholders in their capacity as directors or officers of the Company, to be filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Securities maintained by the Registrar, in each case at the time of such furnishing to stockholders. If the Company is not required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act at any time during which

Securities representing 5% or more of the aggregate principal amount of Securities issued hereunder are outstanding, the Company will cause its consolidated financial statements, including any notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations," comparable to that which would have been required to appear in annual or quarterly reports filed under Section 13 or 15(d) of the Exchange Act to be so filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Securities maintained by the Registrar within 105 days after the end of each fiscal year and within 60 days after the end of each of the Company's first three fiscal quarters in each fiscal year.

TRANSFER AND EXCHANGE

     A holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

     The registered holder of a Note will be treated as the owner of such Note for all purposes. See "Form of Notes" above.

AMENDMENT, SUPPLEMENT AND WAIVER

     The Indenture will provide that without the consent of any holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for the assumption of the Company's obligations to holders of the Notes in the case of a merger or consolidation, to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to evidence the acceptance of appointment by a successor trustee.

     In addition, the Indenture or the Notes may be amended or supplemented with the consent of the holders of a majority in principal amount of the Notes then outstanding (subject to the terms of the Intercreditor Agreement), provided that no modification or supplement of the Indenture may be made that would (a) reduce the amount of Securities whose Holders must consent to an amendment or waiver of any provision of the Indenture; (b) reduce the rate of or change the method of calculation, the time for payment or the manner of payment of interest or Yield-Maintenance Amount on any Security; (c) reduce the principal of or change the Stated Maturity of any Security, or change the date on which any Security may be subject to redemption or reduce the Redemption Price therefor; (d) make any Security payable in money other than that stated in the Security; (e) make any change in the "Change of Control" or " Excess Cash Flow" covenants or the definitions of "Change of Control" or "Excess Cash Flow"; (f) waive a Default in the payment of the principal of, interest on or redemption payment under any Security; or (g) affect the rankings or with respect to the Collateral, the priority of the Securities, in each case in a manner adverse to the Holders.

     Any existing Default or compliance with any provision of the Indenture or the Notes may be waived (other than a continuing Default or Event of Default in the payment of the principal or interest and Yield-Maintenance Amount (if any) on any Note) with the consent of the holders of a majority in principal amount of the then outstanding Notes (subject to the terms of the Intercreditor Agreement).

CONCERNING THE TRUSTEE

     The holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a complete description of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means Debt of a Person existing on or prior to the time at which such Person became a Subsidiary and not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary.

     "Affiliate" of any specified Person means any other Person (i) which directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with such specified Person, (ii) which beneficially owns or holds 10% or more of any class of the Voting Securities of such specified Person, or (iii) of which 10% or more of the Voting Securities is beneficially owned or held by such specified Person or by a Subsidiary of such specified Person.

     "Agent" means any Registrar, Paying Agent or Co-Registrar.

     "Average Life" means, as of any date, with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (x) the numbers of years from such date to the dates of each successive scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such debt security multiplied by (y) the amount of such principal payment by (ii) the sum of all such principal payments.

     "BTCC" means BT Commercial Corporation, a Delaware corporation, and its successors and permitted assigns.

     "Bankruptcy Law" means Title 11, U.S. code or any similar Federal, state or foreign law for the relief of debtors.

     "Board of Directors" of any corporation means the board of directors of such corporation or any duly authorized committee of the board of directors of such corporation.

     "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City or Hartford, Connecticut are required or authorized to be closed.

     "Called Principal" means, with respect to any Security, the principal of such Security that is to be redeemed or prepaid (as the case may be) pursuant to the "Change of Control" covenant, the redemption obligations following a Transfer of Property equal to $5,000,000 or more or an optional redemption, or is declared to be immediately due and payable pursuant to an Event of Default, as the context requires.

     "Capital Lease Obligation" means, at any time, the amount of the liability with respect to a lease that would be required at such time to be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

     "Capital Stock" in any Person means any and all shares, interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person.

     "Cash Equivalents" means: (i) debt instruments, with maturities of one year or less from the date of acquisition, issued by the government of the United States of America or any agency thereof (if fully guaranteed or insured by the government of the United States of America), (ii) certificates of deposit, with maturities of one year or less from the date of acquisition, of any commercial bank incorporated under the laws of the United States of America having a combined capital, surplus and undivided profits of not less than $100,000,000,
(iii) commercial paper of an issuer rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc., and (iv) tax exempt floating rate tender bonds, as to which payments of principal, interest and other charges may be made at the option of the holder upon not more than one week's notice which are payable upon tender or any default from the proceeds of an unconditional and irrevocable letter of credit issued by a United States office of any commercial bank all of whose long-term debt securities are rated at least AA by Standard & Poor's Corporation or Aa by Moody's Investors Service, Inc.

     "Change of Control" means the occurrence of any of the following events (whether or not approved by the Board of Directors of the Company or otherwise permitted by the terms of the Indenture): (i) any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), or any Affiliate of any such person, is or becomes a "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall also be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the Common Stock of the Company or such other amount of Voting Securities to provide the ability to elect, directly or indirectly, a majority of the members of the Board of Directors of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new or replacement directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; (iii) any direct or indirect Transfer (in one transaction or a series of related transactions) of all or substantially all of the consolidated assets of the Company and its Subsidiaries to any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or any Affiliate of any such person; or (iv) the approval by the Company or its shareholders of any plan of liquidation; or (v) any event constituting a "Change of Control" in respect of 10.25% Notes, the Revolving Credit Agreement, the Second Priority Notes or the Subsequent Second Priority Notes.

     "Collateral" means all the real, personal and mixed property made, or intended or purported to be made, subject to a Lien pursuant to the Collateral Documents.

     "Collateral Agent" means BTCC, in its capacity as collateral agent under the Intercreditor Agreement and the other Collateral Documents, and any successor thereto.

     "Collateral Documents" means, collectively, the Guaranty Agreement, Pledge Agreement, Intercreditor Agreement, Intellectual Property Pledge Agreement, Mortgage, Security Agreement, and all other instruments or documents now or hereafter granting (or purporting to grant) Liens on property of the Company or any of its Subsidiaries to the Collateral Agent, for the benefit of the "Secured Parties" (as defined in the Intercreditor Agreement).

     "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalent (however designated) of Capital Stock in such Person which is not preferred as to the payment of dividends or the distribution of assets on any voluntary or involuntary liquidation over shares of any other class of Capital Stock in such Person.

     "Company" means Envirodyne Industries, Inc. unless and until a successor of Envirodyne Industries, Inc. replaces it pursuant to the Indenture, and thereafter means such successor.

     "Consolidated Cash Flow" means, for any period, Consolidated Net Income for such period, (A) increased by the sum of (i) Consolidated Fixed Charges for such period, other than interest capitalized by the Company and its Subsidiaries during such period, (ii) income tax expense of the Company and its Subsidiaries, on a consolidated basis, for such period (other than income tax expense attributable to sales or other dispositions of assets (other than sales of inventory in the ordinary course of business)), (iii) depreciation expense of the Company and its Subsidiaries, on a consolidated basis, for such period, (iv) amortization expense of the Company and its Subsidiaries, on a consolidated basis, for such period, and (v) other non-cash items reducing Consolidated Net Income minus non-cash items increasing Consolidated Net Income for such period, and (B) decreased by any revenues received or accrued by the Company or any of its Subsidiaries from any other Person (other than the Company or any of its Subsidiaries) in respect of any Investment for such period, all as determined in accordance with GAAP.

     "Consolidated Debt" means the aggregate amount of Debt of the Company and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP.

     "Consolidated Fixed Charges" means, for any period, (A) the sum of, without duplication, (i) the aggregate amount of interest expense of the Company and its Subsidiaries during such period (including, without limitation, all commissions, discounts and other fees and charges owed by the Company and its Subsidiaries with respect to letters of credit and bankers' acceptances or similar financing facilities and the net costs associated with Interest Rate Agreements and Currency Agreements of the Company and its Subsidiaries) paid, accrued or scheduled to be paid or accrued during such period, including interest expense not required to be paid in cash (including any amortization of original issue debt discount), all determined in accordance with GAAP, plus all interest capitalized by the Company and its Subsidiaries during such period, (ii) the aggregate amount of the interest expense component of rentals in respect of Capital Lease Obligations paid or accrued by the Company and its Subsidiaries during such period, determined in accordance with GAAP, (iii) the aggregate amount of all operating lease expense of the Company and its Subsidiaries during such period, determined in accordance with GAAP, and (iv) to the extent any interest payment obligation of any other Person is guaranteed by the Company or any of its Subsidiaries (other than guarantees relating to obligations of customers of the Company or any of its Subsidiaries that are made in the ordinary course of business consistent with past practices of the Company or its Subsidiaries), the aggregate amount of interest paid or accrued by such Person in accordance with GAAP during such period attributable to any such interest payment obligation, less (B) to the extent included in (A) above, amortization or write-off of deferred financing costs by the Company and its Subsidiaries during such period; in each case after elimination of intercompany accounts among the Company and its Subsidiaries and as determined in accordance with GAAP.

     "Consolidated Intangible Assets" means, as at any date, (i) the amount of all write-ups in the book value of any asset resulting from the revaluation thereof and all write-ups in excess of the cost of assets acquired, plus (ii) the amount of all unamortized original issue discount, unamortized debt expense, goodwill, patents, trademarks, service marks, trade names, copyrights, organization and development expense and other intangible assets, in each case as would be taken into account in preparing a consolidated balance sheet of the Company and its subsidiaries on a consolidated basis as at such date in accordance with GAAP.

     "Consolidated Net Income" means, for any period, the aggregate net income (or net loss, as the case may be) of the Company and its Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, that there shall be excluded therefrom, without duplication, (i) gains and losses from the sale or other disposition of assets (other than sales of inventory in the ordinary course) or reserves relating thereto, (ii) items classified as extraordinary or nonrecurring (including, without limitation, any gains from any exchange of debt securities) and gains (but not losses) from discontinued operations, (iii) the income (or loss) of any Joint Venture, except to the extent of the amount of cash dividends or other distributions in respect of Capital Stock therein actually paid during such period to the Company or any of its Subsidiaries by such Joint Venture out of funds legally available therefor (or, in the case of a loss, to the extent such loss is funded by the Company or any such Subsidiary during such period), (iv) except to the extent includable pursuant to clause (iii), the income (or loss) of any other Person accrued or attributable to any period prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such Person or any of its Subsidiaries or such other Person's Property (or a portion thereof) is acquired by such Person or any of its Restricted Subsidiaries, and (v) non-cash items decreasing or increasing Consolidated Net Income arising out of currency translation effects.

     "Consolidated Net Worth" means Net Worth without giving effect to any purchase accounting adjustments if Consolidated Net Worth is being determined in connection with any merger, consolidation or other acquisition of, or by, the Company or any of its Subsidiaries.

     "Consolidated Secured Debt" means, collectively, the outstanding principal balance of the Debt evidenced by the Securities, the 10.25% Notes, the Second Priority Notes and the Subsequent Second Priority Notes, if any, in an aggregate principal amount of up to $50,000,000 and under the Revolving Credit Agreement and the outstanding amount of unpaid reimbursement obligations for drawn letters of credit with respect to the Debt under the Letter of Credit Agreement.

     "Consolidated Senior Debt" means, at any time, all Consolidated Debt at such time, other than the then outstanding principal amount of: (i) the 10.25% Notes, (ii) the Second Priority Notes, (iii) the Subsequent Second Priority Notes, (iv) Debt of any Subsidiary of the Company payable to the Company or any Wholly Owned Subsidiary of the Company, and (v) Debt of the Company that is not secured by a Lien or that is junior in right of payment, and subordinate to, the Securities, which Debt matures after the Stated Maturity of the Securities, and has no principal payments scheduled until, a date which is at least six (6) months after the maturity date of the Securities.

     "Consolidated Tangible Net Worth" means, at any time, Consolidated Net Worth at such time, less Consolidated Intangible Assets at such time.

     "Consolidated Total Capitalization" means, at any time, the sum of: (i) Consolidated Net Worth at such time, plus (ii) Consolidated Debt.

     "Credit Documents" means, collectively, the Indenture, the Securities, the Note Agreement, the Collateral Documents and all other agreements, instruments and documents (including, without limitation, security agreements, loan agreements, notes, guarantees, mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, subordination agreements, pledges, powers of attorney, consents, assignments, intercreditor agreements, mortgagee waivers, reimbursement agreements, contracts, notices, leases, financing statements and all other written items) relating in any way to the aforementioned agreements and instruments.

     "Currency Agreement" of any Person means any foreign exchange contract, currency swap agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in currency values (as opposed to being used in any way for speculative trading purposes).

     "Current Debt" means, with respect to any Person, all Indebtedness of such Person for borrowed money which by its terms or by the terms of any instrument or agreement relating thereto matures on demand or within one year from the date of the creation thereof and is not directly or indirectly renewable or extendible at the option of the debtor to a date more than one year from the date of the creation thereof, provided that Indebtedness for borrowed money outstanding under a revolving credit or similar agreement which obligates the lender or lenders to extend credit over a period of more than one year shall constitute Funded Debt and not Current Debt, even though such Indebtedness by its terms matures on demand or within one year from the date of the creation thereof.

     "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator, custodian or similar official appointed under any Bankruptcy Law.

     "Debt" means Current Debt and Funded Debt.

     "Default" means any event which through the passage of time, the giving of notice or both would mature into an Event of Default.

     "Default Rate" means a rate per annum from time to time equal to the greater of (i) 14.00%, and (ii) the LIBOR Rate plus 2.00%.

     "Depository" means, with respect to any Security issuable or issued in the form of one or more Global Securities, the Person designated as Depository by the Company in or pursuant to the Indenture, which Person must be, to the extent required by applicable law or regulation, a clearing agency registered under the Exchange Act, and, if so provided with respect to any Security, any successor to such Person. If at any time there is more than one such Person, "Depository" shall mean, with respect to any Securities, the qualifying entity which has been appointed with respect to such Securities. Unless and until otherwise designated by the Company to the Trustee, the Depository shall be The Depository Trust Company.

     "Discounted Value" means, with respect to the Called Principal of any Security, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Securities is payable) equal to the Reinvestment Yield with respect to such Called Principal.

     "Domestic Subsidiary" means any Subsidiary organized under the laws of any state of the United States of America or the District of Columbia.

     "DPK" means D.P. Kelly & Associates, L.P., a Delaware limited partnership, and its successors and assigns.

     "Effective Date" means June 20, 1995.

     "Excess CF Amount" means, as to any Excess Cash Flow in any fiscal year of the Company, the aggregate amount of such Excess Cash Flow, less any repayments of Debt under the Revolving Credit Agreement required to be made pursuant to the terms of such Revolving Credit Agreement; provided, however, that the amount of any such required repayment shall not exceed the Revolver Pro Rata Share of the aggregate amount of such Excess Cash Flow.

     "Excess Cash Flow" means, for any period, the Company's Consolidated Cash Flow, less the sum of (i) consolidated cash interest expense (including the interest portion of any payments associated with Capital Lease Obligations) of the Company during such period, (ii) consolidated capital expenditures of the Company during such period, (iii) principal payments on indebtedness (including the principal portion of any Capital Lease Obligations) of the Company made or paid during such period, (iv) additions (reductions) to Working Capital of the Company during such period, (v) consolidated income tax expense of the Company that is actually paid during such period, and (vi) $15,000,000, all determined on a consolidated basis in accordance with GAAP.

     "Funded Debt" means, with respect to any Person, all Indebtedness of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, more than one year from, or is directly or indirectly renewable or extendable at the option of the debtor to a date more than one year (including an option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year) from, the date of the creation thereof.

     "GAAP" means, at any date, United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable to the circumstances as of the date of determination.

     "GECC" means General Electric Capital Corporation, a New York corporation, and its successors and assigns.

     "GECC Intercreditor Agreement" means that certain GECC Intercreditor Agreement, dated as of the Effective Date, among the Collateral Agent, GECC, Shawmut Bank Connecticut, National Association, as Owner Trustee, and the Company, as amended, supplemented or otherwise modified from time to time.

     "GECC Lease Documents" means (i) the Lease Agreement dated as of December 18, 1990 between The Connecticut National Bank (now known as Shawmut Bank Connecticut, National Association; "TCNB"), Owner Trustee, as lessor and Viskase Corporation, as lessee, (ii) the Participation Agreement dated as of December 18, 1990 among Viskase Corporation, the Company, GECC and TCNB and (iii) the related instruments and agreements with respect thereto, in each case as the same may have heretofore been or may hereinafter be amended, modified, restated, renewed or extended or refinanced from time to time.

     "Global Security" means a Security issued in global form.

     "Guaranty Agreement" means that certain Guaranty Agreement, dated as of the Effective Date, made by each Significant Domestic Subsidiary in favor of the Collateral Agent, as amended, supplemented or otherwise modified from time to time.

     "Guarantee" means, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guarantee shall be equal to the outstanding principal amount of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

     "Holder" means any Person in whose name a Security is registered on the Registrar's books.

     "Indebtedness" means, with respect to any Person, without duplication, (i) all items (excluding items of contingency reserves or of reserves for deferred income taxes) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of the date on which Indebtedness is to be determined, (ii) all indebtedness secured by any Lien on any property or asset owned or held by such Person subject thereto, whether or not the indebtedness secured thereby shall have been assumed, (iii) all indebtedness of others with respect to which such Person has become liable by way of a Guarantee (including, without limitation, all obligations of such Person with respect to surety bonds, bank acceptances, and letters of credit and other similar obligations), (iv) all obligations of such Person in respect of Currency Agreements or Interest Rate Agreements and
(v) the maximum fixed repurchase price of any Redeemable Stock. For purposes of the preceding sentence, the maximum fixed repurchase price of any Redeemable Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture; provided, that if such Redeemable Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Stock.

     "Intellectual Property Pledge Agreement" means, collectively, each Intellectual Property Security Agreement made at any time by the Company or any Subsidiary of the Company, respectively, in favor of the Collateral Agent, as amended, supplemented or modified from time to time.

     "Intercreditor Agreement" means that certain Intercreditor and Collateral Agency Agreement, dated as of the Effective Date, by and among the Lender, the Trustee, and BTCC, individually and as Collateral Agent and agent for the Letter of Credit Lenders, as the same may be amended, amended and restated, supplemented or modified from time to time.

     "Interest Rate Agreement" of any Person means any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or fixed rate of interest on a notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount and shall include, without limitation, any interest rate swap agreement, interest rate cap, floor or collar agreement, option or futures contract or other similar agreements or arrangements, designed to protect such Person or any of its Subsidiaries from fluctuations in interest rates (as opposed to being used in any way for speculative trading purposes).

     "Investment" means, as to any investing Person, any direct or indirect advance, loan (other than extensions of trade credit on commercially reasonable terms in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person or any of its Subsidiaries in accordance with GAAP) or other extension of credit, guarantee or capital contribution to, or any acquisition by, such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by any other Person. In determining the amount of any Investment involving a transfer of Property, such Property shall be valued at its fair market value at the time of such transfer, and such fair market value shall be determined in good faith by the Board of Directors of the investing Person, whose determination in such regard shall be conclusive.

     "Joint Venture" of a Person means any Person in which the investing Person has a joint or shared equity interest but which is not a Subsidiary of such investing Person.

     "Lender" means, collectively, The Prudential Insurance Company of America, as lender under the Revolving Credit Agreement and all other lenders (if any) that exist under the Revolving Credit Agreement from time to time.

     "Letter of Credit Agreement" means the Credit Agreement, dated as of the Effective Date, between the Letter of Credit Lenders, BTCC, as agent for the Letter of Credit Lenders, and the Company, as amended, supplemented or otherwise modified from time to time.

     "Letter of Credit Lenders" means the financial institutions party to the Letter of Credit Agreement as "Lenders" from time to time.

     "LIBOR Business Day" means a day of the year on which dealings are carried on in the London interbank market and banks are open for business in London and not required or authorized to close in New York City.

     "LIBOR Rate" means (i) for any Rate Period, the sum of 5.75% plus the six month London Interbank Offered Rate at 11:00 A.M. (London time) two LIBOR Business Days prior to Rate Day, for U.S. dollar deposits in the London interbank market as such rate is reported on page 3750 by Telerate -- The Financial Information Network published by Telerate Systems Incorporated (Telerate), or its successor company; or (ii) if Telerate shall cease to report such rates on a regular basis, the LIBOR Rate shall mean, for any Rate Period, the sum of 5.75% plus the rate determined by the Trustee to be the arithmetic average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates quoted to the Trustee by the Reference Banks two LIBOR Business Days prior to Rate Day, for U.S. dollar deposits in the London interbank market.

     "Lien" means any mortgage, pledge, lien, charge, security interest, conditional sale or other title retention agreement (including, without limitation, any Capital Lease Obligations in the nature thereof) or other encumbrance of any kind or description, including, without limitation, any agreement to give or grant a Lien.

     "Management Agreement" means the Management Services Agreement dated as of December 4, 1991 between the Company and DPK, as the same was amended and restated by the Amended and Restated Management Services Agreement dated as of December 31, 1993 between the Company and DPK and as the same may from time to time, hereafter be amended, modified or restated upon the good faith approval, pursuant to duly adopted resolutions, of a majority of members of the Company's Board of Directors who are not Affiliates of DPK.

     "Material Subsidiary" means (a) any Subsidiary of the Company if (i) the total assets of such Subsidiary (and its Subsidiaries) exceed 10% of the total assets of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, or (ii) the revenues (or losses, as the case may be) of such Subsidiary (and its Subsidiaries) for the four consecutive fiscal quarters of such Subsidiary most recently ended (determined on a consolidated basis in accordance with GAAP and whether or not such Person was a Subsidiary of the Company during all or any part of the fiscal period of the Company referred to below) exceed an amount equal to 10% of the revenues (or losses, as the case may
be) of the Company and its Subsidiaries for the four consecutive fiscal quarters of the Company most recently ended (determined on a consolidated basis in accordance with GAAP), and (b) in any event each of (i) Sandusky Plastics of Delaware, Inc., a Delaware corporation; (ii) Sandusky Plastics, Inc., a Delaware corporation; (iii) Viskase Corporation, a Pennsylvania corporation; (iv) Clear Shield National, Inc., a California corporation; (v) Viskase Holding Corporation, a Delaware corporation; (vi) Viskase Sales Corporation, a Delaware corporation; and (vii) Viskase S.A.

     "Mortgage" means, collectively, any or all of the mortgages, deeds of trust or other security instruments now or hereafter granting (or purporting to grant) Liens on the real property or leasehold estates or on any other real property or leasehold estates of the Company or its Subsidiaries to the Collateral Agent, as they may be amended, supplemented or otherwise modified from time to time.

     "Net Worth" means as of any date the aggregate amount of the capital, surplus and retained earnings of the Company and its Subsidiaries as would be shown on a consolidated balance sheet of the Company and its Subsidiaries prepared as of such date in accordance with GAAP (and excluding minority interests); provided that capital and surplus attributable to Redeemable Stock and accumulated translation adjustments shall be excluded.

     "Percentage of Total Assets Transferred" means, with respect to each asset Transferred pursuant to the terms of the Indenture (including assets transferred pursuant to a Transfer by Merger), the ratio (expressed as a percentage) of (i) the greater of such asset's fair market value or the net book value of such assets on the date of Transfer to (ii) the book value of the consolidated assets of the Company and its Subsidiaries as of the last day of the fiscal quarter of the Company immediately preceding the day of Transfer.

     "Permitted Liens" in respect of any Person means (i) pledges or deposits made by such Person under workers' compensation, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than contracts for the payment of money) or operating leases to which such Person is a party, or deposits to secure statutory or regulatory obligations of such Person or deposits of cash or U.S. Government Obligations to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business; (ii) Liens arising by operation of law such as carriers', warehousemen's and mechanics' Liens, in each case arising in the ordinary course of business and with respect to amounts not yet due or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (iii) Liens for taxes not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (iv) Liens evidenced by the Capitalized Lease Obligations under GECC Lease Documents and Liens securing Debt of the Company or its Subsidiaries permitted under the Indenture for refinancing the Debt under the GECC Lease Documents; provided, however, that in connection with any such refinancing any such new Lien shall be limited to all or part of the same Property to which the original Lien applied; (v) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its Property which were not incurred in connection with Debt or other extensions of credit and which do not in the aggregate materially adversely affect the value of said Property or materially impair the use of such Property in the operation of the business of such Person; (vi) Liens in favor of the Collateral Agent to secure Debt evidenced by the Securities, Debt under the Revolving Credit Agreement and the Letter of Credit Agreement and any related guaranties; (vii) certain other Liens existing on the Effective Date; (viii) Liens arising out of judgments or awards against such Person not giving rise to an Event of Default with respect to which such Person is diligently prosecuting an appeal or other proceedings for review; (ix) Liens to secure certain refinancing Debt; provided, however, that any such new Lien shall be limited to all or part of the same Property to which the original Lien applied; (x) Liens to secure Purchase Money Indebtedness and Acquired Debt (to the extent such Liens attach prior to or at the time of incurrence of such Debt); (xi) Liens to secure the Debt (if any) evidenced by the Second Priority Notes and the Subsequent Second Priority Notes in an aggregate principal amount not to exceed $50,000,000; provided, however, that (a) the Lien securing such Debt is granted only to the Collateral Agent and made subject to the terms of the Intercreditor Agreement, and (b) the intercreditor Agreement is amended to the reasonable satisfaction of the Collateral Agent to add the Second Priority Notes Trustee as a party thereto, and to provide for such matters incidental thereto as the Collateral Agent may reasonably require; and

(xii) Liens securing Debt of Wholly Owned Subsidiaries of the Company to the Company or another such Wholly Owned Subsidiary.

     "Person" means any individual, partnership, corporation, limited liability company, venture, joint venture, unincorporated organization, joint-stock company, trust or any government or agency or political subdivision thereof or other entity of any kind.

     "Pledge Agreement" means, collectively, each Pledge Agreement made at any time by the Company or any Subsidiary of the Company in favor of the Collateral Agent, as amended, supplemented or otherwise modified from time to time.

     "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock in any other Person.

     "Purchase Money Indebtedness" means, as to any Person, the Debt of such Person incurred and owing in respect of all or part of the purchase price of Property purchased where such Debt is fully secured by the Property purchased.

     "Rate Day" means for each Rate Period the first day of such Rate Period; provided, however, that if such day is not a LIBOR Business Day, then the next LIBOR Business Day succeeding the first day of such Rate Period.

     "Rate Period" means the period during which the LIBOR Rate remains in effect and unchanged. For purposes of the Indenture, the Rate Period shall begin on the fifteenth day of each June and December of each year, commencing with June 15, 1995.

     "Redeemable Stock" means, with respect to any Person, any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable by contract or otherwise, is or upon the happening of an event or the passage of time would be, required to be redeemed or is redeemable at the option of the holder thereof at any time prior to the Stated Maturity of the principal of the Securities, or, at the option of the holder thereof, is convertible into or exchangeable for debt securities maturing at any time prior to the Stated Maturity of the principal of the Securities.

     "Registered Exchange Offer" means the offer to exchange the Series B Securities for all of the outstanding Series A Securities and the Series D Securities for all of the outstanding Series C Securities, in each case in accordance with the Registration Rights Agreement.

     "Registration Rights Agreement" means the Exchange and Registration Rights Agreement by and between the Company and the Holders party thereto, relating to the Securities and dated the Effective Date, as amended, supplemented or otherwise modified from time to time.

     "Reinvestment Yield" means, with respect to the Called Principal of any Security, 1.0% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between reported yields.

     "Remaining Average Life" means, with respect to the Called Principal of any Security, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

     "Remaining Scheduled Payments" means, with respect to the Called Principal of any Security, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

     "Restricted Debt" means all Consolidated Debt other than Consolidated Senior Debt.

     "Required Holders" means the Holder or Holders of at least a majority of the aggregate principal amount of the Securities from time to time outstanding (without giving effect to any Securities owned of record by the Company or any of its Affiliates).

     "Responsible Officer" means, with respect to any corporation, the chief executive officer, chief operating officer, chief financial officer, treasurer, or chief accounting officer of such corporation or any other officer of such corporation involved principally in its financial administration or its controllership function.

     "Revolving Credit Agreement" means that certain Revolving Credit Agreement, dated as of the Effective Date between the Company and The Prudential Insurance Company of America, as amended, supplemented or otherwise modified from time to time or as replaced pursuant to a refinancing thereof.

     "Revolving Loan Commitment" means, at any time, the aggregate principal amount which may be borrowed under the Revolving Loan Agreement at such time (determined without giving effect to any suspension or termination of the Lender's obligation to make loans thereunder upon the occurrence of a default or an "Event of Default" thereunder).

     "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which Property is sold by such Person or a Subsidiary of such Person and thereafter leased back from the purchaser thereof by such Person or one of the Subsidiaries of such Person.

     "Second Priority Notes" means the debt securities which may be issued by the Company under an indenture (the "Second Priority Notes Indenture") pursuant to the 10.25% Note Exchange.

     "Second Priority Notes Indenture" has the meaning given to such term in the definition of Second Priority Notes.

     "Second Priority Notes Trustee" means trustee for the Second Priority Notes and Subsequent Second Priority Notes, respectively (in such capacity) and each successor thereto in such capacity.

     "Security Agreement" means, collectively, each Security Agreement made at any time by the Company or any Subsidiary of the Company in favor of the Collateral Agent, as amended, supplemented or otherwise modified from time to time.

     "Securities" means the outstanding Series A Securities, Series B Securities, Series C Securities or Series D Securities, as the case may be.

     "Series A Securities" means the 12% First Priority Senior Secured Notes due 2000, Series A, being issued pursuant to the Indenture.

     "Series B Securities" means the 12% First Priority Senior Secured Notes due 2000, Series B (the terms of which are identical to the Series A Securities except that the Series B Securities shall be registered under the Securities Act, and shall not contain the restrictive legend on the face of the form of the Series A Securities), to be issued in exchange for the Series A Securities pursuant to the Exchange Offer.

     "Series C Securities" means the Floating Rate First Priority Senior Secured Notes due 2000, Series C, being issued pursuant to the Indenture.

     "Series D Securities" means the Floating Rate First Priority Senior Secured Notes due 2000, Series D (the terms of which are identical to the Series C Securities except that the Series D Securities shall be registered under the Securities Act, and shall not contain the restrictive legend on the face of the form of the Series C Securities), to be issued in exchange for the Series C Securities pursuant to the Exchange Offer.

     "Settlement Date" means, with respect to the Called Principal of any Security, the date on which such Called Principal is to be redeemed or prepaid (as the case may be) pursuant to the "Change of Control" covenant, the redemption obligations following a Transfer of Property equal to $5,000,000 or more or an optional redemption, or is declared to be immediately due and payable pursuant to an Event of Default, as the context requires.

     "Significant Domestic Subsidiary" means each Domestic Subsidiary that, at any time, is a Material Subsidiary.

     "Stated Maturity" when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

     "Stipulated Loss Value" means the Stipulated Loss Value, as defined in the GECC Lease Documents (as such GECC Lease Documents are in effect on the Effective Date.)

     "Subsequent Second Priority Notes" means any and all debt securities issued by the Company under an indenture in exchange for Second Priority Notes and having terms identical to the Second Priority Notes and otherwise being the same as the Second Priority Notes except that such debt securities are registered under the Securities Act.

     "Subsequent Securities" means, collectively, any and all Series B Securities and Series D Securities issued by the Company.

     "Subsidiary" means, with respect to any Person, (i) a corporation a majority of whose Voting Securities is at the time directly or indirectly owned or Controlled by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof, or (ii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof has at least a majority ownership interest with respect to voting in the election of directors or trustees thereof (or such other Persons performing similar functions). For purposes of this definition, any directors' qualifying shares shall be disregarded in determining the ownership of a Subsidiary.

     "Subsidiary Guarantor" means (i) each of the Significant Domestic Subsidiaries existing on the Effective Date, and (ii) each of the Company's other Subsidiaries which becomes a guarantor of the Securities.

     "10.25% Note Exchange" means an exchange by the Company pursuant to which the Company issues Second Priority Notes in an aggregate face amount of not more than $50,000,000 in exchange for 10.25% Notes pursuant to an exchange ratio (based on aggregate face amount) of no greater than 1:1.

     "10.25% Notes" means, collectively, the 10.25% Senior Notes due 2001 issued by the Company pursuant to the 10.25% Notes Indenture.

     "10.25% Notes Indenture" means that certain Indenture, dated as of December 31, 1993, between the Company and Bankers Trust Company, as trustee, as amended, supplemented or otherwise modified from time to time.

     "Transfer" means any sale, exchange, conveyance, lease, transfer or other disposition.

     "Transfer by Merger" means, with respect to any Subsidiary of the Company, a merger or consolidation of such Subsidiary with another Person such that after giving effect thereto the surviving entity is no longer a Subsidiary of the Company.

     "Voting Securities" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof, under ordinary circumstances and in the absence of contingencies, to vote for members of the Board of Directors of such Person (or Persons performing functions equivalent to those of such members).

     "Wholly Owned Subsidiary" of a Person means any Subsidiary of such Person 100% of the total capital stock of which, other than directors' qualifying shares, is at the time owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person.

     "Working Capital" means, current assets less current liabilities where current assets equals accounts receivable, inventory and other current assets (excluding cash and cash equivalents) and current liabilities equals accounts payable and accrued liabilities (both excluding accrued interest payable, accrued income taxes payable and any payables related to capital expenditures), all as reflected on the Company's consolidated financial statements prepared in accordance with GAAP.

     "Yield-Maintenance Amount" means, with respect to any Security, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Security over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero. The Yield-Maintenance Amount shall be calculated for purposes of the Series C Securities and Series D Securities as if interest on such Securities accrues at the same per annum rate as interest accrues on the Series A Securities and Series B Securities.

                   DESCRIPTION OF INTERCREDITOR ARRANGEMENTS

     In the event of a default under the Revolving Credit Agreement, the Letter of Credit Agreement or the Indenture, collateral rights or remedies cannot be exercised without the consent of the "Requisite Working Capital Lenders" (as defined below) and Holders of 35% of the Notes; provided, however, that following a "Serious Default" (as defined below), the Requisite Working Capital Lenders may unilaterally commence "Enforcement" (as defined below) after provision of notice to the Trustee under the Indenture and the passage of ninety days. If the Requisite Working Capital Lenders, after the passage of such 90 day period and at any time thereafter prior to the passage of 180 days, exercise their unilateral enforcement rights without the consent of Holders of 35% of the Notes, then the Requisite Working Capital Lenders are solely responsible for indemnifying the Collateral Agent, the Holders of the Notes and any other lenders not joining in such enforcement action against any liability, costs or expenses incurred by any of them in connection with such Enforcement.

     The term "Requisite Working Capital Lenders" means (i) at any time commitments are outstanding under the Letter of Credit Agreement, letters of credit are issued and outstanding under the Letter of Credit Agreement or the Company has any payment obligations owing under the Letter of Credit Agreement, the holders of the majority of the sum of (a) the commitments under the Letter of Credit Agreement and (b) the outstanding reimbursement obligations and other payment obligations under the Letter of Credit Agreement, and (ii) at any other time, the holders of a majority of the revolving loans made under the Revolving Credit Agreement.

     The term "Serious Default" means an event of default under the Revolving Credit Agreement or the Letter of Credit Agreement resulting from (i) a payment default under either such agreement, or (ii) a violation by the Company of the any of the negative covenants or of any of the other default provisions in either such agreement.

     The term "Enforcement" means (i) the exercise of any remedial provisions under the Indenture, the Letter of Credit Agreement or the Revolving Credit Agreement or the termination of any commitments to lend thereunder, (ii) the exercise of enforcement remedies by the Collateral Agent, or (iii) the commencement by or against the Company or any Subsidiary Guarantor, of any bankruptcy proceeding.

     The Letter of Credit Lenders have agreed (i) not to increase the facility provided under the Letter of Credit Agreement to the Company above $28,000,000 and (ii) not to amend, modify or waive any default provision (other than waivers of default provisions neither relating to payment defaults or breaches of negative covenants), negative covenant or material economic terms (such defaults, covenants and material economic terms being collectively referred to hereinafter as the "Specified Provisions") of the Letter of Credit Agreement without the written consent of the lenders under the Revolving Credit Agreement and of Holders of 35% of the Notes.

     The lenders under the Revolving Credit Agreement have agreed not to make revolving loans in excess of an aggregate of $35,000,000 at any one time outstanding or to amend, modify or waive any Specified Provision in the Revolving Credit Agreement without the written consent of the agent under the Letter of Credit Agreement and Holders of 35% of the Notes.

     The Trustee under the Indenture has agreed not to amend, modify or waive any Specified Provision in the Indenture without the written consent of the Requisite Working Capital Lenders.

     Amounts received by the Collateral Agent or by any holder of the Notes or the holders of indebtedness outstanding under the Letter of Credit Agreement or the Revolving Credit Agreement (including amounts received in connection with the exercise of setoff or similar rights) after Enforcement has occurred are in relevant part applied to obligations of the Company in the following order of priority:

          (i) first, to reimburse the Collateral Agent for all costs, expenses and indemnities incurred in connection with the performance of its duties as Collateral Agent;

          (ii) second, to pay any outstanding obligations under the Letter of Credit Agreement;

          (iii) third, to reimburse the Trustee under the Indenture for all costs, expenses and indemnities owing to it under the Indenture;

          (iv) fourth, to pay on a pari passu basis, interest and unpaid prepayment premium due under the Revolving Credit Agreement and with respect to the Notes;

          (v) fifth, to pay on a pari passu basis, principal due under the Revolving Credit Agreement and with respect to the Notes; and

          (vi) sixth, to pay on a pari passu basis, all other amounts outstanding under the Revolving Credit Agreement and with respect to the Notes.

     Pursuant to the Intercreditor Agreement, the Collateral Agent on behalf of the holders of the Notes and the lenders under the Letter of Credit Agreement and the Revolving Credit Agreement have entered into an Intercreditor Agreement with General Electric Capital Corporation, as Owner Participant ("GECC"), and Shawmut Bank Connecticut, National Association, as Owner Trustee (the "GECC Intercreditor Agreement"). The GECC Intercreditor Agreement permits the Collateral Agent to cure certain payment and nonpayment defaults which may arise under the lease agreements relating to the plants subject thereto. In the event GECC repossesses any of such plants, it must cooperate with the collateral agent to utilize such plants to convert any inventory consisting of work in process into finished goods inventory.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of certain material United States federal income tax consequences of acquiring, holding and disposing of the New Notes. The summary is based upon the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), existing and proposed Treasury regulations, administrative pronouncements and judicial decisions now in effect, all of which are subject to change (possibly on a retroactive basis). This summary does not discuss all aspects of federal income taxation that may be relevant to investors in light of their particular circumstances or to certain types of investors subject to special treatment under the federal income tax laws (for example, dealers in securities, tax-exempt organizations and insurance companies). This summary does not discuss the federal income tax consequences to a beneficial owner of a Note who, for United States federal income tax purposes, is a non-resident alien individual, a foreign corporation, a foreign partnership or a foreign estate or trust. Furthermore, this summary does not discuss the consequences to an investor under state, local or foreign tax laws. Prospective investors are advised to consult their own tax advisors regarding the federal, state, local and other tax considerations of holding and disposing of the New Notes.

     The following summary assumes that holders of the New Notes will hold them as "capital assets" within the meaning of Section 1221 of the Code. The discussion is not binding on the courts or the Internal Revenue Service ("IRS"). The Company has not sought and will not seek any rulings from the IRS with respect to the positions of the Company discussed herein. There can be no assurance that the IRS will not take a different position concerning the tax consequences of holding and disposing of the New Notes.

The Exchange

     An exchange of Old Notes for New Notes pursuant to the Exchange Offer should not be treated as a sale, exchange or other taxable event for federal income tax purposes because the New Notes should not be considered to differ materially in kind or extent from the Old Notes. As a result, no material federal income tax consequences should result from an exchange of Old Notes for New Notes pursuant to the Exchange Offer.

     For federal income tax purposes, a New Note received by a beneficial owner of an Old Note should be treated as a continuation of the Old Note in the hands of such owner.

Stated Interest

     A beneficial owner of a New Note (a "Holder") will generally be required to report as ordinary income for federal income tax purposes interest received or accrued on the New Note in accordance with the Holder's method of tax accounting.

Market Discount and Bond Premium

     A subsequent purchaser of a Note will be treated as having acquired a Note at a "market discount" to the extent that such purchaser's tax basis in the Note is less than (by more than a specified de minimis amount) the Note's outstanding principal amount at the time of purchase. A Holder in whose hands a Note has market discount generally will be required to treat as ordinary income any gain recognized on the sale, exchange, redemption or other disposition of, or any full or partial principal payment on, the Note to the extent of accrued market discount. In general, market discount accrues on a ratable basis, although a Holder of a Note may elect to accrue market discount on a constant-yield basis. A Holder of a Note having market discount may be required to defer the deduction of all or a portion of the interest on any indebtedness incurred or maintained to purchase or carry the Note generally until the Note is disposed of in a taxable transaction. A Holder of a Note having market discount may elect to include market discount in income as it accrues, in which case the foregoing market discount rules would not apply. The election generally applies to all market discount bonds acquired by the electing Holder on or after the first day of the first year of election and is generally irrevocable without the consent of the IRS.

     A subsequent purchaser of a Note will be treated as having acquired a Note with "bond premium" to the extent that such purchaser's tax basis in the Note (exclusive of any amount attributable to accrued and unpaid interest) exceeds the Note's outstanding principal amount at the time of purchase. A Holder may elect to amortize bond premium. In general, in the case of debt instruments, such as the Notes, that are callable prior to maturity, the amortizable bond premium will be determined with reference to the amount payable on maturity or, if it results in a smaller amortization of premium attributable to the period through the earlier call date, with reference to the amount payable on the earlier call date (with adjustments to the amortization of bond premium attributable to periods after the call date). The application of that rule is not entirely clear in the case of debt instruments, such as the Notes, that are callable on each day during their term. If bond premium is amortized, the amount of interest which must be included in the Holder's income during a period will be reduced by the portion of the premium allocable to such period. The election to amortize bond premium generally applies to all debt instruments held by the Holder at the beginning of the year of election or acquired thereafter.

Sale, Exchange or Redemption of Notes

     Upon the sale, redemption or other disposition of a Note, a Holder will recognize gain or loss equal to the difference between the amount of sale or redemption proceeds (exclusive of proceeds attributable to accrued but unpaid interest) and the Holder's adjusted tax basis in the Note. Proceeds attributable to accrued but unpaid interest will be treated as interest income to the extent not previously taken into income by a Holder. A Holder's adjusted tax basis generally will equal the Holder's purchase price for the Note increased by any market discount previously included in income by such Holder with respect to such Note, and decreased by the aggregate amount of principal previously received and any bond premium previously amortized by such Holder with respect to such Note. Generally, any gain or loss recognized by a Holder of a Note upon a sale, redemption or other disposition of the Note will be capital gain or loss, except as described under "Market Discount and Bond Premium," above. Such capital gain or loss will be long-term capital gain or loss provided the Note has been held for more than one year.

Backup Withholding

     A Holder of a Note may be subject to backup withholding at the rate of 31 percent with respect to interest and premium paid on the Notes and gross proceeds from the sale of a Note, unless such Holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (b) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A Holder of a Note who does not provide the Company with the Holder's correct taxpayer identification number may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the Holder's tax liability.

     THE FOREGOING DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS NOT TAX ADVICE. ACCORDINGLY, EACH PERSON CONSIDERING THE ACQUISITION OF NEW NOTES SHOULD CONSULT A TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO HIM, HER OR IT OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NEW NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS AND OF CHANGES IN APPLICABLE TAX LAWS.

                              PLAN OF DISTRIBUTION

     Prior to the Offering, there was no market for any of the Notes and the Company does not intend to apply for the listing of any of its securities on any national securities exchange or for their quotation through the NASDAQ system. The Old Notes are eligible for trading in the Private Offerings, Resales and Trading through Automatic Linkages ("PORTAL") market. There can be no assurance that an active trading market will develop for, or as to the liquidity of, any of the Notes.

     With respect to resales of New Notes, based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that any holder or beneficial owner (other than a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities Act or a "broker" or "dealer" registered under the Exchange Act) who exchanges Old Notes for New Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes, will be allowed to resell the New Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the New Notes a prospectus that satisfies the requirements of Section 10 thereof. However, if any holder or beneficial owner acquires New Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the New Notes, such holder or beneficial owner cannot rely on the position of the staff of the Commission enunciated in Exxon Capital Holdings Corporation (available April 13, 1988) or similar no-action letters or any similar interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless an exemption from registration is otherwise available.

     As contemplated by the above no-action letters and the Registration Rights Agreement, each holder accepting the Exchange Offer is required to represent to the Company in the Letter of Transmittal that (i) the New Notes are to be acquired by the holder and any beneficial owners in the ordinary course of business, (ii) the holder and any beneficial owners are not engaging and do not intend to engage in the distribution of the New Notes, (iii) neither the holder nor any beneficial owner is an affiliate of the Company within the meaning of Rule 405 under the Securities Act, and (iv) the holder and each beneficial owner acknowledge that if such holder or beneficial owner participates in the Exchange Offer for the purpose of distributing the New Notes, such holder or beneficial owner must comply with the registration and prospectus delivery requirements of the Securities Act and cannot rely on the above no-action letters.

     Any broker or dealer registered under the Exchange Act (each a "Broker-Dealer") who holds Old Notes that were acquired for its own account as a result of market-making activities or other trading activities (other than Old Notes acquired directly from the Company), may exchange such Old Notes for New Notes pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed an underwriter within the meaning of the Securities Act and, therefore, must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the New Notes received by it in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of this Prospectus. Any Broker-Dealer participating in the Exchange Offer will be required to acknowledge that it will deliver a prospectus in connection with any resales of New Notes received by it in the Exchange Offer. However only Broker-Dealers who exchange Old Notes that were acquired for their own account as a result of market-making activities or other trading activities (other than Old Notes acquired directly from the Company), may use this Prospectus to satisfy the prospectus delivery requirements of the Securities Act. The delivery by a Broker-Dealer of a prospectus in connection with resales of New Notes shall not be deemed to be an admission by such Broker-Dealer that it is an underwriter within the meaning of the Securities Act.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Company and the Subsidiary Guarantors by Stephen M. Schuster, Esq., Oak Brook, Illinois. Mr. Schuster beneficially owns 39,944 shares of Common Stock of the Company (which includes options to purchase 22,850 shares and 2,000 shares owned by Mr. Schuster's spouse).

                                    EXPERTS

     The consolidated balance sheets as of December 29, 1994 and December 31, 1993 and the consolidated statements of operations, stockholders' equity (deficit) and cash flows for the period January 1 to December 29, 1994 (Post-Consummation); the period January 1 to December 31, 1993 (Pre-Consummation) and the period December 27, 1991 to December 31, 1992 (Pre-Consummation) included in this Prospectus, have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

              UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

Consolidated balance sheets at March 30, 1995 (unaudited) and December 29, 1994......     F-2
Unaudited consolidated statements of operations for the three months ended March 30,
  1995 and March 31, 1994............................................................     F-3
Unaudited consolidated statements of cash flows for the three months ended March 30,
  1995 and March 31, 1994............................................................     F-4
Notes to consolidated financial statements...........................................     F-5

                       CONSOLIDATED FINANCIAL STATEMENTS
Report of independent accountants....................................................    F-16
Consolidated balance sheets at December 29, 1994 and December 31, 1993...............    F-17
Consolidated statements of operations for the years ended December 29, 1994, December
  31, 1993 and December 31, 1992.....................................................    F-18
Consolidated statements of stockholders' equity (deficit) for the years ended
  December 29, 1994, December 31, 1993, December 31, 1992 and December 26, 1991......    F-19
Consolidated statements of cash flows for the years ended December 29, 1994, December
  31, 1993 and December 31, 1992.....................................................    F-20
Notes to consolidated financial statements...........................................    F-21

                  ENVIRODYNE INDUSTRIES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                        MARCH 30,   DECEMBER 29,
                                                                          1995          1994
                                                                        ---------   -------------
                                                                        (UNAUDITED)
                                                                             (IN THOUSANDS)
                                     ASSETS
Current assets:
  Cash and equivalents................................................  $   7,209     $   7,289
  Receivables, net....................................................     89,007        86,868
  Inventories.........................................................    124,470       110,483
  Other current assets................................................     30,311        19,466
                                                                        ---------     ---------
          Total current assets........................................    250,997       224,106
Property, plant and equipment, including those under capital lease....    518,958       506,099
  Less accumulated depreciation and amortization......................     46,166        35,761
                                                                        ---------     ---------
  Property, plant and equipment, net..................................    472,792       470,338
Deferred financing costs..............................................      9,130         9,143
Other assets..........................................................     45,842        47,181
Excess reorganization value...........................................    143,252       145,868
                                                                        ---------     ---------
                                                                        $ 922,013     $ 896,636
                                                                        =========     =========
                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term debt including current portion of long-term debt and
     obligation under capital lease...................................  $  28,221     $  25,798
  Accounts payable....................................................     34,680        34,335
  Accrued liabilities.................................................     73,805        72,246
                                                                        ---------     ---------
          Total current liabilities...................................    136,706       132,379
Long-term debt including obligation under capital lease...............    510,944       489,358
Accrued employee benefits.............................................     56,927        56,217
Deferred and noncurrent income taxes..................................     83,426        83,333

Commitments and contingencies

Stockholders' equity:
  Preferred stock, $.01 par value; none outstanding...................
  Common stock, $.01 par value; 13,515,000 shares issued and
     outstanding......................................................        135           135
  Paid in capital.....................................................    134,865       134,865
  Accumulated (deficit)...............................................     (7,507)       (3,612)
  Cumulative foreign currency translation adjustments.................      6,517         3,961
                                                                        ---------     ---------
          Total stockholders' equity..................................    134,010       135,349
                                                                        ---------     ---------
                                                                        $ 922,013     $ 896,636
                                                                        =========     =========

   The accompanying notes are an integral part of the consolidated financial statements.

                  ENVIRODYNE INDUSTRIES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                                         THREE MONTHS ENDED
                                                                      -------------------------
                                                                      MARCH 30,      MARCH 31,
                                                                         1995           1994
                                                                      ----------     ----------
                                                                      (IN THOUSANDS, EXCEPT FOR
                                                                      NUMBER OF SHARES AND PER
                                                                           SHARE AMOUNTS)
NET SALES.....................................................        $  155,824     $  142,593

COSTS AND EXPENSES
Cost of sales.................................................           113,689        102,119
Selling, general and administrative...........................            29,536         26,918
Amortization of intangibles and excess reorganization value...             3,910          3,846
                                                                      ----------     ----------
OPERATING INCOME..............................................             8,689          9,710
Interest income...............................................                64             61
Interest expense..............................................            13,434         12,059
Other income, net.............................................               591            281
Minority interest in loss of subsidiary.......................                               50
                                                                      ----------     ----------
(LOSS) BEFORE INCOME TAXES....................................            (4,090)        (1,957)
Income tax provision (benefit)................................              (195)           550
                                                                      ----------     ----------
NET (LOSS)....................................................        $   (3,895)    $   (2,507)
                                                                      ==========     ==========
WEIGHTED AVERAGE COMMON SHARES................................        13,515,000     13,500,000
PER SHARE AMOUNTS:
NET (LOSS)....................................................        $     (.29)    $     (.19)
                                                                      ==========     ==========

   The accompanying notes are an integral part of the consolidated financial statements.

                  ENVIRODYNE INDUSTRIES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                           THREE MONTHS ENDED
                                                                         -----------------------
                                                                         MARCH 30,     MARCH 31,
                                                                           1995          1994
                                                                         ---------     ---------
                                                                             (IN THOUSANDS)
Cash flows from operating activities:
  Net (loss)...........................................................   $(3,895)      $(2,507)
  Adjustments to reconcile net (loss) to net cash provided by operating activities:
     Depreciation and amortization under capital lease.................     9,986         9,000
     Amortization of intangibles and excess reorganization value.......     3,910         3,846
     Amortization of deferred financing fees and discount..............       549           362
     Decrease in deferred and noncurrent income taxes..................      (907)         (936)
     Foreign currency transaction gain.................................    (1,586)         (837)

     Changes in operating assets and liabilities:
       Increase in accounts receivable.................................      (438)       (7,798)
       Increase in inventories.........................................   (12,192)       (7,719)
       Increase in other current assets................................   (10,615)       (9,529)
       Increase in accounts payable and accrued liabilities............       254         1,954
       Other...........................................................       398           949
                                                                          -------       -------
          Total adjustments............................................   (10,641)      (10,708)
                                                                          -------       -------
       Net cash used in operating activities...........................   (14,536)      (13,215)

Cash flows from investing activities:
  Capital expenditures.................................................    (7,631)       (7,354)
  Proceeds from sale of property, plant and equipment..................                      20
  Purchase of minority interest in subsidiary..........................                  (4,200)
                                                                          -------       -------
       Net cash (used in) investing activities.........................    (7,631)      (11,534)

Cash flows from financing activities:
  Proceeds from revolving loan and long-term borrowings................    42,249        25,836
  Deferred financing costs.............................................      (464)          (10)
  Repayment of revolving loan, long-term borrowings and capital lease
     obligations.......................................................   (19,973)       (5,058)
                                                                          -------       -------
       Net cash provided by financing activities.......................    21,812        20,768
Effect of currency exchange rate changes on cash.......................       275           175
                                                                          -------       -------
Net decrease in cash and equivalents...................................       (80)       (3,806)
Cash and equivalents at beginning of period............................     7,289         7,743
                                                                          -------       -------
Cash, restricted cash and equivalents at end of period.................   $ 7,209       $ 3,937
                                                                          =======       =======
- ------------------------------------------------------------------------------------------------

Supplemental cash flow information:
  Interest paid........................................................   $16,330       $16,420
  Income taxes paid....................................................   $ 1,045       $   479

   The accompanying notes are an integral part of the consolidated financial statements.

                  ENVIRODYNE INDUSTRIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  CHAPTER 11 REORGANIZATION PROCEEDINGS

     On January 6, 1993, a group of bondholders filed an involuntary petition for reorganization of Envirodyne Industries, Inc. under Chapter 11 of the U.S. Bankruptcy Code. On January 7, 1993 Viskase Corporation, Viskase Sales Corporation, Viskase Holding Corporation, Clear Shield National, Inc., Sandusky Plastics of Delaware, Inc., Sandusky Plastics, Inc. and Envirodyne Finance Company each filed voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (the Bankruptcy Court). On December 17, 1993, the Bankruptcy Court confirmed the First Amended Joint Plan of Reorganization as twice modified (Plan of Reorganization) with respect to Envirodyne Industries, Inc. (Envirodyne) and certain of its subsidiaries. The Plan of Reorganization was consummated and Envirodyne and certain of its subsidiaries emerged from Chapter 11 on December 31, 1993 (Effective Date). For accounting purposes, the Plan of Reorganization was deemed to be effective as of December 31, 1993.

     The Plan of Reorganization provided for the initial issuance of approximately 13,500,000 shares of Envirodyne common stock, warrants to purchase an additional 1,500,000 shares (subject to adjustment) and $219,262,000 principal amount of 10 1/4% Senior Notes Due 2001 (10 1/4% Notes).

     Holders of allowed general unsecured claims of Envirodyne (as opposed to subsidiaries of Envirodyne) became entitled to receive 32.28 shares of common stock for each $500 amount of their prepetition claims, or a total of 8,070 shares of common stock, representing .06% of the common stock initially issued pursuant to the Plan of Reorganization. These claims totaled approximately $125,000. If the allowed amount of general unsecured claims of Envirodyne exceeds $125,000, for example upon the resolution of disputed claims, additional shares of common stock will have to be issued to the holders of allowed general unsecured claims of Envirodyne in order to provide equitable allocation of value among Envirodyne's unsecured creditors under the Plan of Reorganization. Such additional shares of common stock would be distributed with respect to allowed general unsecured claims of Envirodyne as follows: (i) approximately 2.58 additional shares per $500 in claims in the event allowed general unsecured claims of Envirodyne are between $125,000 and $25,000,000; (ii) approximately
5.61 additional shares per $500 in claims in the event allowed general unsecured claims of Envirodyne are between $25,000,000 and $50,000,000; (iii) approximately 9.22 additional shares per $500 in claims in the event allowed general unsecured claims of Envirodyne are between $50,000,000 and $75,000,000; and (iv) approximately 13.58 additional shares per $500 in claims in the event allowed general unsecured claims of Envirodyne are between $75,000,000 and $100,000,000. Refer to Note 5 for a discussion of disputed claims which, if determined adversely to Envirodyne, would result in the issuance of common stock.

     The Company accounted for the reorganization using the principles of fresh start reporting in accordance with the American Institute of Certified Public Accountants Statement of Position 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code." Accordingly, all assets and liabilities were restated to reflect their reorganization value. A reorganization value of the Company's equity of $135,000,000 was based on the consideration of many factors and various valuation methods, including discounted cash flows, comparable multiples of earnings and other applicable measurements and valuation techniques believed by management and its financial advisors to be representative of the Company's business and industry. The excess of the reorganization value over the fair value of net assets and liabilities has been reported as excess reorganization value and is being amortized over a fifteen-year period.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (A) Principles of Consolidation

     The consolidated financial statements include the accounts of Envirodyne and its subsidiaries.

                  ENVIRODYNE INDUSTRIES, INC. AND SUBSIDIARIES

3.  INVENTORIES

     Inventories consisted of:

                                                                   MARCH 30,     DECEMBER 29,
                                                                     1995            1994
                                                                   ---------     ------------
                                                                         (IN THOUSANDS)
    Raw materials................................................  $  24,077       $ 20,358
    Work in process..............................................     41,732         37,613
    Finished products............................................     58,661         52,512
                                                                   ---------       --------
                                                                   $ 124,470       $110,483
                                                                   =========       ========

     Approximately 54% of the inventories at March 30, 1995 were valued at Last-In, First-Out (LIFO). These LIFO values exceeded current manufacturing cost by approximately $4.4 million at March 30, 1995.

4.  DEBT OBLIGATIONS

     As described in Note 1, Chapter 11 Reorganization Proceedings, Envirodyne and certain of its domestic Subsidiaries emerged from Chapter 11 on December 31, 1993.

     The $219,262,000 principal amount of 10 1/4% Notes were issued pursuant to an Indenture dated as of December 31, 1993 (10 1/4% Note Indenture) between Envirodyne and Bankers Trust Company, as Trustee. The 10 1/4% Notes are the unsecured senior obligations of Envirodyne, bear interest at the rate of 10 1/4% per annum, payable on each June 1 and December 1, and mature on December 1, 2001. The 10 1/4% Notes are redeemable, in whole or from time to time in part, at the option of Envirodyne, at the percentages of principal amount specified below plus accrued and unpaid interest to the redemption date, if the 10 1/4% Notes are redeemed during the 12-month period commencing on January 1 of the following years:

    YEAR                                                                        PERCENTAGE
    ----                                                                        ----------
    1995......................................................................      105%
    1996......................................................................      104%
    1997......................................................................      103%
    1998......................................................................      102%
    1999......................................................................      101%
    2000 and thereafter.......................................................      100%

     The 10 1/4% Note Indenture contains covenants with respect to Envirodyne and its subsidiaries limiting (subject to a number of important qualifications), among other things, (i) the ability to pay dividends on or redeem or repurchase capital stock, (ii) the incurrence of indebtedness, (iii) certain affiliate transactions and (iv) the ability of the Company to consolidate with or merge with or into another entity or to dispose of substantially all its assets.

     In connection with the consummation of the Plan of Reorganization, Envirodyne and certain of its subsidiaries (Borrowers) entered into a Credit Agreement dated December 31, 1993 (Credit Agreement) with the lenders party thereto (Lenders) and with Bank of America Illinois (formerly Continental Bank N.A.), Citibank International PLC and Citicorp North America, Inc., as agents for the Lenders. The Credit Agreement provides for a $195,000,000 facility, consisting of a $100,000,000 domestic term loan facility, a $65,000,000 domestic revolving credit facility (which includes a $27,000,000 domestic letter of credit facility) and a $30,000,000 amortizing multicurrency revolving credit facility (which includes a $3,000,000 multicurrency letter of credit facility). The commitment under the amortizing multicurrency revolver was $27,300,000 at March 30, 1995. The initial borrowings under the Credit Agreement were used (i) to pay indebtedness under the Postpetition Credit Agreement dated as of February 5, 1993 among the Debtors, the lenders party

                  ENVIRODYNE INDUSTRIES, INC. AND SUBSIDIARIES thereto (DIP Lenders) and Continental Bank N.A., as agent for the DIP Lenders,
(ii) to pay indebtedness under certain foreign credit facilities, (iii) to pay the claims of subsidiary trade creditors under the Plan of Reorganization and
(iv) to pay certain fees and expenses relating to the Plan of Reorganization and the Credit Agreement. Obligations under the Credit Agreement are collateralized by substantially all of the assets of Envirodyne and its domestic subsidiaries and by the pledge of the capital stock of substantially all of Envirodyne's subsidiaries. Availability of funds under the Credit Agreement is subject to a borrowing base measured by certain assets of Envirodyne and its subsidiaries.

     The available borrowing capacity under the Credit Agreement was approximately $11 million at March 30, 1995.

     Borrowings under the domestic term loan facility and the domestic revolving credit facility bear interest, at the Company's election, at a rate per annum equal to (i) the Bank of America Illinois base rate plus 1.5% or (ii) the Eurodollar rate plus 2.75%, subject to step downs of up to 0.5% if the Company meets certain debt and interest coverage tests. The domestic term loan facility terminates on December 31, 1999 and is subject to quarterly repayments of principal as follows:

CALENDAR                                                     QUARTERLY        TOTAL REPAYMENT
  YEAR                                                    REPAYMENT AMOUNT   FOR CALENDAR YEAR
- --------                                                  ----------------   ------------------
 1995...................................................     $2,775,000          $11,100,000
 1996...................................................      4,075,000           16,300,000
 1997...................................................      4,450,000           17,800,000
 1998...................................................      4,625,000           18,500,000
 1999...................................................      6,300,000           25,200,000

     The domestic revolving credit facility expires on December 31, 1999, with a commitment fee of 0.5% per annum on the unused portion of the commitment. The domestic letter of credit facility expires December 16, 1999, with fees on the outstanding amount of the domestic letters of credit of 0.25% per annum to the issuers and 2.5% per annum to the domestic Lenders, subject to step downs of up to 0.5% if the Company meets certain debt and interest coverage tests.

     The multicurrency revolving credit facility permits borrowings in U.S. Dollars, German Marks, French Francs or Pounds Sterling at an interest rate per annum equal to the applicable Eurocurrency rate plus 2.75%, subject to step downs of up to 0.5% if the Company meets certain debt and interest coverage tests. The multicurrency revolving credit facility expires on December 31, 1999 and the commitments thereunder are subject to mandatory quarterly reductions as follows:

CALENDAR                                                     QUARTERLY          TOTAL REDUCTION
  YEAR                                                 COMMITMENT REDUCTION    FOR CALENDAR YEAR
- --------                                               ---------------------   -----------------
 1995................................................        $  500,000            $2,000,000
 1996................................................           950,000             3,800,000
 1997................................................         1,075,000             4,300,000
 1998................................................         1,150,000             4,600,000
 1999................................................           775,000             3,100,000

     There is a commitment fee of 0.5% per annum on the unused portion of the multicurrency revolving credit facility. The multicurrency letter of credit facility expires December 16, 1999, with fees on the outstanding amount of the multicurrency letters of credit of 0.25% per annum to the issuers and 2.5% per annum to the multicurrency Lenders, subject to step downs of up to 0.5% if the Company meets certain debt and interest coverage tests.

     Envirodyne's obligations under the Credit Agreement bear interest at rates that are expected to fluctuate over time. Envirodyne is required under the Credit Agreement to enter into interest rate protection agreements

                  ENVIRODYNE INDUSTRIES, INC. AND SUBSIDIARIES with respect to a significant portion of the amounts outstanding from time to time thereunder. Envirodyne has entered into $50 million of interest rate protection agreements that cap the Company's LIBOR interest component (excludes spread) at an average rate of 6.50% until January 1997. The fair value of interest rate cap agreements is estimated by obtaining quotes from banks. At March 30, 1995, the carrying amount and estimated fair value of interest rate cap agreements were $1,021,000 and $353,000, respectively.

     The Borrowers have made certain representations and have agreed to certain covenants that restrict the operations of the Borrowers and their subsidiaries' businesses. Among other things, the Borrowers may not, with limited exceptions, place liens on their properties or assets, incur additional indebtedness, make dividend or other distributions on capital stock, make investments (other than cash equivalent investments), merge or consolidate with any other person, dispose of assets outside the ordinary course of business or exceed stated levels of capital expenditures. The Credit Agreement also contains a number of financial covenants, including covenants relating to cash flow, interest and fixed charge coverage ratios, net worth and debt to cash flow levels.

     Unless cured within any applicable grace period, events of default include failure to pay principal, interest or other amounts due to the Lenders, a material breach of a representation or warranty, certain events related to employee benefit plans, certain events of bankruptcy or insolvency, defaults on other indebtedness having a principal amount in the aggregate in excess of $5,000,000, failure to discharge judgments in an amount in excess of $5,000,000, a change of control (as defined) and failure to comply with covenants, including the financial covenants described above.

     The Company and the Lenders entered into an amendment of the Credit Agreement as of January 24, 1995 easing certain financial covenants and permanently waiving the event of default arising from the ownership by the Malcolm I. Glazer Trust (Trust) of more than 30% of the Company's Common Stock, provided that the Trust's ownership does not later exceed 49% of the Company's outstanding Common Stock. The Company is currently in compliance with the terms of the Credit Agreement, including the financial covenants.

     Outstanding short-term and long-term debt consisted of:

                                                                    MARCH 30,   DECEMBER 29,
                                                                      1995          1994
                                                                    ---------   -------------
                                                                         (IN THOUSANDS)
    Short-term debt, current maturity of long-term debt, and
      capital lease obligation:
      Current maturity of Bank Term Loan (9.3%)...................   $ 11,100      $ 11,100
      Current maturity of Viskase Capital Lease Obligation........      6,012         5,450
      Current maturity of Viskase Limited Term Loan (5.9%)........      2,062         1,882
      Other.......................................................      9,047         7,366
                                                                     --------      --------
              Total short-term debt...............................   $ 28,221      $ 25,798
                                                                     ========      ========
    Long-term debt:
      Bank Credit Agreement:
      Term Loan due 1999 (9.3%)...................................   $ 77,800      $ 80,575
      Revolving Loan due 1999 (8.9%)..............................     62,112        32,524
      10.25% Senior Notes due 2001................................    219,262       219,262
      Viskase Capital Lease Obligation............................    141,182       147,194
      Viskase Limited Term Loan (5.9%)............................      9,279         8,466
      Other.......................................................      1,309         1,337
                                                                     --------      --------
              Total long-term debt................................   $510,944      $489,358
                                                                     ========      ========

                  ENVIRODYNE INDUSTRIES, INC. AND SUBSIDIARIES

     The fair value of the Company's debt obligation (excluding capital lease obligation) is estimated based upon the quoted market prices for the same or similar issues or on the current rates offered to the Company for the debt of the same remaining maturities. At March 30, 1995, the carrying amount and estimated fair value of debt obligations (excluding capital lease obligation) were $391,971 and $352,504, respectively.

     On December 28, 1990, Viskase and GECC entered into a sale and leaseback transaction. The sale and leaseback of assets included the production and finishing equipment at Viskase's four domestic casing production and finishing facilities. The facilities are located in Chicago, Illinois; Loudon, Tennessee; Osceola, Arkansas and Kentland, Indiana. Viskase, as the Lessee under the relevant agreements, will continue to operate all of the facilities. The lease has been accounted for as a capital lease.

     The principal terms of the sale and leaseback transaction include: (a) a 15 year basic lease term (plus selected renewals at Viskase's option); (b) annual rent payments in advance beginning in February 1991; and (c) a fixed price purchase option at the end of the basic 15 year term and fair market purchase options at the end of the basic term and each renewal term. Further, the Lease Documents contain covenants requiring maintenance by the Company of certain financial ratios and restricting the Company's ability to pay dividends, make payments to affiliates, make investments and incur indebtedness.

     Annual rental payments under the Lease will be approximately $19.2 million through 1997, $21.4 million in 1998 and $23.5 million through the end of the basic 15-year term. Viskase is required to provide credit support consisting of a standby letter of credit in an amount up to one year's rent through at least 1997. This credit support can be reduced up to $4,000,000 currently if the Company achieves and maintains certain financial ratios. As of March 30, 1995, the Company had met the required financial ratios and the letter of credit has been reduced by $4,000,000. The letter can be further reduced in 1997 or eliminated after 1998 if the Company achieves and maintains certain financial ratios. Envirodyne and its other principal subsidiaries guaranteed the obligations of Viskase under the Lease.

     The following is a schedule of minimum future lease payments under the capital lease together with the present value of the net minimum lease payments as of March 30, 1995:

    YEAR ENDING DECEMBER                                                        (000'S)
    --------------------                                                        --------
    1996......................................................................  $ 19,227
    1997......................................................................    19,227
    1998......................................................................    21,363
    1999......................................................................    23,499
    2000......................................................................    23,499
    Thereafter................................................................   117,495
                                                                                --------
    Net minimum lease payments................................................   224,310
    Less:
      Amount representing interest............................................   (77,116)
                                                                                --------
                                                                                $147,194
                                                                                ========

     The 1995 rental payment of $19,227,000 was paid on February 28, 1995. Principal payments under the capital lease obligation for the years ended 1995 through 1999 range from approximately $5 million to $13 million.

5.  CONTINGENCIES

     A class action lawsuit by former employees of subsidiary corporations comprising most of the Company's former steel and mining division (SMD) was pending as of the commencement of the bankruptcy case in which the plaintiffs are seeking substantial damages. The Company and the plaintiffs are currently

                  ENVIRODYNE INDUSTRIES, INC. AND SUBSIDIARIES participating in a mediation process to attempt to resolve the case. Envirodyne denies liability and in the absence of successful mediation or other settlement negotiations will continue to vigorously defend these claims. However, inasmuch as the Plan of Reorganization provides for the issuance of common stock with respect to prepetition Envirodyne general unsecured claims (refer to Note 1), an adverse finding of liability and damages could result in substantial dilution to the holders of the common stock.

     Litigation has been initiated with respect to events arising out of the bankruptcy cases and the 1989 acquisition of Envirodyne by Emerald Acquisition Corporation (Emerald) with respect to which, although Envirodyne is not presently a party to such litigation, certain defendants have asserted indemnity rights against Envirodyne. In ARTRA Group Incorporated v. Salomon Brothers Holding Company Inc, Salomon Brothers Inc, D.P. Kelly & Associates, L.P., Donald
P. Kelly, Charles K. Bobrinskoy, James L. Massey, William Rifkind and Michael Zimmerman, Case No. 93 A 1616, United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (Bankruptcy Court), ARTRA Group Incorporated (ARTRA) alleges breach of fiduciary duty and tortious inference in connection with the negotiation and consummation of the Plan of Reorganization. In ARTRA Group Incorporated v. Salomon Brothers Holding Company Inc, Salomon Brothers Inc, D.P. Kelly & Associates, L.P., Donald P. Kelly, Charles K. Bobrinskoy and Michael Zimmerman, Case No. 93 L 2198, Circuit Court of the Eighteenth Judicial Circuit, County of DuPage, State of Illinois, ARTRA alleges negligence, breach of fiduciary duty, fraudulent misrepresentation and deceptive business practices in connection with the 1989 acquisition of Envirodyne by Emerald. The plaintiff seeks damages in the total amount of $136,200,000 plus interest and punitive damages of $408,600,000. D.P. Kelly & Associates, L.P. and Messrs. Kelly, Bobrinskoy, Massey, Rifkind and Zimmerman have asserted common law and contractual rights of indemnity against Envirodyne for attorneys' fees, costs and any ultimate liability relating to the claims set forth in the complaints. Upon the undertaking of D.P. Kelly & Associates, L.P. to repay such funds in the event it is ultimately determined that there is no right to indemnity, Envirodyne is advancing funds to D.P. Kelly & Associates, L.P. and Mr. Kelly for the payment of legal fees in the case pending before the Bankruptcy Court. Although the case is in a preliminary stage and the Company is not a party thereto, the Company believes that the plaintiff's claims raise similar factual issues to those raised in the bankruptcy cases which, if adjudicated in a manner similar to that in the bankruptcy cases, would render it difficult for the plaintiff to establish liability. Accordingly, the Company believes that the indemnification claims would not have a material adverse effect upon the business or financial position of the Company, even if the claimants were ultimately successful in establishing their right to indemnification.

     In the Envirodyne bankruptcy case the United States Environmental Protection Agency (USEPA), the Economic Development Authority (EDA), and Navistar International Transportation Corp. (Navistar Transportation) filed proofs of claim with respect to unreimbursed environmental response costs at the location of the former SMD operations. The parties have agreed in principle, subject to the negotiation of a definitive settlement agreement, Bankruptcy Court approval and public comment pursuant to regulations applicable to EDA and USEPA, to settle the claims against Envirodyne through the payment of $5,000 to the USEPA and the issuance of 64,460 shares of common stock to Navistar Transportation. In the event that the settlement is not completed, Envirodyne believes that it has valid defenses to the claims and will continue its objections to the claims. To the extent that USEPA, EDA or Navistar Transportation were able to establish liability and damages as to their respective proofs of claim, such parties would receive Common Stock under the Plan of Reorganization in satisfaction of their claims.

     Certain of Envirodyne's stockholders prior to the acquisition of Envirodyne by Emerald failed to exchange their certificates representing old Envirodyne common stock for the $40 per share cash merger consideration specified by the applicable acquisition agreement. In the Envirodyne bankruptcy case, Envirodyne is seeking to equitably subordinate the interests of the holders of untendered shares, in which event such holders would receive no distribution pursuant to the Plan of Reorganization. The Bankruptcy Court granted Envirodyne's motion for summary judgment to equitably subordinate the holders of untendered shares. Certain holders have appealed the summary judgment to the United States District Court for the

                  ENVIRODYNE INDUSTRIES, INC. AND SUBSIDIARIES

Northern District of Illinois. If such holders were ultimately successful, Envirodyne believes that the maximum number of shares of common stock that it would be required to issue to such claimants is approximately 106,000.

     In August 1993, Clear Shield National, Inc. received a subpoena from the Antitrust Division of the United States Department of Justice relating to a grand jury investigation of the disposable plastic cutlery industry. Clear Shield National, Inc. has cooperated fully with the investigation.

     The Company and its subsidiaries are involved in various legal proceedings arising out of its business and other environmental matters, none of which is expected to have a material adverse effect upon its results of operations, cash flows or financial position.

6. SUBSIDIARY GUARANTORS

     On June 20, 1995, Envirodyne completed the sale of $160,000,000 aggregate principal amount of senior secured notes to certain institutional investors in a private placement. The senior secured notes were issued pursuant to an indenture dated June 20, 1995 (Indenture) and consist of (i) $151,500,000 of 12% Senior Secured Notes due 2000 and (ii) $8,500,000 of Floating Rate Senior Secured Notes due 2000 (collectively, the Notes). Envirodyne used the net proceeds of the offering primarily to (i) repay the Company's $86,125,000 domestic term loan,
(ii) repay the $68,316,000 of obligations under the Company's domestic and foreign revolver and (iii) pay transaction fees and expenses. Concurrently with the June 20, 1995 placement, Envirodyne entered into a new $20,000,000 domestic revolving credit facility (Revolving Credit Facility) and a new $28,000,000 letter of credit facility (Letter of Credit Facility).

     Envirodyne's payment obligations under the Notes are fully and unconditionally guaranteed on a joint and several basis (collectively, the "Subsidiary Guarantees") by Viskase Corporation, Viskase Holding Corporation, Viskase Sales Corporation, Clear Shield National, Inc., Sandusky Plastics, Inc. and Sandusky Plastics of Delaware, Inc., each a direct or indirect or indirect wholly-owned subsidiary of the Envirodyne and each a "Guarantor." These subsidiaries represent substantially all of the operations of Envirodyne conducted in the United States. The other subsidiaries of Envirodyne generally are foreign subsidiaries or otherwise related to foreign operations.

     The obligations of each Guarantor under its Subsidiary Guarantee will be the senior obligation of such Guarantor, and shall be secured, subject to certain permitted liens, by substantially all of the domestic assets of the Guarantor and, in the case of Viskase Holding Corporation, by a pledge of 65% of the capital stock of Viskase S.A. The Subsidiary Guarantees and security are shared with the lenders under Envirodyne's revolving credit facility on a pari passu basis and are subject to the priority interest of the holders of obligations under the Envirodyne's letter of credit facility, each pursuant to an intercreditor agreement.

     In accordance with previous positions taken by the Commission, the following consolidating condensed financial data illustrate the composition of the combined Guarantors. Separate complete financial statements of the respective Guarantors would not provide additional material information that would be useful in assessing the financial composition of the Guarantors. No single Guarantor has any significant legal restrictions on the ability of investors or creditors to obtain access to its assets in the event of a default on the Subsidiary Guarantor other than its subordination to senior indebtedness described above.

     Investments in subsidiaries are accounted for by the parent on the equity method for purposes of the supplemental consolidating presentation. Earnings of subsidiaries are therefore reflected in the parent's investment accounts and earnings. The principal elimination entries eliminate investments in subsidiaries and intercompany balances and transactions.

                  ENVIRODYNE INDUSTRIES, INC. AND SUBSIDIARIES

                          CONSOLIDATING BALANCE SHEETS
                                 MARCH 30, 1995

                                                  GUARANTOR      NONGUARANTOR                       CONSOLIDATED
                                     PARENT      SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS(1)       TOTAL
                                    ---------    ------------    ------------    ---------------    ------------
                                                                   (IN THOUSANDS)
ASSETS
Current assets:
  Cash and equivalents...........   $   2,816      $  2,814        $  1,579                           $  7,209
  Receivables, net...............                    67,895          52,691         $ (31,579)          89,007
  Inventories....................                    74,214          52,185            (1,929)         124,470
  Other current assets...........       1,261        22,373           6,677                             30,311
                                    ---------      --------        --------         ---------         --------
          Total current assets...       4,077       167,296         113,132           (33,508)         250,997
Property, plant and equipment
  including those under capital
  lease..........................         189       372,954         145,815                            518,958
  Less accumulated depreciation
     and amortization............          73        33,854          12,239                             46,166
                                    ---------      --------        --------         ---------         --------
Property, plant and equipment,
  net............................         116       339,100         133,576                            472,792
Deferred financing costs.........       8,031                         1,099                              9,130
Other assets.....................                    44,301           1,541                             45,842
Investment in subsidiaries.......      83,178        91,994                          (175,172)
Excess reorganization value......                    94,372          48,880                            143,252
                                    ---------      --------        --------         ---------         --------
                                    $  95,402      $737,063        $298,228         $(208,680)        $922,013
                                    =========      ========        ========         =========         ========

                     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term debt including
     current portion of long-term
     debt and obligation under
     capital lease...............   $  11,100      $  8,260        $  8,861                           $ 28,221
  Accounts payable...............         526        22,030          43,703         $ (31,579)          34,680
  Accrued liabilities............      16,932        31,527          25,346                             73,805
                                    ---------      --------        --------         ---------         --------
          Total current
            liabilities..........      28,558        61,817          77,910           (31,579)         136,706
Long-term debt including
  obligations under capital
  lease..........................     338,562       141,846          30,536                            510,944
Accrued employee benefits........                    52,835           4,092                             56,927
Deferred and noncurrent income
  taxes..........................      24,688        34,700          24,038                             83,426
Other long-term liabilities(2)...    (430,416)      404,765          25,706               (55)
Commitments and contingencies
Stockholders' equity:
  Preferred stock, $.01 par
     value; none outstanding.....
  Common stock, $.01 par value;
     13,515,000 shares issued and
     outstanding.................         135             3          32,738           (32,741)             135
  Paid in capital................     134,865        41,119          56,968           (98,087)         134,865
  Accumulated earnings
     (deficit)...................      (7,507)          (22)         44,171           (44,149)          (7,507)
  Cumulative foreign currency
     translation adjustments.....       6,517                         2,069            (2,069)           6,517
                                    ---------      --------        --------         ---------         --------
          Total stockholders'
            equity...............     134,010        41,100         135,946          (177,046)         134,010
                                    ---------      --------        --------         ---------         --------
                                    $  95,402      $737,063        $298,228         $(208,680)        $922,013
                                    =========      ========        ========         =========         ========

- -------------------------
(1) Includes elimination of intercompany receivables, payables, loans and investment accounts.

(2) Includes intercompany loans.

                  ENVIRODYNE INDUSTRIES, INC. AND SUBSIDIARIES

                     CONSOLIDATING STATEMENTS OF OPERATIONS
                     FOR THREE MONTHS ENDED MARCH 30, 1995

                                                     GUARANTOR      NONGUARANTOR                    CONSOLIDATED
                                         PARENT     SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS       TOTAL
                                         -------    ------------    ------------    ------------    ------------
                                                                     (IN THOUSANDS)
NET SALES.............................                $102,289        $ 62,520        $ (8,985)       $155,824
COSTS AND EXPENSES
  Cost of sales.......................                  75,069          47,637          (9,017)        113,689
  Selling, general and
     administrative...................   $ 1,573        17,354          10,609                          29,536
  Amortization of intangibles and
     excess reorganization value......                   3,066             844                           3,910
                                         -------      --------        --------        --------        --------
OPERATING INCOME (LOSS)...............    (1,573)        6,800           3,430              32           8,689
  Interest income.....................                      25              39                              64
  Interest expense....................     9,084         3,492             858                          13,434
  Intercompany interest expense
     (income).........................    (9,352)        8,502             850
  Management fees (income)............    (1,850)        1,558             292
  Other expense (income), net.........    (2,152)          (43)          1,604                            (591)
  Equity Loss (income) in
     subsidiary.......................     5,540                                        (5,540)
                                         -------      --------        --------        --------        --------
INCOME (LOSS) BEFORE INCOME TAXES.....    (2,843)       (6,684)           (135)          5,572          (4,090)
  Income tax provision (benefit)......     1,052        (1,868)            621                            (195)
                                         -------      --------        --------        --------        --------
NET INCOME (LOSS).....................   $(3,895)     $ (4,816)       $   (756)       $  5,572        $ (3,895)
                                         =======      ========        ========        ========        ========

                            CONSOLIDATING CASH FLOWS
                     FOR THREE MONTHS ENDED MARCH 30, 1995

                                                     GUARANTOR      NONGUARANTOR                    CONSOLIDATED
                                         PARENT     SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS       TOTAL
                                         -------    ------------    ------------    ------------    ------------
                                                                     (IN THOUSANDS)
Net cash provided by (used in)
  operating activities................   $(8,338)     $ 12,237        $(18,435)                       $(14,536)
Cash flows from investing activities:
  Capital expenditures................                  (5,826)         (1,805)                         (7,631)
                                         -------      --------        --------       ---------        --------
     Net cash (used in) investing
       activities.....................                  (5,826)         (1,805)                         (7,631)
Cash flows from financing activities:
  Proceeds from revolving loan and
     long term borrowings.............    13,900                        28,349                          42,249
  Deferred financing costs............      (464)                                                         (464)
  Repayment of revolving loan,
     long-term borrowings and capital
     lease obligations................    (2,837)       (5,450)        (11,686)                        (19,973)
                                         -------      --------        --------       ---------        --------
       Net cash provided by financing
          activities..................    10,599        (5,450)         16,663                          21,812
Effect of currency exchange rate
  changes on cash.....................                                     275                             275
                                         -------      --------        --------       ---------        --------
Net increase (decrease) in cash and
  cash equivalents....................     2,261           961          (3,302)                            (80)
Cash and cash equivalents at beginning
  of period...........................       555         1,853           4,881                           7,289
                                         -------      --------        --------       ---------        --------
Cash and cash equivalents at end of
  period..............................   $ 2,816      $  2,814        $  1,579                        $  7,209
                                         =======      ========        ========       =========        ========

                  ENVIRODYNE INDUSTRIES, INC. AND SUBSIDIARIES

                     CONSOLIDATING STATEMENTS OF OPERATIONS
                     FOR THREE MONTHS ENDED MARCH 31, 1994

                                                     GUARANTOR      NONGUARANTOR                    CONSOLIDATED
                                         PARENT     SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS       TOTAL
                                         -------    ------------    ------------    ------------    ------------
                                                                     (IN THOUSANDS)
NET SALES.............................                $ 98,360        $ 50,351        $ (6,118)       $142,593
COSTS AND EXPENSES
  Cost of sales.......................                  70,601          37,412          (5,894)        102,119
  Selling, general and
     administrative...................   $ 1,618        17,614           7,686                          26,918
  Amortization of intangibles and
     excess reorganization value......                   3,700             146                           3,846
                                         -------      --------        --------        --------        --------
OPERATING INCOME (LOSS)...............    (1,618)        6,445           5,107            (224)          9,710
  Interest income.....................         2             9              50                              61
  Interest expense....................     7,669         3,538             852                          12,059
  Intercompany interest expense
     (income).........................    (6,793)        5,669           1,124
  Management fees (income)............    (1,850)        1,615             235
  Other expense (income), net.........      (806)          120             405                            (281)
  Equity loss (income) in
     subsidiary.......................     2,520                                        (2,520)
  Minority interest in subsidiary.....                                                      50              50
                                         -------      --------        --------        --------        --------
INCOME (LOSS) BEFORE INCOME TAXES.....    (2,356)       (4,488)          2,541           2,346          (1,957)
  Income tax provision (benefit)......       151          (799)          1,198                             550
                                         -------      --------        --------        --------        --------
NET INCOME (LOSS).....................   $(2,507)     $ (3,689)       $  1,343        $  2,346        $ (2,507)
                                         =======      ========        ========        ========        ========

                  ENVIRODYNE INDUSTRIES, INC. AND SUBSIDIARIES

                            CONSOLIDATING CASH FLOWS
                     FOR THREE MONTHS ENDED MARCH 31, 1994

                                                     GUARANTOR      NONGUARANTOR                    CONSOLIDATED
                                         PARENT     SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS       TOTAL
                                        --------    ------------    ------------    ------------    ------------
                                                                     (IN THOUSANDS)
Net cash provided by (used in)
  operating activities...............   $(23,752)     $ 13,360        $ (2,823)                       $(13,215)
Cash flows from investing activities:
  Capital expenditures...............         (7)       (4,444)         (2,903)                         (7,354)
  Proceeds from sales of property,
     plant and equipment.............                       20                                              20
  Purchase of minority interest in
     subsidiary......................                   (4,200)                                         (4,200)
                                        --------     ---------       ---------       ---------       ---------
       Net cash (used in) investing
          activities.................         (7)       (8,624)         (2,903)                        (11,534)
Cash flows from financing activities:
  Proceeds from revolving loan and
     long term borrowings............     21,325                         4,511                          25,836
  Deferred financing costs...........        (10)                                                          (10)
  Repayment of revolving loan,
     long-term borrowings and capital
     lease obligations...............                   (4,998)            (60)                         (5,058)
                                        --------     ---------       ---------       ---------       ---------
       Net cash provided by (used in)
          financing activities.......     21,315        (4,998)          4,451                          20,768
Effect of currency exchange rate
  changes on cash....................                                      175                             175
                                        --------     ---------       ---------       ---------       ---------
Net (decrease) in cash and cash
  equivalents........................     (2,444)         (262)         (1,100)                         (3,806)
Cash and cash equivalents at
  beginning of period................        930         1,922           4,891                           7,743
                                        --------     ---------       ---------       ---------       ---------
Cash and cash equivalents at end of
  period.............................   $ (1,514)     $  1,660        $  3,791                        $  3,937
                                        ========     =========       =========       =========       =========

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
Envirodyne Industries, Inc.

     We have audited the consolidated financial statements and the financial statement schedules of Envirodyne Industries, Inc. and Subsidiaries. These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As discussed in Note 1 to the consolidated financial statements, on December 31, 1993, the Company completed a comprehensive financial restructuring through the implementation of reorganization under Chapter 11 of the United States Bankruptcy Code and applied fresh start reporting.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Envirodyne Industries, Inc. and Subsidiaries as of December 29, 1994 and December 31, 1993, and the consolidated results of their operations and their cash flows for the period January 1 to December 29, 1994 (Post-consummation) and January 1 to December 31, 1993 and December 27, 1991 to December 31, 1992 (Pre-consummation), in conformity with generally accepted accounting principles. In addition, in our opinion the schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information required to be included therein.

Coopers & Lybrand L.L.P.

Chicago, Illinois
March 15, 1995,
(except with respect to the
matters discussed in Note 20,
as to which the date is July
19, 1995)

                  ENVIRODYNE INDUSTRIES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                     DECEMBER 29,     DECEMBER 31,
                                                                         1994             1993
                                                                     ------------     ------------
                                                                            (IN THOUSANDS)
ASSETS
  Current assets:
     Cash and equivalents........................................      $  7,289         $  7,743
     Receivables, net............................................        86,868           72,516
     Inventories.................................................       110,483           98,824
     Other current assets........................................        19,466           17,538
                                                                       --------         --------
            Total current assets.................................       224,106          196,621
  Property, plant and equipment, including those under capital
     lease.......................................................       506,099          455,554
     Less accumulated depreciation and amortization..............        35,761
                                                                       --------         --------
     Property, plant and equipment, net..........................       470,338          455,554
  Deferred financing costs.......................................         9,143            8,989
  Other assets...................................................        47,181           50,765
  Excess reorganization value....................................       145,868          155,751
                                                                       --------         --------
                                                                       $896,636         $867,680
                                                                       ========         ========
LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities:
     Short-term debt including current portion of long-term debt
       and obligation under capital lease........................      $ 25,798         $ 15,610
     Accounts payable............................................        34,335           37,524
     Accrued liabilities.........................................        72,246           61,047
                                                                       --------         --------
            Total current liabilities............................       132,379          114,181
  Long-term debt including obligation under capital lease........       489,358          482,379
  Accrued employee benefits......................................        56,217           53,622
  Deferred and noncurrent income taxes...........................        83,333           78,565
  Minority interest in consolidated subsidiary...................                          3,933
  Commitments and contingencies
  Stockholders' equity:
     Preferred stock, $.01 par value;
       none outstanding
     Common stock, $.01 par value;
       13,515,000 shares issued and outstanding at December 29,
          1994, and 13,500,000 shares at December 31, 1993.......           135              135
     Paid in capital.............................................       134,865          134,865
     Accumulated (deficit).......................................        (3,612)
     Cumulative foreign currency translation adjustments.........         3,961
                                                                       --------         --------
            Total stockholders' equity...........................       135,349          135,000
                                                                       --------         --------
                                                                       $896,636         $867,680
                                                                       ========         ========

   The accompanying notes are an integral part of the consolidated financial statements.

                  ENVIRODYNE INDUSTRIES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                        JANUARY 1,       JANUARY 1,      DECEMBER 27,
                                                            TO               TO            1991 TO
                                                       DECEMBER 29,     DECEMBER 31,     DECEMBER 31,
                                                           1994             1993             1992
                                                       ------------     ------------     ------------
                                                         (IN THOUSANDS, EXCEPT FOR NUMBER OF SHARES
                                                                  AND PER SHARE AMOUNTS)
NET SALES..........................................        $599,029      $  587,385       $  575,705

COSTS AND EXPENSES
  Cost of sales....................................         432,746         416,410          398,876
  Selling, general and administrative..............         111,451         101,632           94,076
  Patent infringement settlement income............           9,457
  Amortization of intangibles and excess
     reorganization value..........................          15,612          15,711           15,547
                                                           --------      ----------       ----------
OPERATING INCOME...................................          48,677          53,632           67,206

  Interest income..................................             307             931              964
  Interest expense.................................          49,514          31,190          106,522
  Other expense (income), net......................          (1,668)          5,540            8,699
  Fees and expenses associated with renegotiation
     of debt.......................................                                            3,945
  Minority interest in loss of subsidiary..........              50             717
                                                           --------      ----------       ----------
INCOME (LOSS) BEFORE INCOME TAXES, REORGANIZATION
  ITEMS AND EXTRAORDINARY ITEMS....................           1,188          18,550          (50,996)
  Reorganization items, net........................                         104,745
                                                           --------      ----------       ----------
INCOME (LOSS) BEFORE INCOME TAXES AND EXTRAORDINARY
  ITEMS                                                       1,188         (86,195)         (50,996)
  Income tax provision (benefit)...................           4,800          12,000          (14,000)
                                                           --------      ----------       ----------
(LOSS) BEFORE EXTRAORDINARY ITEMS..................          (3,612)        (98,195)         (36,996)
  Extraordinary gain, net of tax...................                         183,784
                                                           --------      ----------       ----------
NET INCOME (LOSS)..................................        $ (3,612)     $   85,589       $  (36,996)
                                                           ========      ==========       ==========

WEIGHTED AVERAGE COMMON SHARES.....................      13,500,703             320              320
                                                         ==========      ==========       ==========
PER SHARE AMOUNTS:

(LOSS) BEFORE EXTRAORDINARY ITEMS..................           $(.27)     $ (306,859)      $ (115,613)
                                                              =====      ==========       ==========
NET INCOME (LOSS)..................................           $(.27)     $  267,466       $ (115,613)
                                                              =====      ==========       ==========

   The accompanying notes are an integral part of the consolidated financial statements.

                  ENVIRODYNE INDUSTRIES, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                         CUMULATIVE
                                                         RETAINED     FOREIGN CURRENCY         TOTAL
                                   COMMON    PAID IN     EARNINGS       TRANSLATION        STOCKHOLDERS'
                                   STOCK     CAPITAL     (DEFICIT)      ADJUSTMENTS       EQUITY (DEFICIT)
                                   ------    --------    ---------    ----------------    ----------------
                                                              (IN THOUSANDS)
Balance December 26, 1991.......    $  1     $ 12,900    $ (61,780)       $  8,576            $(40,303)
Net (loss)......................                           (36,996)                            (36,996)
Translation adjustments.........                                            (6,246)             (6,246)
                                    -----    --------    ---------        --------            --------
Balance December 31, 1992.......       1       12,900      (98,776)          2,330             (83,545)
Net income......................                            85,589                              85,589
Translation adjustments.........                                            (2,044)             (2,044)
Cancellation of preconsummation
  Common Stock..................      (1)     (12,900)                                         (12,901)
Elimination of accumulated
  deficit and cumulative foreign
  currency translation
  adjustments...................                            13,187            (286)             12,901
                                    -----    --------    ---------        --------            --------
                                    $  0     $      0    $       0        $      0            $      0
- ----------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------
Issuance of new Common Stock....    $135     $134,865                                         $135,000
                                    -----    --------                                         --------
Balance December 31, 1993.......     135      134,865                                          135,000
Net (loss)......................                         $  (3,612)                             (3,612)
Translation adjustments.........                                          $  3,961               3,961
                                    -----    --------    ---------        --------            --------
Balance December 29, 1994.......    $135     $134,865    $  (3,612)       $  3,961            $135,349
                                    =====    ========    =========        ========            ========

     Due to the implementation of the Plan of Reorganization and Fresh Start Reporting, the stockholders' equity at and subsequent to December 31, 1993 is not comparable to the prior years. (Refer to Note 1 of Notes to Consolidated Financial Statements.)

   The accompanying notes are an integral part of the consolidated financial statements.

                  ENVIRODYNE INDUSTRIES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                           JANUARY 1,      JANUARY 1,     DECEMBER 27,
                                                               TO              TO           1991 TO
                                                          DECEMBER 29,    DECEMBER 31,    DECEMBER 31,
                                                              1994            1993            1992
                                                          ------------    ------------    ------------
                                                          (IN THOUSANDS)
Cash flows from operating activities:
  (Loss) before extraordinary gain.....................     $ (3,612)      $  (98,195)      $(36,996)
  Extraordinary gain...................................                       183,784
                                                            --------       ----------       --------
  Net income (loss)....................................       (3,612)          85,589        (36,996)
  Adjustments to reconcile net income (loss) to net
  cash provided by operating activities:
     Depreciation and amortization under capital
       lease...........................................       35,775           36,687         33,763
     Amortization of intangibles and excess
       reorganization value............................       15,612           15,711         15,547
     Amortization of deferred financing fees and
       discount........................................        1,569            2,418         30,820
     Increase (decrease) in deferred and noncurrent
       income taxes....................................          (52)           9,547        (14,994)
     Foreign currency transaction loss (gain)..........       (3,465)           3,380          5,089
     Loss (gain) on sales of property, plant and
       equipment.......................................           (9)             650          2,089
     Reorganization items and fresh start reporting....                       (79,039)
     Changes in operating assets and liabilities:
       Decrease (increase) in accounts receivable......      (11,257)          (1,319)         1,747
       Decrease (increase) in inventories..............      (10,548)           4,163          6,527
       Decrease (increase) in other current assets.....       (1,607)          (2,152)         1,137
       Increase in accounts payable and accrued
          liabilities..................................        3,774           15,894         41,130
       Other...........................................       (2,894)             672          2,564
                                                            --------       ----------       --------
     Total adjustments.................................       26,898            6,612        125,419
                                                            --------       ----------       --------
       Net cash provided by operating activities before
          reorganization expense.......................       23,286           92,201         88,423
Net cash used for reorganization items.................                       (14,929)
Cash flows from investing activities:
  Capital expenditures                                       (32,566)         (40,887)       (29,018)
  Proceeds from sale of property, plant and
     equipment.........................................          359              124            173
  Investments and advances to affiliated companies.....                                       (4,990)
  Purchase of minority interest in subsidiary..........       (4,200)
  Proceeds from sale of time deposits in Puerto Rico...                                        6,600
                                                            --------       ----------       --------
       Net cash (used in) investing activities.........      (36,407)         (40,763)       (27,235)
Cash flows from financing activities:
  Proceeds from revolving loan and long-term
     borrowings........................................       37,668          106,003              3
  Deferred financing costs.............................       (1,608)          (9,779)           (12)
  Repayment of revolving loan, long-term borrowings and
     capital lease obligations.........................      (22,617)        (138,736)       (57,439)
                                                            --------       ----------       --------
       Net cash provided by (used in) financing
          activities...................................       13,443          (42,512)       (57,448)
Effect of currency exchange rate changes on cash.......         (776)            (316)           847
                                                            --------       ----------       --------
Net increase (decrease) in cash and cash equivalents...         (454)          (6,319)         4,587
Cash and cash equivalents at beginning of period.......        7,743           14,062          9,475
                                                            --------       ----------       --------
Cash and cash equivalents at end of period.............     $  7,289       $    7,743       $ 14,062
                                                            ========       ==========       ========
- ----------------------------------------------------------------------------------------------------
Supplemental cash flow information:
  Interest paid........................................     $ 43,484       $   28,001       $ 31,461
  Income taxes paid....................................     $  5,058       $    1,154       $  5,158

   The accompanying notes are an integral part of the consolidated financial statements.

                  ENVIRODYNE INDUSTRIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   CHAPTER 11 REORGANIZATION PROCEEDINGS

     On January 6, 1993, a group of bondholders filed an involuntary petition for reorganization of Envirodyne Industries, Inc. under Chapter 11 of the U.S. Bankruptcy Code. On January 7, 1993 Viskase Corporation, Viskase Sales Corporation, Viskase Holding Corporation, Clear Shield National, Inc., Sandusky Plastics of Delaware, Inc., Sandusky Plastics, Inc. and Envirodyne Finance Company each filed voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (the Bankruptcy Court). On December 17, 1993, the Bankruptcy Court confirmed the First Amended Joint Plan of Reorganization as twice modified (Plan of Reorganization) with respect to Envirodyne Industries, Inc. (Envirodyne) and certain of its subsidiaries. The Plan of Reorganization was consummated and Envirodyne and certain of its subsidiaries emerged from Chapter 11 on December 31, 1993 (Effective Date). For accounting purposes, the Plan of Reorganization was deemed to be effective as of December 31, 1993.

     Pursuant to the Plan of Reorganization, Envirodyne's shares of common stock that were outstanding prior to the effective date were canceled. Emerald Acquisition Corporation, the sole stockholder of Envirodyne prior to the consummation of the bankruptcy, received no distribution pursuant to the Plan of Reorganization. The Plan of Reorganization provided for the initial issuance of approximately 13,500,000 new shares of Envirodyne common stock (subject to adjustment), warrants to purchase an additional 1,500,000 shares and distributions to major creditors as follows:

     -- Holders of the Envirodyne's former Senior Discount Notes Due 1997
       (14.5%) (Old Discount Notes) with an accreted value as of January 6, 1993 of $200,838,211 became entitled to receive a pro rata portion of $219,262,000 principal amount of 10 1/4% Senior Notes Due 2001 (10 1/4% Notes).

     -- Holders of Envirodyne's former $200,000,000 principal amount of 14%
       Senior Subordinated Debentures Due 2001 (Old 14% Debentures), with accrued but unpaid interest through January 6, 1993 of $42,812,000 became entitled to receive a pro rata portion of 12,142,737 shares of the Envirodyne common stock, par value $.01 per share, representing in the aggregate approximately 89.95% of the common stock initially issued pursuant to the Plan of Reorganization.

     -- Holders of the Envirodyne's former $91,350,000 principal amount of 13 1/2% Subordinated Notes Due 1996 (Old 13 1/2% Notes), with accrued but unpaid interest through January 6, 1993 of $13,603,842 became entitled to receive a pro rata portion of (i) 903,625 shares of Envirodyne common stock, representing in the aggregate approximately 6.69% of the common stock initially issued pursuant to the Plan of Reorganization, and (ii) warrants (Warrants) to purchase 1,500,000 shares of common stock. The Warrants were issued pursuant to a Warrant Agreement dated as of December 31, 1993 between Envirodyne and Bankers Trust Company, as Warrant Agent. The Warrants are exercisable at any time until December 31, 1998 at an exercise price of $17.25 per share. The number of shares of common stock for which a Warrant is exercisable, and the exercise price of the Warrants, are subject to adjustment upon the occurrence of certain events. In addition, holders of Old 13 1/2% Notes, other than Salomon Brothers Inc (Salomon Brothers) and certain of its affiliates, who elected to grant a limited release to Salomon Brothers and its affiliates pursuant to the Plan of Reorganization, of all claims arising out of the 1989 leveraged buyout acquisition of Envirodyne, the Old 13 1/2% Notes or Envirodyne, were entitled to share ratably in 445,928 shares of common stock, representing in the aggregate approximately 3.30% of the common stock initially issued pursuant to the Plan of Reorganization.

     -- Holders of allowed general unsecured claims of Envirodyne (as opposed to subsidiaries of Envirodyne) became entitled to receive 32.28 shares of common stock for each $500 amount of their prepetition claims, or a total of 8,070 shares of common stock, representing .06% of the common stock initially issued pursuant to the Plan of Reorganization. These claims totaled approximately $125,000.

                  ENVIRODYNE INDUSTRIES, INC. AND SUBSIDIARIES

       If the allowed amount of general unsecured claims of Envirodyne exceeds $125,000, for example upon the resolution of disputed claims, additional shares of common stock will have to be issued to the holders of allowed general unsecured claims of Envirodyne in order to provide equitable allocation of value among Envirodyne's unsecured creditors under the Plan of Reorganization. Such additional shares of common stock would be distributed with respect to allowed general unsecured claims of Envirodyne as follows: (i) approximately 2.58 additional shares per $500 in claims in the event allowed general unsecured claims of Envirodyne are between $125,000 and $25,000,000; (ii) approximately 5.61 additional shares per $500 in claims in the event allowed general unsecured claims of Envirodyne are between $25,000,000 and $50,000,000; (iii) approximately 9.22 additional shares per $500 in claims in the event allowed general unsecured claims of Envirodyne are between $50,000,000 and $75,000,000; and (iv) approximately 13.58 additional shares per $500 in claims in the event allowed general unsecured claims of Envirodyne are between $75,000,000 and $100,000,000. Refer to Note 11 for a discussion of disputed claims which, if determined adversely to Envirodyne, would result in the issuance of common stock.

     -- Holders of Envirodyne subsidiary allowed trade claims were paid in full.

     -- Salomon Brothers Holding Company Inc 11.25% Pay-in-Kind Notes issued by
       Envirodyne with an accreted value as of January 6, 1993 of $5,658,000 were canceled.

     The contracts constituting the sale and leaseback transaction with General Electric Capital Corporation were assumed by the relevant Envirodyne subsidiaries under the Plan of Reorganization with minor changes thereto.

     The Chapter 11 filing was related only to the Company's domestic operations and did not include the foreign subsidiaries and various inactive domestic subsidiaries.

     The Company accounted for the reorganization using the principles of fresh start reporting in accordance with the American Institute of Certified Public Accountants Statement of Position 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code." Accordingly, all assets and liabilities have been restated to reflect their reorganization value, which approximates fair value.

     The reorganization value of the Company's equity of $135,000,000 was based on the consideration of many factors and various valuation methods, including discounted cash flows, comparable multiples of earnings and other applicable measurements and valuation techniques believed by management and its financial advisors to be representative of the Company's business and industry. The excess of the reorganization value over the fair value of net assets and liabilities is reported as excess reorganization value and is being amortized over a fifteen-year period.

                  ENVIRODYNE INDUSTRIES, INC. AND SUBSIDIARIES

     The reorganization and the adoption of Fresh Start Reporting resulted in the following adjustments to the Company's Consolidated Statement of Operations for the period January 1 to December 31, 1993:

                                                                                    INCOME
                                                                                   (EXPENSE)
                                                                                   ---------
Reorganization Items
- ---------------------------------------------------------------------------------
Legal, financial advisory and other fees associated with the Chapter 11 proceedings....................................................................  $ (14,929)
Write-off of deferred financing fees associated with the Bank Credit Agreement...     (4,071)
Write-off of existing excess investment over net assets acquired, net of excess reorganization value recorded, and fair market value adjustments to assets and
  liabilities....................................................................    (85,745)
                                                                                   ---------
                                                                                   $(104,745)
                                                                                   =========
Extraordinary Gain
- ---------------------------------------------------------------------------------
Accreted value of the Old Discount Notes less unamortized deferred financing.....  $ 197,379
Principal amount of Old 14% Debentures plus accrued interest less unamortized
  deferred financing.............................................................    237,125
Principal amount of Old 13 1/2% Notes plus accrued interest less unamortized
  deferred financing.............................................................    103,918
Accreted value of 11 1/4% Pay-in-Kind Notes due to Related Party.................      5,658
Envirodyne untendered shares.....................................................      2,176
Envirodyne general unsecured creditors allowed claims............................         90
Principal amount of 10 1/4% Notes exchanged for Old Discount Notes...............   (219,262)
Fair value of equity exchanged for Old 14% Debentures, Old 13 1/2% Notes and
  Envirodyne unsecured claims....................................................   (135,000)
                                                                                   ---------
Extraordinary gain before tax provision..........................................    192,084
  Tax provision on extraordinary gain (refer to Note 13).........................      8,300
                                                                                   ---------
Extraordinary gain net of taxes..................................................  $ 183,784
                                                                                   =========

                  ENVIRODYNE INDUSTRIES, INC. AND SUBSIDIARIES

     Had the Fresh Start reporting and the Plan of Reorganization been implemented with the related financing at the beginning of 1993, the pro forma Envirodyne consolidated statement of operations would have been as follows:

       (IN THOUSANDS, EXCEPT FOR NUMBER OF SHARES AND PER SHARE AMOUNTS)

                                                                                   PRO FORMA
                                                                                 JANUARY 1 TO
                                                                               DECEMBER 31, 1993
                                                                               -----------------
                                                                                  (UNAUDITED)
Net sales..................................................................         $587,385
  Cost of sales............................................................          415,498
  Selling, general and administrative......................................          101,632
  Amortization of intangibles and excess reorganization cost...............           15,612
                                                                                    --------
Operating income...........................................................           54,643
  Interest income..........................................................              931
  Interest expense.........................................................           51,198
  Other expense (income), net..............................................            5,540
  Minority interest in loss of subsidiary..................................              717
                                                                                    --------
Income before income taxes.................................................             (447)
  Income tax provision.....................................................            6,140
                                                                                    --------
Net (loss).................................................................         $ (6,587)
                                                                                    ========
Weighted average common shares.............................................       13,500,703
Net (loss) per share.......................................................            $(.49)
                                                                                       =====

     The pro forma information reflects the changes in interest cost and depreciation and amortization due to the implementation of the Plan of Reorganization and Fresh Start Reporting.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A) BASIS OF PRESENTATION

     Effective in 1990 Envirodyne adopted a 52/53 week fiscal year ending on the last Thursday of December. The 1993 financial statements include December 31, 1993 in order to present the effect of the consummation of the Plan of Reorganization.

(B) PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of Envirodyne Industries, Inc. and its subsidiaries (the Company).

     Reclassifications have been made to the prior year's financial statement to conform to the 1994 presentation.

(C) CASH EQUIVALENTS

     For purposes of the statement of cash flows, the Company considers cash equivalents to consist of all highly liquid debt investments purchased with an initial maturity of approximately three months or less. Due to the short-term nature of these instruments, the carrying values approximate the fair market value. Cash

                  ENVIRODYNE INDUSTRIES, INC. AND SUBSIDIARIES equivalents include $821,000 and $1,757,000 of short-term investments at December 29, 1994 and December 31, 1993, respectively.

(D) INVENTORIES

     Domestic inventories are valued primarily at the lower of last-in, first-out (LIFO) cost or market. Remaining amounts, primarily foreign, are valued at the lower of first-in, first-out (FIFO) cost or market.

(E) PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are carried at cost less accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful lives of the assets ranging from 3 to 32 years. Upon retirement or other disposition, cost and related accumulated depreciation are removed from the accounts, and any gain or loss is included in results of operations. Effective December 31, 1993 and in conjunction with the Fresh Start Reporting, property, plant and equipment was reported at the estimated fair value (refer to Note 1).

(F) DEFERRED FINANCING COSTS

     Deferred financing costs are amortized on a straight-line basis over the expected term of the related debt agreement.

(G) PATENTS

     Patents are amortized on the straight-line method over an estimated average useful life of ten years.

(H) EXCESS REORGANIZATION VALUE AND EXCESS INVESTMENT OVER NET ASSETS ACQUIRED, NET

     Excess reorganization value is amortized on the straight-line method over 15 years.

     Cost in excess of net assets acquired, net was amortized on a straight-line method over 40 years in fiscal years 1993 and 1992.

     The Company continues to evaluate the recoverability of excess reorganization value based on projected and discounted cash flows of the operating business units.

(I) PENSIONS

     The North American operations of Viskase and the Company's operations in Europe have defined benefit retirement plans covering substantially all salaried and full time hourly employees. Pension cost is computed using the projected unit credit method.

     The Company's funding policy is consistent with funding requirements of the applicable federal and foreign laws and regulations.

(J) POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

     The North American operations of Viskase have postretirement health care and life insurance benefits. Effective January 1, 1993, postretirement benefits other than pensions are accounted for in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 106 "Employers' Accounting for Postretirement Benefits Other Than Pensions." Prior year's financial statements were accounted for using the pay-as-you-go method.

                  ENVIRODYNE INDUSTRIES, INC. AND SUBSIDIARIES

(K) POSTEMPLOYMENT BENEFITS

     Effective December 31, 1993 and in conjunction with the Fresh Start Reporting, the Company adopted SFAS No. 112 "Employers Accounting for Postemployment Benefits." The impact of adopting SFAS No. 112 was not material.

(L) INCOME TAXES

     Income taxes were accounted for in accordance with SFAS No. 109 for the years ended December 29, 1994 and December 31, 1993.

(M) NET INCOME (LOSS) PER SHARE

     Net income (loss) per share of common stock is based upon the weighted average number of shares of common stock outstanding during the year. No effect has been given to options outstanding under the Company's stock option plans and warrants issued pursuant to the Plan of Reorganization as their effect is anti-dilutive.

(N) REVENUE RECOGNITION

     Sales to customers are recorded at the time of shipment net of discounts and allowances.

(O) FOREIGN CURRENCY CONTRACTS

     The Company has entered into forward foreign exchange contracts to hedge certain foreign currency transactions on a continuing basis for periods consistent with its committed foreign currency exposures. The effect of this practice is to minimize the effect of foreign exchange rate movements on the Company's operating results. The Company's hedging activities do not subject the Company to exchange rate risk because gains and losses on these contracts offset losses and gains on the transactions being hedged. The cash flows from forward contracts accounted for as hedges of identifiable transactions or events are classified consistent with the cash flows from the transactions or events being hedged.

3.   RECEIVABLES

     Receivables consisted primarily of trade accounts receivable and were net of allowances for doubtful accounts of $2,136,000 and $2,872,000 at December 29, 1994, and at December 31, 1993, respectively.

4.   INVENTORIES

     Inventories consisted of:

                                                                     DECEMBER 29,     DECEMBER 31,
                                                                         1994             1993
                                                                     ------------     ------------
                                                                            (IN THOUSANDS)
Raw materials....................................................      $ 20,358         $ 17,477
Work in process..................................................        37,613           34,158
Finished products................................................        52,512           47,189
                                                                       --------         --------
                                                                       $110,483         $ 98,824
                                                                       ========         ========

     Approximately 55% and 60% of the Company's inventories at December 29, 1994, and December 31, 1993, respectively, were valued at LIFO. These LIFO values exceeded current manufacturing cost by approximately $7,000,000 and $11,000,000 at December 29, 1994, and December 31, 1993, respectively.

                  ENVIRODYNE INDUSTRIES, INC. AND SUBSIDIARIES

5.   PROPERTY, PLANT AND EQUIPMENT

                                                                     DECEMBER 29,     DECEMBER 31,
                                                                         1994             1993
                                                                     ------------     ------------
                                                                            (IN THOUSANDS)
Property, plant and equipment:
  Land and improvements..........................................      $ 15,930         $ 15,288
  Buildings and improvements.....................................        76,202           60,867
  Machinery and equipment........................................       256,621          213,099
  Construction in progress.......................................        20,178           29,132
Capital lease:
  Machinery and equipment........................................       137,168          137,168
                                                                       --------         --------
                                                                       $506,099         $455,554
                                                                       ========         ========

     Maintenance and repairs charged to costs and expenses for 1994, 1993, and 1992 aggregated $33,045,000, $32,636,000 and $31,747,000, respectively.
Depreciation is computed on the straight-line method over the estimated useful lives of the assets ranging from 3 to 32 years.

6.   OTHER ASSETS

     Other assets were comprised of:

                                                                     DECEMBER 29,     DECEMBER 31,
                                                                         1994             1993
                                                                     ------------     ------------
                                                                            (IN THOUSANDS)
Patents..........................................................      $ 50,000         $ 50,000
  Less accumulated amortization..................................         5,000
                                                                       --------         --------
     Patents, net................................................        45,000           50,000
Other............................................................         2,181              765
                                                                       --------         --------
                                                                       $ 47,181         $ 50,765
                                                                       ========         ========

     Patents are amortized on the straight-line method over an estimated average useful life of ten years.

7.   ACCRUED LIABILITIES

     Accrued liabilities were comprised of:

                                                                     DECEMBER 29,     DECEMBER 31,
                                                                         1994             1993
                                                                     ------------     ------------
                                                                            (IN THOUSANDS)
Compensation and employee benefits...............................      $ 33,521         $ 30,712
Taxes, other than on income......................................         6,454            4,956
Accrued interest.................................................         3,630              235
Accrued volume and sales discounts...............................        11,958            9,309
Accrued reorganization fees and expenses.........................         3,167            7,011
Other............................................................        13,516            8,824
                                                                     ------------     ------------
                                                                       $ 72,246         $ 61,047
                                                                     ==========       ==========

                  ENVIRODYNE INDUSTRIES, INC. AND SUBSIDIARIES

8.   DEBT OBLIGATIONS

     As described in Note 1, Chapter 11 Reorganization Proceedings, Envirodyne and certain of its domestic Subsidiaries emerged from Chapter 11 on December 31, 1993.

     The $219,262,000 principal amount of 10 1/4% Notes were issued pursuant to an Indenture dated as of December 31, 1993 (10 1/4% Note Indenture) between Envirodyne and Bankers Trust Company, as Trustee. The 10 1/4% Notes are the unsecured senior obligations of Envirodyne, bear interest at the rate of 10 1/4% per annum, payable on each June 1 and December 1, and mature on December 1, 2001. The 10 1/4% Notes are redeemable, in whole or from time to time in part, at the option of Envirodyne, at the percentages of principal amount specified below plus accrued and unpaid interest to the redemption date, if the 10 1/4% Notes are redeemed during the 12-month period commencing on January 1 of the following years:

                                       YEAR                             PERCENTAGE
            ----------------------------------------------------------  -----------
            1995......................................................      105%
            1996......................................................      104%
            1997......................................................      103%
            1998......................................................      102%
            1999......................................................      101%
            2000 and thereafter.......................................      100%

     The 10 1/4% Note Indenture contains covenants with respect to Envirodyne and its subsidiaries limiting (subject to a number of important qualifications), among other things, (i) the ability to pay dividends on or redeem or repurchase capital stock, (ii) the incurrence of indebtedness, (iii) certain affiliate transactions and (iv) the ability of the Company to consolidate with or merge with or into another entity or to dispose of substantially all its assets.

     In connection with the consummation of the Plan of Reorganization, Envirodyne and certain of its subsidiaries (Borrowers) entered into a Credit Agreement dated December 31, 1993 (Credit Agreement) with the lenders party thereto (Lenders) and with Bank of America Illinois (formerly Continental Bank N.A.), Citibank International PLC and Citicorp North America, Inc., as agents for the Lenders. The Credit Agreement provides for a $195,000,000 facility, consisting of a $100,000,000 domestic term loan facility, a $65,000,000 domestic revolving credit facility (which includes a $27,000,000 domestic letter of credit facility) and a $30,000,000 amortizing multicurrency revolving credit facility (which includes a $3,000,000 multicurrency letter of credit facility). The commitment under the amortizing multicurrency revolver was $27,800,000 at December 29, 1994. The initial borrowings under the Credit Agreement were used
(i) to pay indebtedness under the Postpetition Credit Agreement dated as of February 5, 1993 among the Debtors, the lenders party thereto (DIP Lenders) and Continental Bank N.A., as agent for the DIP Lenders, (ii) to pay indebtedness under certain foreign credit facilities, (iii) to pay the claims of subsidiary trade creditors under the Plan of Reorganization and (iv) to pay certain fees and expenses relating to the Plan of Reorganization and the Credit Agreement. Obligations under the Credit Agreement are collateralized by substantially all of the assets of Envirodyne and its domestic subsidiaries and by the pledge of the capital stock of substantially all of Envirodyne's subsidiaries. Availability of funds under the Credit Agreement is subject to a borrowing base measured by certain assets of Envirodyne and its subsidiaries.

     The available borrowing capacity under the Credit Agreement was approximately $41 million at December 29, 1994.

                  ENVIRODYNE INDUSTRIES, INC. AND SUBSIDIARIES

     Borrowings under the domestic term loan facility and the domestic revolving credit facility bear interest, at the Company's election, at a rate per annum equal to (i) the Bank of America Illinois base rate plus 1.5% or (ii) the Eurodollar rate plus 2.75%, subject to step downs of up to 0.5% if the Company meets certain debt and interest coverage tests. The domestic term loan facility terminates on December 31, 1999 and is subject to quarterly repayments of principal as follows:

                                                     QUARTERLY          TOTAL REPAYMENT
                      CALENDAR YEAR               REPAYMENT AMOUNT     FOR CALENDAR YEAR
            ----------------------------------    ----------------     -----------------
            1995..............................       $2,775,000           $11,100,000
            1996..............................        4,075,000            16,300,000
            1997..............................        4,450,000            17,800,000
            1998..............................        4,625,000            18,500,000
            1999..............................        6,300,000            25,200,000

     The domestic revolving credit facility expires on December 31, 1999, with a commitment fee of 0.5% per annum on the unused portion of the commitment. The domestic letter of credit facility expires December 16, 1999, with fees on the outstanding amount of the domestic letters of credit of 0.25% per annum to the issuers and 2.5% per annum to the domestic Lenders, subject to step downs of up to 0.5% if the Company meets certain debt and interest coverage tests.

     The multicurrency revolving credit facility permits borrowings in U.S. Dollars, German Marks, French Francs or Pounds Sterling at an interest rate per annum equal to the applicable Eurocurrency rate plus 2.75%, subject to step downs of up to 0.5% if the Company meets certain debt and interest coverage tests. The multicurrency revolving credit facility expires on December 31, 1999 and the commitments thereunder are subject to mandatory quarterly reductions as follows:

                                                    QUARTERLY            TOTAL REDUCTION
                     CALENDAR YEAR             COMMITMENT REDUCTION     FOR CALENDAR YEAR
            -------------------------------    --------------------     -----------------
            1995...........................         $  500,000              $2,000,000
            1996...........................            950,000              3,800,000
            1997...........................          1,075,000              4,300,000
            1998...........................          1,150,000              4,600,000
            1999...........................            775,000              3,100,000

     There is a commitment fee of 0.5% per annum on the unused portion of the multicurrency revolving credit facility. The multicurrency letter of credit facility expires December 16, 1999, with fees on the outstanding amount of the multicurrency letters of credit of 0.25% per annum to the issuers and 2.5% per annum to the multicurrency Lenders, subject to step downs of up to 0.5% if the Company meets certain debt and interest coverage tests.

     Envirodyne's obligations under the Credit Agreement bear interest at rates that are expected to fluctuate over time. Envirodyne is required under the Credit Agreement to enter into interest rate protection agreements with respect to a significant portion of the amounts outstanding from time to time thereunder. Envirodyne has entered into $50 million of interest rate protection agreements that cap the Company's LIBOR interest component (excludes spread) at an average rate of 6.50% until January 1997. The fair value of interest rate cap agreements is estimated by obtaining quotes from banks. At December 29, 1994, the carrying amount and estimated fair value of interest rate cap agreements were $1,174,000 and $1,432,000, respectively.

     The Borrowers have made certain representations and have agreed to certain covenants that restrict the operations of the Borrowers and their subsidiaries' businesses. Among other things, the Borrowers may not, with limited exceptions, place liens on their properties or assets, incur additional indebtedness, make dividend

                  ENVIRODYNE INDUSTRIES, INC. AND SUBSIDIARIES or other distributions on capital stock, make investments (other than cash equivalent investments), merge or consolidate with any other person, dispose of assets outside the ordinary course of business or exceed stated levels of capital expenditures. The Credit Agreement also contains a number of financial covenants, including covenants relating to cash flow, interest and fixed charge coverage ratios, net worth and debt to cash flow levels.

     Unless cured within any applicable grace period, events of default include failure to pay principal, interest or other amounts due to the Lenders, a material breach of a representation or warranty, certain events related to employee benefit plans, certain events of bankruptcy or insolvency, defaults on other indebtedness having a principal amount in the aggregate in excess of $5,000,000, failure to discharge judgments in an amount in excess of $5,000,000, a change of control (as defined) and failure to comply with covenants, including the financial covenants described above.

     The Company and the Lenders entered into an amendment of the Credit Agreement as of January 24, 1995 easing certain financial covenants and permanently waiving the event of default arising from the ownership by the Malcolm I. Glazer Trust (Trust) of more than 30% of the Company's Common Stock, provided that the Trust's ownership does not later exceed 49% of the Company's outstanding Common Stock. The Company is currently in compliance with the terms of the Credit Agreement, including the financial covenants.

     Outstanding short-term and long-term debt consisted of:

                                                                     DECEMBER 29,     DECEMBER 31,
                                                                         1994             1993
                                                                     ------------     ------------
                                                                                    (IN THOUSANDS)
Short-term debt, current maturity of long-term debt, and capital lease obligation:
  Current maturity of Bank Term Loan (8.0%)......................      $ 11,100         $  8,325
  Current maturity of Viskase Capital Lease Obligation...........         5,450            4,940
  Current maturity of Viskase Limited Term Loan (5.9%)...........         1,882            1,679
  Other..........................................................         7,366              666
                                                                       --------         --------
  Total short-term debt..........................................      $ 25,798         $ 15,610
                                                                       ========         ========
Long-term debt:
  Bank Credit Agreement:
     Term Loan due 1999 (8.0%)...................................      $ 80,575         $ 91,675
     Revolving Loan due 1999 (8.9%)..............................        32,524            5,999
  10.25% Senior Notes due 2001...................................       219,262          219,262
  Viskase Capital Lease Obligation...............................       147,194          152,644
  Viskase Limited Term Loan (5.9%)...............................         8,466            9,233
  Other..........................................................         1,337            3,566
                                                                       --------         --------
  Total long-term debt...........................................      $489,358         $482,379
                                                                       ========         ========

     The fair value of the Company's debt obligation (excluding capital lease obligation) is estimated based upon the quoted market prices for the same or similar issues or on the current rates offered to the Company for the debt of the same remaining maturities. At December 29, 1994, the carrying amount and estimated fair value of debt obligations (excluding capital lease obligation) were $362,512 and $298,926, respectively.

     On December 28, 1990, Viskase and GECC entered into a sale and leaseback transaction. The sale and leaseback of assets included the production and finishing equipment at Viskase's four domestic casing

                  ENVIRODYNE INDUSTRIES, INC. AND SUBSIDIARIES production and finishing facilities. The facilities are located in Chicago, Illinois; Loudon, Tennessee; Osceola, Arkansas and Kentland, Indiana. Viskase, as the Lessee under the relevant agreements, will continue to operate all of the facilities. The lease has been accounted for as a capital lease.

     The principal terms of the sale and leaseback transaction include: (a) a 15 year basic lease term (plus selected renewals at Viskase's option); (b) annual rent payments in advance beginning in February 1991; and (c) a fixed price purchase option at the end of the basic 15 year term and fair market purchase options at the end of the basic term and each renewal term. Further, the Lease Documents contain covenants requiring maintenance by the Company of certain financial ratios and restricting the Company's ability to pay dividends, make payments to affiliates, make investments and incur indebtedness.

     Annual rental payments under the Lease will be approximately $19.2 million through 1997, $21.4 million in 1998 and $23.5 million through the end of the basic 15-year term. Viskase is required to provide credit support consisting of a standby letter of credit in an amount up to one year's rent through at least 1997. This credit support can be reduced up to $4,000,000 currently if the Company achieves and maintains certain financial ratios. As of December 29, 1994, the Company had met the required financial ratios and the letter of credit has been reduced by $4,000,000. The letter can be further reduced in 1997 or eliminated after 1998 if the Company achieves and maintains certain financial ratios. Envirodyne and its other principal subsidiaries guaranteed the obligations of Viskase under the Lease.

     The following is a schedule of minimum future lease payments under the capital lease together with the present value of the net minimum lease payments as of December 29, 1994:

                              YEAR ENDING DECEMBER                      (000'S)
            --------------------------------------------------------    --------
            1995....................................................    $ 19,227
            1996....................................................      19,227
            1997....................................................      19,227
            1998....................................................      21,363
            1999....................................................      23,499
            Thereafter..............................................     140,994
                                                                        --------
            Net minimum lease payments..............................     243,537
            Less:
            Amount representing interest............................     (90,893)
                                                                        --------
                                                                        $152,644
                                                                        ========

     The 1995 rental payment of $19,227,000 was paid on February 28, 1995. Principal payments under the capital lease obligation for the years ended 1995 through 1999 range from approximately $5 million to $13 million.

     Aggregate maturities of remaining long-term debt for each of the next five fiscal years are (in thousands):

                                                                          TOTAL
                                                                         -------
            1995.....................................................    $20,897
            1996.....................................................     23,258
            1997.....................................................     26,305
            1998.....................................................     34,870
            1999.....................................................     33,982

                  ENVIRODYNE INDUSTRIES, INC. AND SUBSIDIARIES

9.   OPERATING LEASES

     The Company has operating lease agreements for machinery, equipment and facilities. The majority of the facilities leases require the Company to pay maintenance, insurance and real estate taxes.

     Future minimum lease payments for operating leases that have initial or remaining noncancelable lease terms in excess of one year as of December 29, 1994, are (in thousands):

            1995......................................................    $4,748
            1996......................................................     2,876
            1997......................................................     1,175
            1998......................................................       747
            1999......................................................       287
            Total thereafter..........................................
                                                                          ------
            Total minimum lease payments..............................    $9,833
                                                                          ======

     Total rent expense during 1994, 1993 and 1992 amounted to $5,982,000, $5,401,000, and $5,673,000, respectively.

10. RETIREMENT PLANS

     The Company and its subsidiaries have defined contribution and defined benefit plans varying by country and subsidiary.

     At December 29, 1994, the North American operations of Viskase maintained several non-contributory defined benefit retirement plans. The Viskase plans cover substantially all salaried and full-time hourly employees, and benefits are based on final average compensation and years of credited service.

     As of the Viskase acquisition date, the former owner assumed the liability for the accumulated benefit obligation under its plans. The effect of expected future compensation increases on benefits accrued is recorded as a liability on the Company's consolidated balance sheet.

PENSIONS -- NORTH AMERICA:

     Net pension cost for the Viskase North American plans consisted of:

                                                         JANUARY 1,       JANUARY 1,      DECEMBER 27,
                                                             TO               TO            1991 TO
                                                        DECEMBER 29,     DECEMBER 31,     DECEMBER 31,
                                                            1994             1993             1992
                                                        ------------     ------------     ------------
                                                                        (IN THOUSANDS)
Service cost -- benefits earned during the year.....       $ 3,662          $ 3,186          $ 3,031
Interest cost on projected benefit obligation.......         4,249            4,000            3,578
Actual (gain) loss on plan assets...................           874           (2,306)          (1,168)
Net amortization and deferral.......................        (3,696)             (74)          (1,026)
                                                           -------          -------          -------
Net pension cost....................................       $ 5,089          $ 4,806          $ 4,415
                                                           =======          =======          =======

                  ENVIRODYNE INDUSTRIES, INC. AND SUBSIDIARIES

     The amounts included in the consolidated balance sheet for the North American plans of Viskase were:

                                                                     DECEMBER 29,     DECEMBER 31,
                                                                         1994             1993
                                                                     ------------     ------------
                                                                             (IN THOUSANDS)
Actuarial present value of benefit obligation:
  Vested benefits................................................       $39,165          $34,233
  Nonvested benefits.............................................         4,316            3,369
                                                                        -------          -------
Accumulated benefit obligation...................................        43,481           37,602
Effect of projected future compensation increases................        16,651           23,896
                                                                        -------          -------
Projected benefit obligation.....................................        60,132           61,498
Plan assets at fair value, primarily listed stocks and investment
  grade corporate bonds..........................................        33,678           31,736
                                                                        -------          -------
Amount underfunded...............................................        26,454           29,762
Unrecognized gain (loss).........................................         3,778
Unrecognized prior service costs.................................            71
                                                                        -------          -------
Accrued liability included in consolidated balance sheet.........       $30,303          $29,762
                                                                        =======          =======
Assumed discount rate............................................          8.0%             7.0%
Assumed long-term compensation factor............................          5.0%             4.5%
Assumed long-term return on plan assets..........................          8.5%             8.0%

SAVINGS PLANS:

     The Company also has defined contribution savings and similar plans, which vary by subsidiary, and, accordingly, are available to substantially all full-time U.S. employees not covered by collective bargaining agreements. The Company's aggregate contributions to these plans are based on eligible employee contributions and certain other factors. The Company expense for these plans was $2,109,000, $2,026,000 and $2,001,000 in 1994, 1993, and 1992, respectively.

INTERNATIONAL PLANS:

     The Company maintains various pension and statutory separation pay plans for its European employees. The expense for these plans in 1994, 1993 and 1992 was $1,043,000, $864,000 and $515,000, respectively. As of their most recent valuation dates, in plans where vested benefits exceeded plan assets, the actuarially computed value of vested benefits exceeded those plans' assets by approximately $1,902,000; conversely, plan assets exceeded the vested benefits in certain other plans by approximately $1,708,000.

OTHER POSTRETIREMENT BENEFITS:

     The Company provides postretirement health care and life insurance benefits to Viskase's North American employees. The Company does not fund postretirement health care and life benefits in advance, and has the right to modify these plans in the future.

                  ENVIRODYNE INDUSTRIES, INC. AND SUBSIDIARIES

     Effective January 1, 1993, the company adopted the provisions of SFAS No. 106 "Employers' Accounting for Postretirement Benefits Other Than Pensions." SFAS No. 106 requires that the expected cost of these benefits must be charged to expense during the years that the employee renders service. In connection with the 1989 acquisition of the Company, an accrual of $15,000,000 had been recorded for the estimated postretirement benefits liability at the acquisition date. On January 1, 1993, an additional liability and transition obligation was recorded. Fresh Start accounting results in the write-off of the transition obligation and statement of the liability for postretirement health care and life insurance benefits at fair value. Net periodic postretirement benefit cost for 1994 and 1993 includes the following components:

                                                  MEDICAL             LIFE               TOTAL
                                             -----------------   ---------------   -----------------
                                              1994      1993      1994     1993     1994      1993
                                             -------   -------   ------   ------   -------   -------
                                                                  (IN THOUSANDS)
Components of net periodic postretirement
  benefit cost:
  Service cost -- benefits earned during
     the current year......................  $   511   $   417   $  176   $  176   $   687   $   593
  Interest cost -- on accumulated
     postretirement benefit obligation.....    1,208     1,150      442      437     1,650     1,587
  Amortization of unrecognized transition
     obligation............................                142                53                 195
                                             -------   -------   ------   ------   -------   -------
  Net periodic benefit cost................  $ 1,719   $ 1,709   $  618   $  666   $ 2,337   $ 2,375
                                             =======   =======   ======   ======   =======   =======
Actuarial present value of benefit
  obligations:
  Retirees.................................  $ 6,836   $ 6,488   $2,184   $2,170   $ 9,020   $ 8,658
  Fully eligible active participants.......    2,238     2,358    2,435    2,586     4,673     4,944
  Other active participants................    7,660     8,075    1,612    1,767     9,272     9,842
                                             -------   -------   ------   ------   -------   -------
     Total.................................   16,734    16,921    6,231    6,523    22,965    23,444
  Unrecognized gains.......................      979                581              1,560
                                             -------   -------   ------   ------   -------   -------
Accumulated postretirement benefit
  obligation...............................  $17,713   $16,921   $6,812   $6,523   $24,525   $23,444
                                             =======   =======   ======   ======   =======   =======
Assumed discount rate..............................      8.00%
Assumed medical trend rate.........................     11.00% in 1995 decreasing to 6.50% in 2004
Assumed long-term compensation factor..............      5.00%

     The postretirement benefit obligation was determined by application of the terms of the various plans, together with relevant actuarial assumptions. The effect of a 1% annual increase in these assumed cost trend rates would increase the accumulated postretirement benefit obligation at December 29, 1994 and December 31, 1993 by $198,000 and $215,000, respectively, and the service and interest cost components for 1994 and 1993 by a total of $22,000 and $13,000, respectively.

11. CONTINGENCIES

     A class action lawsuit by former employees of subsidiary corporations comprising most of the Company's former steel and mining division (SMD) was pending as of the commencement of the bankruptcy case in which the plaintiffs are seeking substantial damages. The Company and the plaintiffs are currently participating in a mediation process to attempt to resolve the case. Envirodyne denies liability and in the absence of successful mediation or other settlement negotiations will continue to vigorously defend these claims. However, inasmuch as the Plan of Reorganization provides for the issuance of common stock with respect to prepetition Envirodyne general unsecured claims (refer to Note 1), an adverse finding of liability and damages could result in substantial dilution to the holders of the common stock.

                  ENVIRODYNE INDUSTRIES, INC. AND SUBSIDIARIES

     Litigation has been initiated with respect to events arising out of the bankruptcy cases and the 1989 acquisition of Envirodyne by Emerald with respect to which, although Envirodyne is not presently a party to such litigation, certain defendants have asserted indemnity rights against Envirodyne. In ARTRA Group Incorporated v. Salomon Brothers Holding Company Inc, Salomon Brothers Inc, D.P. Kelly & Associates, L.P., Donald P. Kelly, Charles K. Bobrinskoy, James L. Massey, William Rifkind and Michael Zimmerman, Case No. 93 A 1616, United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (Bankruptcy Court), ARTRA Group Incorporated (ARTRA) alleges breach of fiduciary duty and tortious inference in connection with the negotiation and consummation of the Plan of Reorganization. In ARTRA Group Incorporated v. Salomon Brothers Holding Company Inc, Salomon Brothers Inc, D.P. Kelly & Associates, L.P., Donald P. Kelly, Charles K. Bobrinskoy and Michael Zimmerman, Case No. 93 L 2198, Circuit Court of the Eighteenth Judicial Circuit, County of DuPage, State of Illinois, ARTRA alleges negligence, breach of fiduciary duty, fraudulent misrepresentation and deceptive business practices in connection with the 1989 acquisition of Envirodyne by Emerald. The plaintiff seeks damages in the total amount of $136,200,000 plus interest and punitive damages of $408,600,000. D.P. Kelly & Associates, L.P. and Messrs. Kelly, Bobrinskoy, Massey, Rifkind and Zimmerman have asserted common law and contractual rights of indemnity against Envirodyne for attorneys' fees, costs and any ultimate liability relating to the claims set forth in the complaints. Upon the undertaking of D.P. Kelly & Associates, L.P. to repay such funds in the event it is ultimately determined that there is no right to indemnity, Envirodyne is advancing funds to D.P. Kelly & Associates, L.P. and Mr. Kelly for the payment of legal fees in the case pending before the Bankruptcy Court. Although the case is in a preliminary stage and the Company is not a party thereto, the Company believes that the plaintiff's claims raise similar factual issues to those raised in the bankruptcy cases which, if adjudicated in a manner similar to that in the bankruptcy cases, would render it difficult for the plaintiff to establish liability. Accordingly, the Company believes that the indemnification claims would not have a material adverse effect upon the business or financial position of the Company, even if the claimants were ultimately successful in establishing their right to indemnification.

     In the Envirodyne bankruptcy case the United States Environmental Protection Agency (USEPA), the Economic Development Authority (EDA), and Navistar International Transportation Corp. (Navistar Transportation) filed proofs of claim with respect to unreimbursed environmental response costs at the location of the former SMD operations. The parties have agreed in principle, subject to the negotiation of a definitive settlement agreement, Bankruptcy Court approval and public comment pursuant to regulations applicable to EDA and USEPA, to settle the claims against Envirodyne through the payment of $5,000 to the USEPA and the issuance of 64,460 shares of common stock to Navistar Transportation. In the event that the settlement is not completed, Envirodyne believes that it has valid defenses to the claims and will continue its objections to the claims. To the extent that USEPA, EDA or Navistar Transportation were able to establish liability and damages as to their respective proofs of claim, such parties would receive Common Stock under the Plan of Reorganization in satisfaction of their claims.

     Certain of Envirodyne's stockholders prior to the acquisition of Envirodyne by Emerald failed to exchange their certificates representing old Envirodyne common stock for the $40 per share cash merger consideration specified by the applicable acquisition agreement. In the Envirodyne bankruptcy case, Envirodyne is seeking to equitably subordinate the interests of the holders of untendered shares, in which event such holders would receive no distribution pursuant to the Plan of Reorganization. The Bankruptcy Court granted Envirodyne's motion for summary judgment to equitably subordinate the holders of untendered shares. Certain holders have appealed the summary judgment to the United States District Court for the Northern District of Illinois. If such holders were ultimately successful, Envirodyne believes that the maximum number of shares of common stock that it would be required to issue to such claimants is approximately 106,000.

                  ENVIRODYNE INDUSTRIES, INC. AND SUBSIDIARIES

     In August 1993, Clear Shield National, Inc. received a subpoena from the Antitrust Division of the United States Department of Justice relating to a grand jury investigation of the disposable plastic cutlery industry. Clear Shield National, Inc. has cooperated fully with the investigation.

     The Company and its subsidiaries are involved in various legal proceedings arising out of its business and other environmental matters, none of which is expected to have a material adverse effect upon its results of operations, cash flows or financial position.

12. CAPITAL STOCK, PAID IN CAPITAL, AND WARRANTS

     Authorized shares of preferred stock ($.01 par value per share) and common stock ($.01 par value per share) for the reorganized Envirodyne are 25,000,000 shares and 50,000,000 shares, respectively. 13,515,000 shares of common stock were issued and outstanding as of December 29, 1994. In accordance with the Plan of Reorganization, an additional 15,000 shares of common stock were issued to the general unsecured creditors of Envirodyne during 1994. (Refer to Note 1.)

     Prior to the December 31, 1993 reorganization, the authorized shares of preferred stock and common stock were 1,000 shares and 320 shares, respectively.

     Envirodyne issued 1,500,000 warrants pursuant to the Plan of Reorganization. Each warrant is exercisable at any time until December 31, 1998 for one share of common stock at an exercise price of $17.25 per share. The exercise price and the number of shares of common stock for which a warrant is exercisable are subject to adjustment upon the occurrence of certain events.

     The Plan of Reorganization provides for the issuance of common stock to general unsecured creditors of Envirodyne. As of the date hereof, certain parties have made claims as general unsecured creditors of Envirodyne the allowance of which Envirodyne has denied. To the extent that such parties are successful in establishing the allowance of their claims, they would be entitled to receive common stock in satisfaction of such claims, which would result in dilution to the existing holders of the common stock. (Refer to Note 11.)

13. INCOME TAXES

     The provision (benefit) for income taxes consisted of:

                                                         JANUARY 1,       JANUARY 1,      DECEMBER 27,
                                                             TO               TO            1991 TO
                                                        DECEMBER 29,     DECEMBER 31,     DECEMBER 31,
                                                            1994             1993             1992
                                                        ------------     ------------     ------------
                                                                         (IN THOUSANDS)
Current:
  Federal...........................................       $  200
  Foreign...........................................        4,652           $ 2,453         $    994
  State and local...................................
                                                           ------           -------         --------
                                                            4,852             2,453              994
                                                           ------           -------         --------
Deferred:
  Federal...........................................         (194)           17,188          (13,206)
  Foreign...........................................          128            (1,434)             174
  State and local...................................           14             2,093           (1,962)
                                                           ------           -------         --------
                                                              (52)           17,847          (14,994)
                                                           ------           -------         --------
                                                           $4,800           $20,300         $(14,000)
                                                           ======           =======         ========

                  ENVIRODYNE INDUSTRIES, INC. AND SUBSIDIARIES

     The income tax expense for the 1993 period was allocated between loss before extraordinary gain for $12,000,000 and to the extraordinary gain for $8,300,000.

     A reconciliation from the statutory federal tax rate to the consolidated effective tax rate follows:

                                                         JANUARY 1,       JANUARY 1,      DECEMBER 27,
                                                             TO               TO            1991 TO
                                                        DECEMBER 29,     DECEMBER 31,     DECEMBER 31,
                                                            1994             1993             1992
                                                        ------------     ------------     ------------
Statutory federal tax rate..........................         35.0%            35.0%           (34.0)%
Increase (decrease) in tax rate due to:
  State and local taxes net of related federal tax
     benefit........................................           .8              1.3             (2.5)
  Net effect of taxes relating to foreign
     operations.....................................        140.3              1.5              1.6
  Intangibles amortization..........................        214.1              2.3              5.8
  U.S. alternative minimum tax
  Non-taxable debt discharge income, fresh start
     accounting and other bankruptcy related
     expenses.......................................                         (22.9)
  Tax rate changes..................................                           1.7
  Other.............................................         13.8               .3              1.7
                                                            -----            -----            -----
Consolidated effective tax rate.....................        404.0%            19.2%           (27.4)%
                                                            =====            =====            =====

     Temporary differences and carryforwards which give rise to a significant portion of deferred tax assets and liabilities for 1994 are as follows:

                                               TEMPORARY DIFFERENCE                  TAX EFFECTED
                                           -----------------------------     -----------------------------
                                           DEFERRED TAX     DEFERRED TAX     DEFERRED TAX     DEFERRED TAX
                                              ASSETS        LIABILITIES         ASSETS        LIABILITIES
                                           ------------     ------------     ------------     ------------
Depreciation basis differences.........                       $319,256                          $120,418
Inventory basis differences............                         31,456                            12,268
Intangible basis differences...........                         40,226                            15,688
Lease transaction......................      $152,644                           $59,531
Pension and healthcare.................        53,589                            20,936
Reserves...............................        23,579                             9,196
Foreign exchange and other.............         8,806           71,255            3,128           27,750
                                             --------         --------          -------         --------
                                             $238,618         $462,193          $92,791         $176,124
                                             ========         ========          =======         ========

     At December 29, 1994, the Company had $11,066,000 of undistributed earnings of foreign subsidiaries considered permanently invested for which deferred taxes have not been provided.

     At December 29, 1994, the Company had federal income tax net operating loss carryforwards of approximately $36 million. Such losses will expire in the year 2008, if not previously utilized. In addition the Company has alternative minimum tax credit carryforwards of $3.5 million. Alternative minimum tax credits have an indefinite carryforward period. Significant limitations on the utilization of the net operating loss carryforwards and the alternative minimum tax credit carryforwards exist under federal income tax rules and thus these carryforwards have not been recognized for financial statement purposes due to these limitations.

     Domestic earnings or (losses) after extraordinary gain or loss and before income taxes were approximately $(7,705,000), $107,622,000 and $(50,300,000) in
1994, 1993 and 1992, respectively. Foreign earnings or (losses) before income taxes were approximately $8,893,000, $(1,733,000) and $(700,000) in 1994, 1993
and 1992, respectively.

                  ENVIRODYNE INDUSTRIES, INC. AND SUBSIDIARIES

     The Company joins in filing a U.S. consolidated federal income tax return including all of its domestic subsidiaries.

14. RESEARCH AND DEVELOPMENT COSTS

     Research and development costs are expensed as incurred and totaled $16,852,000, $15,216,000 and $12,323,000, for 1994, 1993, and 1992,
respectively.

15. RELATED PARTY TRANSACTIONS

     During each of 1994, 1993 and 1992, the Company paid DPK $770,000 for management services. In fiscal 1994, 1993 and 1992, the Company made payments of approximately $560,000, $354,000 and $681,000, respectively, to an affiliate of DPK for the use of a jet aircraft on an as-needed basis.

     During fiscal 1994, 1993, and 1992, the Company purchased product and services from affiliates of DPK in the amounts of approximately $1,367,000, $941,000 and $285,000, respectively. During fiscal 1994, 1993, and 1992, the Company sublet office space from DPK for which it paid approximately $151,000, $150,000 and $150,000, respectively, in rent.

     During fiscal 1994, the Company advanced funds to and made payments on behalf of DPK and Donald P. Kelly in the amount of $118,000 for legal fees related to the litigation involving ARTRA GROUP Incorporated (refer to Note 11).

                  ENVIRODYNE INDUSTRIES, INC. AND SUBSIDIARIES

16. BUSINESS SEGMENT INFORMATION AND GEOGRAPHIC AREA INFORMATION

     Envirodyne primarily manufactures and sells polymeric food casings and plastic packaging films and containers (food packaging products) and disposable foodservice supplies. The Company's operations are primarily in North America and Europe. Intercompany sales and charges (including royalties) have been reflected as appropriate in the following information. Other income for 1994, 1993, and 1992 includes net foreign exchange transaction gains (losses) of approximately $2,707,000, $(4,631,000), and $(7,568,000), respectively.

BUSINESS SEGMENT INFORMATION

                                                           JANUARY 1,      JANUARY 1,     DECEMBER 27,
                                                               TO              TO           1991 TO
                                                          DECEMBER 29,    DECEMBER 31,    DECEMBER 31,
                                                              1994            1993            1992
                                                          ------------    ------------    ------------
                                                                         (IN THOUSANDS)
Net sales:
  Food packaging products..............................     $530,179        $522,363       $  513,777
  Disposable foodservice supplies......................       68,996          66,383           62,918
  Other and eliminations...............................         (146)         (1,361)            (990)
                                                            --------        --------       ----------
                                                            $599,029        $587,385       $  575,705
                                                            ========        ========       ==========
Earnings before income taxes:
Operating income:
  Food packaging products..............................     $ 48,145        $ 53,432       $   66,949
  Disposable foodservice supplies......................        6,514           5,223            5,913
  Unallocated expenses, net -- primarily corporate.....       (5,982)         (5,023)          (5,656)
                                                            --------        --------       ----------
                                                              48,677          53,632           67,206

Interest expense, net..................................       49,207          30,259          105,558
Other expense (income), net............................       (1,668)          5,540            8,699
Fees and expenses associated with renegotiation of
  debt.................................................                                         3,945
Minority interest in loss of subsidiary................           50             717
                                                            --------        --------       ----------
                                                            $  1,188        $ 18,550       $  (50,996)
                                                            ========        ========       ==========
Identifiable assets:
  Food packaging products..............................     $814,731        $790,125       $  911,834
  Disposable foodservice supplies......................       71,530          64,879           89,753
  Corporate and other, primarily cash equivalents......       10,375          12,676           25,375
                                                            --------        --------       ----------
                                                            $896,636        $867,680       $1,026,962
                                                            ========        ========       ==========
Depreciation and amortization under capital lease and
  amortization of intangibles expense:
  Food packaging products..............................     $ 47,207        $ 46,715       $   43,857
  Disposable foodservice supplies......................        4,125           5,624            5,402
  Corporate and other..................................           55              59               51
                                                            --------        --------       ----------
                                                            $ 51,387        $ 52,398       $   49,310
                                                            ========        ========       ==========
Capital expenditures:
  Food packaging products..............................     $ 28,534        $ 37,673       $   26,618
  Disposable foodservice supplies......................        4,012           3,100            2,387
  Corporate and other..................................           20             114               13
                                                            --------        --------       ----------
                                                            $ 32,566        $ 40,887       $   29,018
                                                            ========        ========       ==========

                  ENVIRODYNE INDUSTRIES, INC. AND SUBSIDIARIES

GEOGRAPHIC AREA INFORMATION

                                                           JANUARY 1,      JANUARY 1,     DECEMBER 27,
                                                               TO              TO           1991 TO
                                                          DECEMBER 29,    DECEMBER 31,    DECEMBER 31,
                                                              1994            1993            1992
                                                          ------------    ------------    ------------
                                                          (IN THOUSANDS)
Net sales:
  North/South American operations......................     $423,049        $426,644       $  409,831
  European operations..................................      184,395         164,717          171,844
  Other and eliminations...............................       (8,415)         (3,976)          (5,970)
                                                            --------        --------       ----------
                                                            $599,029        $587,385       $  575,705
                                                            ========        ========       ==========
Operating profit:
  North/South American operations......................     $ 28,124        $ 37,495       $   48,263
  European operations..................................       20,553          16,137           18,943
                                                            --------        --------       ----------
                                                            $ 48,677        $ 53,632       $   67,206
                                                            ========        ========       ==========
Identifiable assets:
  North/South American operations......................     $667,358        $669,240       $  804,203
  European operations..................................      229,278         198,440          222,759
                                                            --------        --------       ----------
                                                            $896,636        $867,680       $1,026,962
                                                            ========        ========       ==========

     The total assets and net assets of foreign businesses were approximately $275,067 and $106,662 at December 29, 1994.

17. QUARTERLY DATA (UNAUDITED)

     Quarterly financial information for 1994 is as follows (in thousands, except for per share amounts):

                                           FIRST       SECOND      THIRD       FOURTH
FISCAL 1994                               QUARTER     QUARTER     QUARTER     QUARTER      ANNUAL
- -----------                               --------    --------    --------    --------    --------
Net Sales..............................   $142,593    $150,788    $151,883    $153,765    $599,029
Operating Income.......................      9,710      18,739       9,755      10,473      48,677
Net income (loss)......................     (2,507)      3,448      (3,261)     (1,292)     (3,612)
Net income (loss) per share............      (0.19)       0.26       (0.24)      (0.10)      (0.27)

     The second quarter operating income benefitted from a $9.5 million settlement of a patent infringement suit.

     Net income (loss) per share amounts are computed independently for each of the quarters presented using weighted average shares outstanding during each quarter.

                  ENVIRODYNE INDUSTRIES, INC. AND SUBSIDIARIES

18. STOCK OPTIONS

     At December 29, 1994, the Company had outstanding options under the 1993 Stock Option Plan. Options were issued to certain employees to purchase shares at not less than the fair market value of the shares on the grant date. The plan options generally vest in three equal annual amounts beginning one year from the grant date and expire ten years from the grant date.

     Stock option activity for the year ended December 29, 1994, was:

                                                                       NUMBER OF
                                                                        OPTION       OPTION PRICE
                                                                        SHARES        PER SHARE
                                                                       ---------     ------------
Outstanding, December 31, 1993.....................................           0             --
  Granted..........................................................     402,020          $5.06
  Exercised........................................................          --             --
  Terminated.......................................................     (13,100)          5.06
                                                                        -------
Outstanding, December 29, 1994.....................................     388,920           5.06
                                                                        =======

     At December 29, 1994, none of the option grants were exercisable because the grants are conditioned upon the approval of the 1993 Stock Option Plan by the Company's stockholders at the 1995 annual meeting.

19. FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following table presents the carrying value and estimated fair value as of December 29, 1994 of the Company's financial instruments. (Refer to Notes 2 and 8.)

                                                                         CARRYING     ESTIMATED
                                                                          VALUE       FAIR VALUE
                                                                         --------     ----------
                                                                              (IN THOUSANDS)
Assets:
  Cash and equivalents...............................................    $  7,289      $   7,289
  Foreign currency contracts.........................................       4,614          4,649
  Interest rate agreements...........................................       1,174          1,432
Liabilities:
  Long-term debt (excluding capital lease)...........................     362,512        298,926

20. SUBSEQUENT EVENT

     On June 20, 1995, Envirodyne completed the sale of $160,000,000 aggregate principal amount of senior secured notes to certain institutional investors in a private placement. The senior secured notes were issued pursuant to an indenture dated June 20, 1995 (Indenture) and consist of (i) $151,500,000 of 12% Senior Secured Notes due 2000 and (ii) $8,500,000 of Floating Rate Senior Secured Notes due 2000 (collectively, the Notes). Envirodyne used the net proceeds of the offering primarily to (i) repay the Company's $86,125,000 domestic term loan,
(ii) repay the $68,316,000 of obligations under the Company's domestic and foreign revolver and (iii) pay transaction fees and expenses. Concurrently with the June 20, 1995 placement, Envirodyne entered into a new $20,000,000 domestic revolving credit facility (Revolving Credit Facility) and a new $28,000,000 letter of credit facility (Letter of Credit Facility).

     The $151,500,000 tranche of Notes bear interest at a rate of 12% per annum and the $8,500,000 tranche bears interest at a rate equal to the six month London Interbank Offered Rate (LIBOR) plus 575 basis points. The initial interest rate on the floating rate tranche was approximately 11.7%. The interest rate on the floating

                  ENVIRODYNE INDUSTRIES, INC. AND SUBSIDIARIES rate tranche is reset semi-annually on June 15 and December 15. Interest on the Notes is payable each June 15 and December 15, commencing December 15, 1995.

     On June 15, 1999, $80,000,000 of the aggregate principal amount of the Notes is subject to a mandatory redemption. The remaining principal amount outstanding will mature on June 15, 2000.

     In the event the Company has Excess Cash Flow (as defined) in excess of $5,000,000 in any fiscal year, beginning with fiscal 1995, the Company will be required to make an offer to purchase Notes together with any borrowed money obligations outstanding under the Revolving Credit Facility, on a pro rata basis, in an amount equal to the Excess Cash Flow at a purchase price of 100% plus any accrued interest to the date of purchase.

     The Notes are redeemable, in whole or from time to time in part, at Envirodyne's option, at the greater of (i) the outstanding principal amount or
(ii) the present value of the expected future cash flows from the Notes discounted at a rate equal to the Treasury Note yield corresponding closest to the remaining average life of the Notes at the time of prepayment plus 100 basis points.

     The Indenture contains covenants with respect to Envirodyne and its subsidiaries limiting (subject to a number of important qualifications), among other things, (i) the ability to pay dividends or redeem or repurchase common stock, (ii) the incurrence of indebtedness, (iii) the creation of liens, (iv) certain affiliate transactions and (v) the ability to consolidate with or merge into another entity and to dispose of assets.

     Borrowings under the Revolving Credit Facility bear interest at a rate per annum equal to the three month London Interbank Offered Rate (LIBOR) on the first day of each calendar quarter plus 300 basis points. The Revolving Credit Facility expires on June 20, 1998.

     The Letter of Credit Facility expires on June 20, 1998, with fees on the outstanding amount of letters of credit equal to 2.0% per annum and an issuance fee of 0.5% on the face amount of the letter of credit. There is a commitment fee of 0.5% per annum on the unused portion of the Letter of Credit Facility.

     Envirodyne's payment obligations under the Notes are fully and unconditionally guaranteed on a joint and several basis (collectively, the "Subsidiary Guarantees") by Viskase Corporation, Viskase Holding Corporation, Viskase Sales Corporation, Clear Shield National, Inc., Sandusky Plastics, Inc. and Sandusky Plastics of Delaware, Inc., each a direct or indirect wholly-owned subsidiary of Envirodyne and each a "Guarantor." These subsidiaries represent substantially all of the operations of Envirodyne conducted in the United States. The remaining subsidiaries of Envirodyne generally are foreign subsidiaries or otherwise relate to foreign operations.

     The obligations of each Guarantor under its Subsidiary Guarantee are the senior obligation of such Guarantor, and are collateralized, subject to certain permitted liens, by substantially all of the domestic assets of the Guarantor and, in the case of Viskase Holding Corporation, by a pledge of 65% of the capital stock of Viskase S.A. The Subsidiary Guarantees and security are shared with the lenders under the Revolving Credit Agreement on a pari passu basis and are subject to the priority interest of the holders of obligations under the Letter of Credit Facility, each pursuant to an intercreditor agreement.

     In accordance with previous positions taken by the Commission, the following consolidating condensed financial data illustrate the composition of the combined Guarantors. Separate complete financial statements of the respective Guarantors would not provide additional material information that would be useful in assessing the financial composition of the Guarantors. No single Guarantor has any significant legal restrictions on the ability of investors or creditors to obtain access to its assets in the event of a default on the Subsidiary Guarantor other than its subordination to senior indebtedness described above.

     Investments in subsidiaries are accounted for by the parent on the equity method for purposes of the supplemental consolidating presentation. Earnings of subsidiaries are therefore reflected in the parent's investment accounts and earnings. The principal elimination entries eliminate investments in subsidiaries and intercompany balances and transactions.

                  ENVIRODYNE INDUSTRIES, INC. AND SUBSIDIARIES

                          CONSOLIDATING BALANCE SHEETS
                               DECEMBER 29, 1994

                                                  GUARANTOR      NONGUARANTOR                       CONSOLIDATED
                                     PARENT      SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS(1)       TOTAL
                                    ---------    ------------    ------------    ---------------    ------------
                                                                   (IN THOUSANDS)
ASSETS
Current assets:
  Cash and equivalents...........   $     555      $  1,853        $  4,881                           $  7,289
  Receivables, net...............                    63,949          49,378         $ (26,459)          86,868
  Inventories....................                    68,719          43,725            (1,961)         110,483
  Other current assets...........         181        12,999           6,286                             19,466
                                    ---------      --------        --------         ---------         --------
          Total current assets...         736       147,520         104,270           (28,420)         224,106
Property, plant and equipment,
  including those under capital
  lease..........................         189       367,880         138,030                            506,099
  Less accumulated depreciation
     and amortization............          55        26,739           8,967                             35,761
                                    ---------      --------        --------         ---------         --------
  Property, plant and equipment,
     net.........................         134       341,141         129,063                            470,338
Deferred financing costs.........       8,062                         1,081                              9,143
Other assets.....................                    45,757           1,424                             47,181
Investment in subsidiaries.......      85,056        93,843                          (178,899)
     Excess reorganization
       value.....................                    95,945          49,923                            145,868
                                    ---------      --------        --------         ---------         --------
                                    $  93,988      $724,206        $285,761         $(207,319)        $896,636
                                    =========      ========        ========         =========         ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term debt including
     current portion of long-term
     debt and obligation under
     capital lease...............   $  11,100      $  7,720        $  6,978                           $ 25,798
  Accounts payable...............         726        20,162          39,906         $ (26,459)          34,335
  Accrued liabilities............      10,254        36,634          25,358                             72,246
                                    ---------      --------        --------         ---------         --------
          Total current
            liabilities..........      22,080        64,516          72,242           (26,459)         132,379
Long-term debt including
  obligations under capital
  lease..........................     327,437       147,898          14,023                            489,358
Accrued employee benefits........                    52,248           3,969                             56,217
Deferred and noncurrent income
  taxes..........................      22,486        37,723          23,124                             83,333
Other long-term liabilities(2)...    (413,364)      373,031          40,333
Commitments and contingencies
Stockholders' equity:
  Preferred stock, $.01 par
     value; none outstanding.....
  Common stock, $.01 par value;
     13,515,000 shares issued and
     outstanding.................         135             4          32,608           (32,612)             135
  Paid in capital................     134,865        43,992          55,023           (99,015)         134,865
  Accumulated earnings
     (deficit)...................      (3,612)        4,794          44,927           (49,721)          (3,612)
  Cumulative foreign currency
     translation adjustments.....       3,961                          (488)              488            3,961
                                    ---------      --------        --------         ---------         --------
          Total stockholders'
            equity...............     135,349        48,790         132,070          (180,860)         135,349
                                    ---------      --------        --------         ---------         --------
                                    $  93,988      $724,206        $285,761         $(207,319)        $896,636
                                    =========      ========        ========         =========         ========

- -------------------------
(1) Includes elimination of intercompany receivables, payables, loans and investment accounts.

(2) Includes intercompany loans.

                  ENVIRODYNE INDUSTRIES, INC. AND SUBSIDIARIES

                     CONSOLIDATING STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 29, 1994

                                                       GUARANTOR     NONGUARANTOR                CONSOLIDATED
                                           PARENT     SUBSIDIARIES   SUBSIDIARIES  ELIMINATIONS     TOTAL
                                          --------    ------------   ------------  ------------  ------------
                                          (IN THOUSANDS)
NET SALES................................               $406,988       $220,787      $(28,746)     $599,029
COSTS AND EXPENSES
  Cost of sales..........................                295,506        165,877       (28,637)      432,746
  Selling, general and administrative.... $  6,015        71,092         34,344                     111,451
  Patent infringement settlement
     income..............................                  9,457                                      9,457
  Amortization of intangibles and excess
     reorganization value................                 12,266          3,346                      15,612
                                          --------      --------       --------      --------      --------
OPERATING INCOME (LOSS)..................   (6,015)       37,581         17,220          (109)       48,677
  Interest income........................       13            46            248                         307
  Interest expense.......................   31,937        14,124          3,453                      49,514
  Intercompany interest expense
     (income)............................  (35,077)       31,170          3,907
  Management fees (income)...............   (7,400)        6,544            856
  Other expense (income), net............   (3,448)         (143)         6,632        (4,709)       (1,668)
  Equity loss (income) in subsidiary.....    8,392                                     (8,392)
  Minority interest in subsidiary........                                                  50            50
                                          --------      --------       --------      --------      --------
INCOME (LOSS) BEFORE INCOME TAXES........     (406)      (14,068)         2,620        13,042         1,188
  Income tax provision (benefit).........    3,206        (3,186)         4,780                       4,800
                                          --------      --------       --------      --------      --------
NET INCOME (LOSS)........................ $ (3,612)     $(10,882)      $ (2,160)     $ 13,042      $ (3,612)
                                          ========      ========       ========      ========      ========

                  ENVIRODYNE INDUSTRIES, INC. AND SUBSIDIARIES

                            CONSOLIDATING CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 29, 1994

                                                     GUARANTOR     NONGUARANTOR                   CONSOLIDATED
                                         PARENT     SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS       TOTAL
                                        --------    ------------   ------------  ---------------  ------------
                                        (IN THOUSANDS)
Net cash provided by (used in)
  operating activities................. $(18,022)     $ 30,738       $ 10,570                       $ 23,286
Cash flows from investing activities:
  Capital expenditures.................      (20)      (21,666)       (10,880)                       (32,566)
  Proceeds from sales of property,
     plant and equipment...............                    239            120                            359
  Purchase of minority interest in
     subsidiary........................                 (4,200)                                       (4,200)
                                        --------     ---------       --------     -----------      ---------
     Net cash (used in) investing
       activities......................      (20)      (25,627)       (10,760)                       (36,407)
Cash flows from financing activities:
  Proceeds from revolving loan and long
     term borrowings...................   27,600                       10,068                         37,668
  Deferred financing costs.............   (1,608)                                                     (1,608)
  Repayment of revolving loan,
     long-term borrowings and capital
     lease obligations.................   (8,325)       (5,180)        (9,112)                       (22,617)
                                        --------     ---------       --------     -----------      ---------
     Net cash provided by (used in)
       financing activities............   17,667        (5,180)           956                         13,443
Effect of currency exchange rate
  changes on cash......................                                  (776)                          (776)
                                        --------     ---------       --------     -----------      ---------
Net (decrease) in cash and
  cash equivalents.....................     (375)          (69)           (10)                          (454)
Cash and cash equivalents at
  beginning of period..................      930         1,922          4,891                          7,743
                                        --------     ---------       --------     -----------      ---------
Cash and cash equivalents at
  end of period........................ $    555      $  1,853       $  4,881                       $  7,289
                                        ========     =========       ========     ===========      =========

                  ENVIRODYNE INDUSTRIES, INC. AND SUBSIDIARIES

                          CONSOLIDATING BALANCE SHEETS
                               DECEMBER 31, 1993

                                                  GUARANTOR      NONGUARANTOR                       CONSOLIDATED
                                      PARENT     SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS(1)       TOTAL
                                     --------    ------------    ------------    ---------------    ------------
                                                                   (IN THOUSANDS)
ASSETS
Current assets:
  Cash and equivalents............   $    930     $  1,922        $  4,891                           $  7,743
  Receivables, net................                   47,611          35,364         $ (10,459)          72,516
  Inventories.....................                   68,225          32,301            (1,702)          98,824
  Other current assets............         33        12,762           4,743                             17,538
                                     --------     ---------       ---------         ---------         --------
          Total current assets....        963       130,520          77,299           (12,161)         196,621
Property, plant and equipment
  including those under capital
  lease...........................        168       347,829         107,557                            455,554
  Less accumulated depreciation
     and amortization.............
                                     --------     ---------       ---------         ---------         --------
Property, plant and equipment,
  net.............................        168       347,829         107,557                            455,554
Deferred financing costs..........      8,916                            73                              8,989
Other assets......................                   50,513             252                             50,765
Investment in subsidiaries........    411,609        84,409                          (496,018)
Excess reorganization value.......                  109,001          46,750                            155,751
                                     --------     ---------       ---------         ---------         --------
                                     $421,656      $722,272        $231,931         $(508,179)        $867,680
                                     ========     =========      ==========         =========         ========
LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term debt including
     current portion of long-term
     debt and obligation under
     capital lease................   $  8,325      $  5,180        $  2,105                           $ 15,610
  Accounts payable................      2,835        22,726          22,422         $ (10,459)          37,524
  Accrued liabilities.............     11,525        32,466          17,056                             61,047
                                     --------     ---------       ---------         ---------         --------
          Total current
            liabilities...........     22,685        60,372          41,583           (10,459)         114,181
Long-term debt including
  obligations under capital
  lease...........................    310,937       155,618          15,824                            482,379
Accrued employee benefits.........                   50,909           2,713                             53,622
Deferred and noncurrent income
  taxes...........................     18,310        41,427          18,828                             78,565
Minority interest in consolidated
  subsidiary......................                                                      3,933            3,933
Other long-term liabilities(2)....    (65,276)        8,411          56,944               (79)
Commitments and contingencies
Stockholders' equity:
  Preferred stock, $.01 par value;
     none outstanding.............
  Common stock, $.01 par value;
     13,500,000 shares issued and
     outstanding..................        135             4          16,830           (16,834)             135
  Paid in capital.................    134,865       389,855          36,522          (426,377)         134,865
  Accumulated earnings
     (deficit)....................                   15,676          47,087           (62,763)
  Cumulative foreign currency
     translation adjustments......                                   (4,400)            4,400
                                     --------     ---------       ---------         ---------         --------
          Total stockholders'
            equity................    135,000       405,535          96,039          (501,574)         135,000
                                     --------     ---------       ---------         ---------         --------
                                     $421,656      $722,272        $231,931         $(508,179)        $867,680
                                     ========      ========        ========         =========         ========

- -------------------------
(1) Includes elimination of intercompany receivables, payables and investment accounts.

(2) Includes intercompany loans.

                  ENVIRODYNE INDUSTRIES, INC. AND SUBSIDIARIES

                     CONSOLIDATING STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1993

                                                     GUARANTOR      NONGUARANTOR                    CONSOLIDATED
                                         PARENT     SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS       TOTAL
                                        --------    ------------    ------------    ------------    ------------
                                                                     (IN THOUSANDS)
NET SALES............................                 $408,872        $195,291        $(16,778)       $587,385
COSTS AND EXPENSES
  Cost of sales......................                  283,743         149,412         (16,745)        416,410
  Selling, general and
     administrative..................   $  5,021        65,992          30,619                         101,632
  Amortization of intangibles and
     excess reorganization value.....                   13,170           2,541                          15,711
                                        --------      --------        --------        --------        --------
OPERATING INCOME (LOSS)..............     (5,021)       45,967          12,719             (33)         53,632
  Interest income....................          1            20             910                             931
  Interest expense...................     10,388        14,589           6,213                          31,190
  Intercompany interest expense
     (income)........................    (21,970)       61,416         (39,446)
  Management fees (income)...........     (7,600)        6,748             852
  Other expense (income), net........      3,432           (86)         17,404         (15,210)          5,540
  Minority interest in subsidiary....                      717                                             717
                                        --------      --------        --------        --------        --------
INCOME (LOSS) BEFORE INCOME TAXES,
  REORGANIZATION ITEMS AND
  EXTRAORDINARY ITEM.................     10,730       (35,963)         28,606          15,177          18,550
  Reorganization items, net..........     92,745        12,000                                         104,745
                                        --------      --------        --------        --------        --------
INCOME (LOSS) BEFORE INCOME TAXES AND
  EXTRAORDINARY ITEM.................    (82,015)      (47,963)         28,606          15,177         (86,195)
  Income tax provision (benefit).....     (1,430)       (4,442)         17,872                          12,000
                                        --------      --------        --------        --------        --------
INCOME (LOSS) BEFORE EXTRAORDINARY
  ITEM...............................    (80,585)      (43,521)         10,734          15,177         (98,195)
  Extraordinary gain, net of tax.....    183,784                                                       183,784
                                        --------      --------        --------        --------        --------
NET INCOME (LOSS)....................   $103,199      $(43,521)       $ 10,734        $ 15,177        $ 85,589
                                        ========     =========        ========        ========        ========

                  ENVIRODYNE INDUSTRIES, INC. AND SUBSIDIARIES

                            CONSOLIDATING CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1993

                                                     GUARANTOR      NONGUARANTOR                    CONSOLIDATED
                                        PARENT      SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS       TOTAL
                                       ---------    ------------    ------------    ------------    ------------
                                                                    (IN THOUSANDS)
Net cash provided by operating
  activities before reorganization
  expense...........................   $  15,732      $ 44,359        $ 32,110                       $   92,201
Net cash used for reorganization
  items.............................      (2,929)      (12,000)                                         (14,929)
Cash flows from investing
  activities:
  Capital expenditures..............        (114)      (27,289)        (13,484)                         (40,887)
  Proceeds from sales of property,
     plant and equipment............                         4             120                              124
                                       ---------      --------        --------        --------       ----------
       Net cash (used in) investing
          activities................        (114)      (27,285)        (13,364)                         (40,763)
Cash flows from financing
  activities:
  Proceeds from revolving loan and
     long term borrowings...........     100,000                         6,003                          106,003
  Deferred financing costs..........      (8,659)                       (1,120)                          (9,779)
  Repayment of revolving loan,
     long-term borrowings and
     capital
     lease obligations..............    (103,100)       (4,698)        (30,938)                        (138,736)
                                       ---------      --------        --------        --------       ----------
       Net cash provided by (used
          in) financing
          activities................     (11,759)       (4,698)        (26,055)                         (42,512)
Effect of currency exchange rate
  changes on cash...................                                      (316)                            (316)
                                       ---------      --------        --------        --------       ----------
Net increase (decrease) in cash and
  cash equivalents..................         930           376          (7,625)                          (6,319)
Cash and cash equivalents at
  beginning of period...............                     1,546          12,516                           14,062
                                       ---------      --------        --------        --------       ----------
Cash and cash equivalents at end of
  period............................   $     930      $  1,922        $  4,891                       $    7,743
                                       =========      ========        ========        ========       ==========

                  ENVIRODYNE INDUSTRIES, INC. AND SUBSIDIARIES

                     CONSOLIDATING STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1992

                                                     GUARANTOR      NONGUARANTOR                    CONSOLIDATED
                                         PARENT     SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS       TOTAL
                                        --------    ------------    ------------    ------------    ------------
                                                                   (IN THOUSANDS)
NET SALES............................                 $401,066        $192,425        $(17,786)       $575,705
COSTS AND EXPENSES
Cost of sales........................                  275,200         141,925         (18,249)        398,876
Selling, general and
  administrative.....................   $  5,620        59,489          28,967                          94,076
Amortization of intangibles and
  excess reorganization value........                   13,219           2,328                          15,547
                                        --------      --------        --------        --------        --------
OPERATING INCOME (LOSS)..............     (5,620)       53,158          19,205             463          67,206
Interest income......................                      224             740                             964
Interest expense.....................     83,856        14,919           7,747                         106,522
Intercompany interest expense
  (income)...........................    (25,853)       65,473         (39,620)
Management fees (income).............     (7,190)        6,319             871
Other expense (income), net..........      3,257           122           5,320                           8,699
Fees and expenses associated with
  renegotiation of debt..............       (115)        4,060                                           3,945
Equity loss (income) in subsidiary...       (331)                                          331
                                        --------      --------        --------        --------        --------
INCOME (LOSS) BEFORE INCOME TAXES....    (59,244)      (37,511)         45,627             132         (50,996)
Income tax provision (benefit).......    (22,248)       (9,756)         18,004                         (14,000)
                                        --------      --------        --------        --------        --------
NET INCOME (LOSS)....................   $(36,996)     $(27,755)       $ 27,623        $    132        $(36,996)
                                        ========      ========        ========        ========        ========

                  ENVIRODYNE INDUSTRIES, INC. AND SUBSIDIARIES

                            CONSOLIDATING CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1992

                                                     GUARANTOR      NONGUARANTOR                    CONSOLIDATED
                                         PARENT     SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS       TOTAL
                                        --------    ------------    ------------    ------------    ------------
                                        (IN THOUSANDS)
Net cash provided by operating
  activities.........................   $ 45,231      $ 25,846        $ 17,346                        $ 88,423
Cash flows from investing activities:
  Capital expenditures...............        (13)      (20,839)         (8,166)                        (29,018)
  Proceeds from sales of property,
     plant and equipment.............                                      173                             173
  Investments and advances to
     affiliated companies............                   (4,990)                                         (4,990)
  Proceeds from sale of time deposits
     in Puerto Rico..................                    6,600                                           6,600
                                        --------     ---------       ---------      ---------        ---------
       Net cash (used in) investing
          activities.................        (13)      (19,229)         (7,993)                        (27,235)
Cash flows from financing activities:
  Proceeds from revolving loan and
     long term borrowings............                                        3                               3
  Deferred financing costs...........                      (12)                                            (12)
  Repayment of revolving loan,
     long-term borrowings and capital
     lease obligations...............    (45,400)       (4,904)         (7,135)                        (57,439)
                                        --------     ---------       ---------      ---------        ---------
       Net cash provided by (used in)
          financing activities.......    (45,400)       (4,916)         (7,132)                        (57,448)
Effect of currency exchange rate
  changes on cash....................                                      847                             847
                                        --------     ---------       ---------      ---------        ---------
Net increase (decrease) in cash and
  cash equivalents...................       (182)        1,701           3,068                           4,587
Cash and cash equivalents at
  beginning of period................        182          (155)          9,448                           9,475
                                        --------     ---------       ---------      ---------        ---------
Cash and cash equivalents at end of
  period.............................   $     --      $  1,546        $ 12,516                        $ 14,062
                                        ========     =========       =========      =========        =========

- ------------------------------------------------------
- ------------------------------------------------------

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THE NEW NOTES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE NEW NOTES TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

          ------------------------

             TABLE OF CONTENTS

                                         PAGE
                                         ----
Available Information...................   2
Prospectus Summary......................   3
Risk Factors............................  11
The Exchange Offer......................  14
The Company.............................  22
The Subsidiary Guarantors...............  22
Use of Proceeds.........................  22
Capitalization..........................  23
Unaudited Pro Forma Consolidated
  Financial Data........................  24
Selected Historical Consolidated
  Financial Data........................  28
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations............................  29
Business................................  33
Management..............................  43
Summary Compensation Table..............  46
Certain Transactions....................  48
Security Ownership......................  48
Description of Notes....................  51
Description of Intercreditor
  Arrangements..........................  78
Certain Federal Income Tax
  Consequences..........................  79
Plan of Distribution....................  81
Legal Matters...........................  82
Experts.................................  82
Index of Financial Statements........... F-1

     Until               , 1995, all dealers effecting transactions in the
registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligations of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotment or subscriptions.

- ------------------------------------------------------
- ------------------------------------------------------
- ------------------------------------------------------
- ------------------------------------------------------
                          ENVIRODYNE INDUSTRIES, INC.
                           OFFER TO EXCHANGE ITS 12%
                         FIRST PRIORITY SENIOR SECURED
                NOTES DUE 2000, SERIES B, FOR ANY AND ALL OF ITS
                 OUTSTANDING 12% FIRST PRIORITY SENIOR SECURED
                       NOTES DUE 2000, SERIES A, AND ITS
                          FLOATING RATE FIRST PRIORITY
                SENIOR SECURED NOTES DUE 2000, SERIES D, FOR ANY
                    AND ALL OF ITS OUTSTANDING FLOATING RATE
                      FIRST PRIORITY SENIOR SECURED NOTES
                               DUE 2000, SERIES C
                              --------------------

                                   PROSPECTUS
                              --------------------

                                            , 1995

- ------------------------------------------------------
- ------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Envirodyne's Restated Certificate of Incorporation, as amended ("Certificate of Incorporation"), provides that, to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL"), as the same exists or may be amended, a director of Envirodyne shall not be liable to Envirodyne or its stockholders for monetary damages for a breach of fiduciary duty as a director. In accordance with Section 102(b)(7) of the DGCL, no director of Envirodyne shall be personally liable to Envirodyne or its stockholders for monetary damages for breach of fiduciary duty as a director except for (i) breach of the director's duty of loyalty to Envirodyne or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends under Section 174 of the DGCL or (iv) transactions from which the director derives an improper personal benefit.

     Under Envirodyne's By-laws, Envirodyne may maintain insurance on behalf of any person who is a director, officer, employee or agent of Envirodyne or of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person in such capacity, whether or not Envirodyne would have the power to indemnify such person against such liability under the provisions of the DGCL.

     The certificate of incorporation and by-laws of each of Sandusky Plastics of Delaware, Inc., a Delaware corporation, and Viskase Holding Corporation, a Delaware corporation, allow for the indemnification of officers and directors to the fullest extent permitted by the DGCL.

     Sandusky Plastics, Inc. and Viskase Sales Corporation are incorporated under the laws of the state of Delaware. Reference is made to Section 145 of the DGCL, which provides for indemnification of directors and officers in certain circumstances.

     The by-laws of Viskase Corporation, a Pennsylvania corporation, provide for the indemnification of officers and directors to the fullest extent permitted by the laws of the Commonwealth of Pennsylvania. Reference is made to Sections 1741 through 1750 of the Pennsylvania Business Corporation Law, which provides for indemnification of directors and officers in certain circumstances.

     Clear Shield National, Inc. is incorporated under the laws of the state of California. Reference is made to Section 317 of the California General Corporation Law, which provides for indemnification of directors and officers in certain circumstances.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

     2.1    Debtors First Amended Joint Plan of Reorganization as Twice Modified dated
            December 15, 1993 of Envirodyne Industries, Inc. and certain of its subsidiaries
            (incorporated herein by reference to Exhibit 2 to Form 8-K filed January 19, 1994 of Envirodyne Industries, Inc.)
     3.1    Amended and Restated Certificate of Incorporation of Envirodyne Industries, Inc.
            (incorporated herein by reference to Exhibit 3.1 to Form 8-K filed January 19,
            1994, of Envirodyne Industries, Inc.)
     3.2    Amended and Restated By-Laws of Envirodyne Industries, Inc. (incorporated herein by reference to Exhibit 3.2 to Form 8-K filed February 21, 1995 of Envirodyne
            Industries, Inc.)
     3.3    Articles of Incorporation of Clear Shield National, Inc.
     3.4    By-laws of Clear Shield National, Inc.
     3.5    Certificate of Incorporation of Sandusky Plastics, Inc.
     3.6    By-Laws of Sandusky Plastics, Inc.
     3.7    Certificate of Incorporation of Sandusky Plastics of Delaware, Inc.

     3.8    By-Laws of Sandusky Plastics of Delaware, Inc.
     3.9    Articles of Incorporation of Viskase Corporation
     3.10   By-Laws of Viskase Corporation
     3.11   Certificate of Incorporation of Viskase Holding Corporation
     3.12   By-Laws of Viskase Holding Corporation
     3.13   Certificate of Incorporation of Viskase Sales Corporation
     3.14   By-Laws of Viskase Sales Corporation
     4.1    Indenture dated as of December 31, 1993 between Envirodyne Industries, Inc. and
            Bankers Trust Company, as Trustee, relating to the 10 1/4% Note Due 2001
            (incorporated herein by reference to Exhibit 4.1 to Form 8-K filed January 19,
            1994 of Envirodyne Industries, Inc.)
     4.2    Warrant Agreement dated as of December 31, 1993 between Envirodyne Industries,
            Inc. and Bankers Trust Company, as Warrant Agent, relating to the Warrants to
            Purchase Common Stock of Envirodyne Industries, Inc., including form of Warrant to Purchase Common Stock (incorporated herein by reference to Exhibit 4.2 to Form
            8-K filed January 19, 1994 of Envirodyne Industries, Inc.)
     4.3    Indenture dated as of June 20, 1995 (the "Indenture") between Envirodyne
            Industries, Inc. and Shawmut Bank Connecticut, National Association, as Trustee
     4.4    Forms of the Notes issued pursuant to the Indenture (included in Exhibit 4.3 of this Registration Statement)
     4.5    Exchange and Registration Rights Agreement dated as of June 20, 1995 between
            Envirodyne Industries, Inc. and the purchasers of the Notes
     4.6    Guaranty Agreement, dated as of June 20, 1995, made by Clear Shield National,
            Inc., Sandusky Plastics, Inc., Sandusky Plastics of Delaware, Inc., Viskase
            Corporation, Viskase Holding Corporation and Viskase Sales Corporation, in favor of BT Commercial Corporation, as Collateral Agent.
     5.1    Opinion of Stephen M. Schuster, Esq.
     8.1    Opinion of Sidley & Austin
    10.1    Participation Agreement dated as of December 18, 1990 among Viskase Corporation, as Lessee, Envirodyne Industries, Inc., as Guarantor, General Electric Capital
            Corporation, as Owner Participant, and The Connecticut National Bank, as Owner
            Trustee (incorporated herein by reference to Exhibit 10.24 to Form 8-K, filed
            January 22, 1991, of Envirodyne Industries, Inc.)
    10.2    Lease Agreement dated as of December 18, 1990 between The Connecticut National
            Bank, Owner Trustee, as Lessor and Viskase Corporation, as Lessee (incorporated herein by reference to Exhibit 10.25 to Form 8-K, filed January 22, 1991, of
            Envirodyne Industries, Inc.)
    10.3    Appendix A; Definitions relating to the Participation Agreement, the Lease and the Ground Lease (incorporated herein by reference to Exhibit 10.26 to Form 8-K, filed January 22, 1991, of Envirodyne Industries, Inc.)
    10.4    Ground Lease dated as of December 18, 1990 between Viskase Corporation, as Ground
            Lessor, and The Connecticut National Bank, as Ground Lessee (incorporated herein by reference to Exhibit 10.27 to Form 8-K, filed January 22, 1991, of Envirodyne
            Industries, Inc.)
    10.5    Guaranty Agreement dated as of December 18, 1990, among Envirodyne Industries,
            Inc.; Clear Shield National, Inc.; Sandusky Plastics of Delaware, Inc.; Viskase
            Sales Corporation, all as Guarantors; The Connecticut National Bank, as Owner
            Trustee; and General Electric Capital Corporation, as Owner Participant
            (incorporated herein by reference to Exhibit 10.28 to Form 8-K, filed January 22,
            1991, of Envirodyne Industries, Inc.)

    10.6    Trust Agreement dated as of December 18, 1990 between General Electric Capital
            Corporation, as Owner Participant, and The Connecticut National Bank, as Owner
            Trustee (incorporated herein by reference to Exhibit 10.29 to Form 8-K, filed
            January 22, 1991, of Envirodyne Industries, Inc.)
    10.7    Amended and Restated Management Services Agreement Dated December 31, 1993
            between Envirodyne Industries, Inc. and D.P. Kelly and Associates, L.P.
            (incorporated herein by reference to Exhibit 99.2 to Form 8-K filed January 19,
            1994 of Envirodyne Industries, Inc.)
    10.8    Envirodyne Industries, Inc. 1993 Stock Option Plan (incorporated herein by reference to Appendix A to the Proxy Statement dated April 7, 1995 of Envirodyne
            Industries, Inc.)
    10.9    Envirodyne Industries, Inc. Corporate Office Management Incentive Plan for Fiscal
            Year 1994 (incorporated herein by reference to Exhibit 10.11 to Envirodyne
            Industries, Inc.'s Annual Report on Form 10-K for the fiscal year ended December
            29, 1994)
    10.10   Note Agreement, dated as of June 20, 1995, between Envirodyne Industries, Inc.
            and each of the purchasers identified therein
    10.11   Letter Agreement, dated as of June 20, 1995, between Envirodyne Industries, Inc.
            and certain purchasers of the Notes
    10.12   Revolving Credit Agreement, dated as of June 20, 1995, between Envirodyne
            Industries, Inc. and The Prudential Insurance Company of America
    10.13   Credit Agreement, dated as of June 20, 1995, among Envirodyne Industries, Inc., the lenders identified therein and BT Commercial Corporation, as Agent
    10.14   Intercreditor and Collateral Agency Agreement, dated as of June 20, 1995, among
            BT Commercial Corporation, The Prudential Insurance Company of America, Shawmut
            Bank Connecticut, National Association, and certain other parties identified therein
    10.15   GECC Intercreditor Agreement, dated as of June 20, 1995, among BT Commercial
            Corporation, General Electric Capital Corporation, Shawmut Bank Connecticut,
            National Association, Envirodyne Industries, Inc. and Viskase Corporation
    11.1    Statement re Computation of Per Share Earnings (incorporated herein by reference to Exhibit 11.1 to Envirodyne Industries, Inc.'s Annual Report on Form 10-K for
            the fiscal year ended December 29, 1994).
    12.1    Statement re Computation of Ratios
    21.1    Subsidiaries of Envirodyne Industries, Inc.
    23.1    Consent of Coopers & Lybrand L.L.P.
    23.2    Consent of Stephen M. Schuster, Esq. (contained in his opinion filed as Exhibit
            5.1 to this Registration Statement)
    23.3    Consent of Sidley & Austin (contained in the opinion filed as Exhibit 8.1 to this
            Registration Statement)
    24.1    Powers of Attorney
    25      Statement of Eligibility of Trustee, Shawmut Bank Connecticut, National
            Association, on Form T-1
    99.1    Form of Letter of Transmittal
    99.2    Form of Notice of Guaranteed Delivery
    99.3    Form of Letter from Registered Holders to Clients
    99.4    Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other
            Nominees

     (b) Financial Statement Schedules

     The following financial statement schedules are included as part of this Registration Statement immediately following the signature page:

     Schedule II -- Valuation and Qualifying Accounts

     Schedule IX -- Short-Term Borrowings

     All other schedules are omitted because they are not applicable or not required or because the required information is shown in the financial statements or notes thereto.

ITEM 22. UNDERTAKINGS

     (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended (the "Act"), and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (b)(1) The undersigned Registrants hereby undertake as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (2) The Registrants undertake that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, of (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrants hereby undertake:

          (1) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

          (2) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, ENVIRODYNE INDUSTRIES, INC., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Village of Oak Brook, Illinois on July 18, 1995.

                                          ENVIRODYNE INDUSTRIES, INC.

                                          By:           J. S. CORCORAN
                                            ------------------------------------
                                                       J. S. Corcoran
                                                  Executive Vice President
                                                and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 18th day of July, 1995 by the following persons in the capacities indicated.

           SIGNATURE AND TITLE                               SIGNATURE AND TITLE
- ------------------------------------------        ------------------------------------------

                    *                                                 *
- ------------------------------------------        ------------------------------------------
             Donald P. Kelly                                 F. Edward Gustafson
 Chairman of the Board, President, Chief                           Director
      Executive Officer and Director
      (Principal Executive Officer)

              J. S. CORCORAN                                          *
- ------------------------------------------        ------------------------------------------
              J. S. Corcoran                                  Michael E. Heisley
       Executive Vice President and                                Director
         Chief Financial Officer
   (Principal Financial and Accounting
                  Officer)

                    *                                                 *
- ------------------------------------------        ------------------------------------------
           Robert N. Dangremond                                Gregory R. Page
                 Director                                          Director

                    *                                                 *
- ------------------------------------------        ------------------------------------------
             Avram A. Glazer                                   Mark D. Senkpiel
                 Director                                          Director

By:       STEPHEN M. SCHUSTER                                         *
- ------------------------------------------        ------------------------------------------
          Stephen M. Schuster                                 Malcolm I. Glazer
            Attorney-in-Fact                                       Director


     Pursuant to the requirements of the Securities Act of 1933, as amended, CLEAR SHIELD NATIONAL, INC., a California corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Village of Oak Brook, Illinois on July 18, 1995.

                                          CLEAR SHIELD NATIONAL, INC.

                                          By:           J. S. CORCORAN
                                            ------------------------------------
                                                       J. S. Corcoran
                                                       Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 18th day of July, 1995 by the following persons in the capacities indicated.

           SIGNATURE AND TITLE                               SIGNATURE AND TITLE
- ------------------------------------------        ------------------------------------------

                    *                                                 *
- ------------------------------------------        ------------------------------------------
            Denis H. Davidson                                F. Edward Gustafson
          President and Director                                   Director
      (Principal Executive Officer)

                    *                                        STEPHEN M. SCHUSTER
- ------------------------------------------        ------------------------------------------
            Sandra L. Musachia                               Stephen M. Schuster
        Vice President -- Finance                                  Director
   (Principal Financial and Accounting
                  Officer)

By:        STEPHEN M. SCHUSTER
- ------------------------------------------
           Stephen M. Schuster
             Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, as amended, SANDUSKY PLASTICS, INC., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Village of Oak Brook, Illinois on July 18, 1995.

                                          SANDUSKY PLASTICS, INC.

                                          By:           J. S. CORCORAN
                                            ------------------------------------
                                                       J. S. Corcoran
                                                       Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 18th day of July, 1995 by the following persons in the capacities indicated.

            SIGNATURE AND TITLE                            SIGNATURE AND TITLE
- -------------------------------------------    -------------------------------------------

                     *                                              *
- -------------------------------------------    -------------------------------------------
              J. Robert Tino                               F. Edward Gustafson
          President and Director                                Director
       (Principal Executive Officer)

                     *                                     STEPHEN M. SCHUSTER
- -------------------------------------------    -------------------------------------------
             George E. Collins                             Stephen M. Schuster
         Vice President -- Finance                              Director
    (Principal Financial and Accounting
                  Officer)

By:         STEPHEN M. SCHUSTER
- -------------------------------------------
            Stephen M. Schuster
             Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, as amended, SANDUSKY PLASTICS OF DELAWARE, INC., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Village of Oak Brook, Illinois on July 18, 1995.

                                          SANDUSKY PLASTICS OF DELAWARE, INC.

                                          By:           J. S. CORCORAN
                                            ------------------------------------
                                                       J. S. Corcoran
                                                       Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 18th day of July, 1995 by the following persons in the capacities indicated.

            SIGNATURE AND TITLE                            SIGNATURE AND TITLE
- -------------------------------------------    -------------------------------------------


                     *                                              *
- -------------------------------------------    -------------------------------------------
              J. Robert Tino                               F. Edward Gustafson
          President and Director                                Director
       (Principal Executive Officer)

                     *                                     STEPHEN M. SCHUSTER
- -------------------------------------------    -------------------------------------------
             George E. Collins                             Stephen M. Schuster
         Vice President -- Finance                              Director
    (Principal Financial and Accounting
                  Officer)

By:          STEPHEN M. SCHUSTER
- -------------------------------------------
             Stephen M. Schuster
               Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, as amended, VISKASE CORPORATION, a Pennsylvania corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Village of Oak Brook, Illinois on July 18, 1995.

                                          VISKASE CORPORATION

                                          By:           J. S. CORCORAN
                                            ------------------------------------
                                                       J. S. Corcoran
                                                       Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 18th day of July, 1995 by the following persons in the capacities indicated.

            SIGNATURE AND TITLE                            SIGNATURE AND TITLE
- -------------------------------------------    -------------------------------------------


                     *                                              *
- -------------------------------------------    -------------------------------------------
              Dean A. Mefford                                Donald P. Kelly
                 President                                      Director
       (Principal Executive Officer)

                     *                                       J. S. CORCORAN
- -------------------------------------------    -------------------------------------------
               Terry L. Wood                                 J. S. Corcoran
                 Treasurer                                      Director
    (Principal Financial and Accounting
                  Officer)

By:          STEPHEN M. SCHUSTER                                    *
- -------------------------------------------     -------------------------------------------
             Stephen M. Schuster                          F. Edward Gustafson
               Attorney-in-Fact                                 Director

                                                           STEPHEN M. SCHUSTER
                                                -------------------------------------------
                                                           Stephen M. Schuster
                                                                Director

     Pursuant to the requirements of the Securities Act of 1933, as amended, VISKASE HOLDING CORPORATION, a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Village of Oak Brook, Illinois on July 18, 1995.

                                          VISKASE HOLDING CORPORATION

                                          By:           J. S. CORCORAN
                                            ------------------------------------
                                                       J. S. Corcoran
                                                       Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 18th day of July, 1995 by the following persons in the capacities indicated.

            SIGNATURE AND TITLE                            SIGNATURE AND TITLE
- -------------------------------------------    -------------------------------------------


                     *                                              *
- -------------------------------------------    -------------------------------------------
              Dean A. Mefford                              F. Edward Gustafson
          President and Director                                Director
       (Principal Executive Officer)

                     *                                     STEPHEN M. SCHUSTER
- -------------------------------------------    -------------------------------------------
               Terry L. Wood                               Stephen M. Schuster
                 Treasurer                                      Director
    (Principal Financial and Accounting
                  Officer)

By:         STEPHEN M. SCHUSTER
- -------------------------------------------
            Stephen M. Schuster
             Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, as amended, VISKASE SALES CORPORATION, a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Village of Oak Brook, Illinois on July 18, 1995.

                                          VISKASE SALES CORPORATION

                                          By:           J. S. CORCORAN
                                            ------------------------------------
                                                       J. S. Corcoran
                                                       Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 18th day of July, 1995 by the following persons in the capacities indicated.

            SIGNATURE AND TITLE                            SIGNATURE AND TITLE
- -------------------------------------------    -------------------------------------------


                     *                                              *
- -------------------------------------------    -------------------------------------------
              Dean A. Mefford                              F. Edward Gustafson
          President and Director                                Director
       (Principal Executive Officer)

                     *                                              *
- -------------------------------------------    -------------------------------------------
               Terry L. Wood                                Joseph J. Schulte
                 Treasurer                                      Director
    (Principal Financial and Accounting
                  Officer)

By:         STEPHEN M. SCHUSTER
- -------------------------------------------
            Stephen M. Schuster
             Attorney-in-Fact

                                                                     SCHEDULE II

                  ENVIRODYNE INDUSTRIES, INC. AND SUBSIDIARIES

                       VALUATION AND QUALIFYING ACCOUNTS

                                       BALANCE AT    PROVISION                                              BALANCE
                                       BEGINNING     CHARGED TO                                             AT END
            DESCRIPTION                OF PERIOD      EXPENSE      WRITE-OFFS    RECOVERIES    OTHER(1)    OF PERIOD
- ------------------------------------   ----------    ----------    ----------    ----------    --------    ---------
                                                                      (IN THOUSANDS)
1994 for the year ended December 29
  Allowance for doubtful accounts...     $2,872        $  939       $ (1,824)       $ 21        $  128      $ 2,136
1993 for the year ended December 31
  Allowance for doubtful accounts...      2,175         1,166           (334)         70          (205)       2,872
1992 for the year ended December 31
  Allowance for doubtful accounts...      1,999           817           (473)         15          (183)       2,175
1994 for the year ended December 29
  Reserve for obsolete and slow
  moving inventory..................      5,425         2,936         (3,123)                      115        5,353
1993 for the year ended December 31
  Reserve for obsolete and slow
  moving inventory..................      3,178         4,973         (2,660)                      (66)       5,425
1992 for the year ended December 31
  Reserve for obsolete and slow
  moving inventory..................      3,116         2,607         (2,426)        (12)         (107)       3,178

- ---------------

(1) Foreign currency translation.

                                                                     SCHEDULE IX

                  ENVIRODYNE INDUSTRIES, INC. AND SUBSIDIARIES

                             SHORT-TERM BORROWINGS
FOR THE FISCAL YEARS ENDED DECEMBER 29, 1994, DECEMBER 31, 1993 AND DECEMBER 31,
                                      1992

                                                   YEAR END       MAXIMUM         AVERAGE         WEIGHTED
                                                   WEIGHTED       AMOUNT          AMOUNT           AVERAGE
                                      BALANCE      AVERAGE      OUTSTANDING     OUTSTANDING     INTEREST RATE
      CATEGORY OF AGGREGATE           AT END       INTEREST     DURING THE      DURING THE       DURING THE
   SHORT-TERM BORROWINGS(1)(5)       OF PERIOD       RATE         PERIOD         PERIOD(2)        PERIOD(3)
- ---------------------------------    ---------     --------     -----------     -----------     -------------
                                     (DOLLARS IN THOUSANDS)
1994 European facilities(4)......     $ 4,901        7.14%        $ 5,703         $ 2,612            9.53%
1993 European facilities(4)......     $   242        9.50%        $ 5,641         $ 4,121           10.29%
1992 European facilities(4)......     $ 4,194       10.15%        $ 7,854         $ 5,854           10.47%

- ---------------

(1) Reference is made to Note 8 of Notes to Consolidated Financial Statements for a discussion of general terms of short-term borrowings.

(2) Average amount outstanding during the period is based on month end balances.

(3) Weighted average interest rate during the period is based on interest expense applicable to average amounts outstanding during the period.

(4) Consists of seven working capital facilities of the Company's European subsidiaries, which individually and in the aggregate are immaterial.

(5) The above schedule does not include long-term debt reclassified to current.